                                                                 EXHIBIT 4(i).8

                             EXPLOITATION AGREEMENT


          THIS EXPLOITATION AGREEMENT ("Agreement") is executed effective as of
                                        ---------
January 1, 1997 (the "Effective Date"), and is between AMERAC ENERGY
                      --------------
CORPORATION, a Delaware corporation, having as its address 1201 Louisiana, Suite 3350, Houston, Texas 77002-5609 ("Amerac"), and the parties identified as "Non-
                                   ------
Operators" on the signature pages to this Agreement, each such party having the address set forth adjacent to such party's name on such signature pages (collectively, "Non-Operators").
                -------------

                                R E C I T A L S:
                                - - - - - - - -

          WHEREAS, Amerac desires to undertake a program of three dimensional seismic evaluation, lease acquisition, and drilling and development operations in the "Area of Interest" defined hereinafter for the purpose of exploitation of
        ----------------
the Ellenburger and other formations as encountered on the Eastern Shelf of the Permian Basin; and

          WHEREAS, Non-Operators desire to participate with Amerac in such exploitation program in accordance with the provisions of this Agreement;

          NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Amerac and Non-Operators agree as follows:

                                  ARTICLE I.
                        DEFINITIONS AND INTERPRETATION

     1.1  Defined Terms.  In addition to the terms defined in the introductory
          -------------
paragraph and the Recitals of this Agreement, for purposes hereof, the following expressions and terms shall have the meanings set forth in this Article I, unless the context otherwise requires:

          "Accredited Investor" shall have the meanings set forth in Rule 501(a)
           -------------------
under the 1933 Act.

          "Acquired Property Interest" means any Property Interest acquired by
           --------------------------
Amerac for the joint account of Amerac and Non-Operators pursuant to this Agreement.

          "AFE" means an authority for expenditure prepared by Amerac for
           ---
purposes of estimating the costs and expenses incurred in Evaluation Work, Property Interest acquisitions, or drilling operations conducted hereunder.

          "Amerac Common Stock" means the common stock, par value $.05 per
           -------------------
share, of Amerac.

          "Area of Interest" means all of Coke, Nolan, Mitchell, and Fisher
           ----------------
Counties, Texas, LESS AND EXCEPT the North Blackwell Area in Nolan County, Texas, described more particularly on Exhibit II.

          "Assignment" means the form of Partial Assignment of Oil and Gas
           ----------
Leases attached hereto as Exhibit IV.

          "Downstream Facilities" means all plants, pipelines, equipment, and
           ---------------------
facilities relating to the gathering, dehydration, compression, processing, transportation, and refining of Hydrocarbons which facilities are located downstream of the "production facilities", as defined hereinafter, installed by Amerac in connection with each well drilled pursuant to this Agreement and the Operating Agreement. For purposes of this definition, the phrase "production facilities" refers to all facilities installed in connection with the production of Hydrocarbons after the completion of a Hydrocarbon well, including, without limitation, Christmas tree, pumping equipment, wellhead compressors, flow lines, lease separators, storage tanks, treating equipment, saltwater disposal equipment, and other, similar facilities and equipment.

          "Drilling Costs" means all costs and expenses incurred in drilling
           --------------
each Initial Exploitation Well to its total depth, conducting all necessary logging, coring, and testing therein prior to a decision concerning a completion attempt, and plugging and abandoning the same if a dry hole (including, without limitation, the costs of surface restoration of the drillsite premises) or completing and equipping the same for production (including, without limitation, the costs of casing, tubing, christmas tree, and other wellhead facilities and pumping equipment, flowlines, separators, storage tanks, salt water disposal equipment, and other similar production facilities). "Drilling Costs" shall also include the costs and expenses incurred in any additional operations conducted by Amerac in an Initial Exploitation Well in accordance with Section
4.5 or Section 5.6.

          "Evaluation/Acquisition Costs" means all costs and expenses incurred
           ----------------------------
in connection with the evaluation of Prospects and the acquisition of Property Interests in such Prospects hereunder, including, without limitation: (a) all costs incurred in connection with any Evaluation Work on a Prospect; (b) all bonuses and other consideration paid for any Property Interest (including, without limitation, Property Interests on which one (1) or more wells capable of producing Hydrocarbons are located at the time of acquisition by Amerac), or to extend, renew, or replace any expiring Hydrocarbon lease comprising an Acquired Property Interest; (c) title insurance and title examination costs, recording and filing fees, and fees and expenses of independent landmen and lease brokers; and (d) the travel, telephone, and other direct expenses incurred in connection with the acquisition of Property Interests.

          "Evaluation Work" means all work, activity, and operations conducted
           ---------------
and performed to identify and locate Hydrocarbons in and under the Area of Interest, including, without limitation, aerial surveys, geological, geochemical, geophysical, and seismographic surveys (including three dimensional seismic surveys), reserve engineering analyses, and related studies carried out on the Area of Interest. Evaluation Work shall not include the drilling and
                                                ---
completion and equipping for production or plugging and abandonment of any Hydrocarbon well or any subsequent operations conducted therein.

          "Funding Commitment" shall have the meaning set forth in Section
           ------------------
4.1(a).

          "General Overhead Costs" means the customary and routine costs and
           ----------------------
expenses of Amerac associated with its business and activities that are not directly chargeable to a particular Prospect or Acquired Property Interest, including, without limitation: (a) all salaries and related payroll expenses and benefits of all employees of Amerac; (b) occupancy and other related costs, such as rent, office space, duplication, telephone, and postage; (c) travel and entertainment expenses; and (d) normal engineering, bookkeeping, accounting, legal, and other fees and indirect costs attributable to the conduct of the business and activities of Amerac.

          "General Overhead Cost Reimbursement" shall have the meaning set forth
           -----------------------------------
in Section 7.2(a).

          "Hydrocarbons" means oil, gas, casinghead gas, gas condensate,
           ------------
distillate, sulphur, and all other liquid or gaseous hydrocarbons and other marketable substances produced in association therewith.

          "Initial Exploitation Well" means the first Hydrocarbon well drilled
           -------------------------
on a Prospect subject to and in accordance with this Agreement.

          "Lease Burdens" means all lessors' royalties, overriding royalties,
           -------------
production payments, net profits interests, and similar contractual burdens upon, payable out of, or measured by Hydrocarbons produced from or attributable to Acquired Property Interests.

          "1933 Act" means the Securities Act of 1933, as amended.
           --------

          "Operating Agreement" means the AAPL Form 610-1989 Model Form
           -------------------
Operating Agreement, and the modifications and additions thereto, attached to this Agreement as Exhibit V.

          "Participant Interests" means, initially, fifty percent (50%) for
           ---------------------
Amerac and, in the aggregate, fifty percent (50%) for Non-Operators. The initial Participant Interest in effect under this Agreement for each Non-Operator is set forth in Exhibit I under the column captioned "Initial Participant Interests." Each such initial Participant Interest is equal to the product obtained by multiplying (a) 50%, by (b) a fraction, the numerator of
                    -----------          --
which is the "Maximum Individual Funding Commitment" set forth for the relevant Non-Operator on Exhibit I, and the denominator of which is the total Funding Commitment. The Participant Interests of Amerac and Non-Operators are subject to adjustment in accordance with the provisions of Sections 4.4, 5.1, 5.2, 5.3, 5.4, and 5.5.

          "Permitted Affiliate" means, with respect to each Non-Operator, (a)
           -------------------
any limited liability company or corporation in which (i) such Non-Operator owns, directly or indirectly, more than fifty percent (50%) of the equity interests having ordinary voting power and (ii) all other holders of equity interests (if any) are Accredited Investors; (b) any general or limited partnership in which (i) such Non-Operator is either the general partner or owns, directly or indirectly, more than fifty percent (50%) of the equity interests having ordinary voting power and (ii) all other partners, whether general or limited, are Accredited Investors; and (c) any trust

(i) in which such Non-Operator and/or his or her spouse and/or his or her direct lineal descendants are the beneficiaries and either (ii) the beneficiaries of which are all Accredited Investors, or (iii) that itself qualifies as an Accredited Investor.

          "Phase I Prospects" means the first four (4) Prospects designated in
           -----------------
the Area of Interest by Amerac under this Agreement.

          "Phase II Prospects" means, for each Non-Operator, the fifth (5th)
           ------------------
through and including the tenth (10th) Prospects designated by Amerac in the Area of Interest and in which such Non-Operator elects to participate under
Section 5.1 of this Agreement.

          "Phase III Prospects" means, for each Non-Operator, the eleventh
           -------------------
(11th) through and including the twentieth (20th) Prospects designated by Amerac in the Area of Interest and in which such Non-Operator elects to participate under Section 5.1 of this Agreement.

          "Phase IV Prospects" means, for each Non-Operator, the twenty-first
           ------------------
(21st) and all subsequent Prospects designated by Amerac in the Area of Interest and in which such Non-Operator elects to participate under Section 5.1 of this Agreement.

          "Producing Property" means one (1) or more Hydrocarbon leases and the
           ------------------
lands covered thereby on which one (1) or more wells capable of producing Hydrocarbons in commercial quantities are located at the time that Amerac identifies or otherwise becomes aware of such property.

          "Production Taxes" means all ad valorem, production, severance,
           ----------------
gathering, excise, and other similar taxes assessed against the Acquired Property Interests or Hydrocarbons produced therefrom.

          "Program Interests" mean, with respect to a Non-Operator in a
           -----------------
particular Prospect, all of the rights, titles, and interests of such non-Operator in and to the relevant Prospect, including, without limitation, (i) all Acquired Property Interests pertaining thereto, (ii) all wells drilled and other personal property and equipment located thereon, and (iii) all geological and geophysical information, logs, work maps, and other data acquired by such Non-Operator as the result of Evaluation Work performed by Amerac on such Prospect pursuant to this Agreement.

          "Property Agreement" means any and all farmout agreements, farmin
           ------------------
agreements, participation agreements, operating agreements, purchase and sale agreements, exchange agreements, and other agreements concerning the acquisition by Amerac of Property Interests within the Area of Interest.

          "Property Interests" means (a) any Hydrocarbon lease (including,
           ------------------
without limitation, any applications for Hydrocarbon leases covering lands owned by the United States or the State of Texas), (b) money or acreage contributions,
(c) contractual rights, (d) seismic or other options, (e) licenses, (f) concessions, and (g) any and all other rights relating to the acquisition, production, or development of Hydrocarbons from Prospects within the Area of

Interest in which Amerac acquires, or has the opportunity to acquire, an undivided interest pursuant to a Property Agreement with third parties.

          "Prospect" means a specific geographic area designated either by
           --------
Amerac or third parties covering a particular geological trend located within the Area of Interest that, in the opinion of Amerac, based upon supporting three dimensional seismic or other data, is deemed to have sufficient potential for the discovery of Hydrocarbons in commercial quantities to justify the acquisition by Amerac of Property Interests therein for purposes of this Agreement. The term "Prospect" includes Producing Properties located within the Area of Interest that, in Amerac's reasonable judgment, possess potential for additional exploitation and development hereunder. The term "Prospect" does not include, however, (a) Producing Properties located within the Area of Interest that, in Amerac's sole judgment, do not possess potential for additional
                                    ---
exploitation and development hereunder, or (b) Producing Properties located within the Area of Interest that Amerac has the opportunity to acquire either
(i) directly from the owner thereof as part of an acquisition of assets that are located, in part, outside the four-county area included within the Area of Interest, or (ii) pursuant to the acquisition of all or a portion of the capital stock of the owner thereof, in either case regardless of whether the relevant Producing Properties possess potential for additional exploitation and development hereunder; provided, however, that if, pursuant to an acquisition of the type described in the preceding clause (b), Amerac acquires either Producing Properties or undeveloped Hydrocarbon leases or other rights relating to the acquisition, production, or development of Hydrocarbons covering, in either case, lands located within the geographic area of a Prospect that, prior to the consummation of such acquisition, had been identified by Amerac for Non-Operators pursuant to notices given under either Article IV or Article V, as applicable, the interest in any such Producing Property or undeveloped Hydrocarbon leases or other rights thus acquired by Amerac shall be treated, for all purposes under this Agreement, as Acquired Property Interests comprising, in part, the relevant Prospect in which Non-Operators are entitled to participate as provided herein. The Evaluation/Acquisition Costs allocable to any such Acquired Property Interests shall equal (y) the value (if any) allocated to such Acquired Property Interests in the applicable Property Agreement, or (z) if no such allocation of value is included in the applicable Property Agreement, the portion of the total purchase price paid by Amerac pursuant to such Property Agreement that Amerac, in the exercise of its reasonable judgment, determines to represent the value of such Acquired Property Interests.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement between Amerac and each Non-Operator to whom Warrants are issued hereunder in substantially the form attached hereto as Exhibit VII, to be executed by Amerac and each such Non-Operator in conjunction with each issuance of Warrants by Amerac to such Non-Operator pursuant to Section 2.4.

          "Right of First Offer" shall have the meaning set forth in Section
           --------------------
7.9(a).

          "SEC" means the Securities Exchange Commission, or any successor
           ---
agency.

          "Substitute Initial Exploitation Well" shall have the meaning set
           ------------------------------------
forth in Section 4.4(a).

          "Third Party Operating Agreement" shall have the meaning set forth in
           -------------------------------
Section 3.2.

          "Unallocated Non-Participating Interests" shall have the meaning set
           ---------------------------------------
forth in Sections 5.1(c) and 5.1(d).

          "Warrant Agreement" means the Warrant Agreement between Amerac and
           -----------------
Petroleum Financial Inc., as Warrant Agent, in substantially the form attached hereto as Exhibit VI, to be executed by Amerac and each such Non-Operator in conjunction with each issuance of Warrants by Amerac to Non-Operators pursuant to Section 2.4.

          "Warrants" shall have the meaning set forth in Section 2.4.
           --------

     1.2  References.  The words "hereby," "herein," "hereinabove,"
          ----------
"hereinafter," "hereinbelow," "hereof," "hereto," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular article, section, or provision of this Agreement. References in this Agreement to "the parties" and to articles, sections, exhibits, or schedules are to the parties to, and to articles, sections, exhibits, or schedules of, this Agreement unless otherwise specified.

     1.3  Articles and Sections.  This Agreement, for convenience only, has been
          ---------------------
divided into articles and sections. The rights and other legal relations of the parties hereto shall be determined from this Agreement as an entirety and without regard to the aforesaid division into articles and sections and without regard to headings prefixed to such articles and sections.

     1.4  Number and Gender.  Whenever the context requires, reference herein
          -----------------
made to a single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as applicable, unless otherwise indicated.

                                  ARTICLE II.
                           AGREEMENT TO PARTICIPATE;
                         CASH CONSIDERATION; WARRANTS

     2.1  Agreement to Participate.  Subject to and in accordance with the
          ------------------------
provisions of this Agreement, Amerac agrees to engage in a program of (a) performing Evaluation Work in the Area of Interest for the purpose of identifying Prospects, (b) acquiring Property Interests within the Prospects thus identified, and (c) drilling such Hydrocarbon wells as Amerac deems necessary or appropriate to exploit the Ellenburger and other formations underlying such Prospects and Acquired Property Interests for the production of Hydrocarbons. Subject to and in accordance with the provisions of this Agreement, Non-Operators agree to participate with Amerac in such program.

     2.2  Term.  Unless earlier terminated as provided below in Article VIII,
          ----
this Agreement and the Area of Interest created pursuant hereto shall remain in effect for a term of four (4) years commencing on the Effective Date. The term of this Agreement may be extended by agreement of Amerac and Non-Operators.

     2.3  Cash Consideration.  As part of the consideration payable by Non-
          ------------------
Operators to Amerac hereunder, each Non-Operator, concurrently with his execution of this Agreement, has paid to Amerac, by bank wire transfer of immediately available funds, an amount set forth for such Non-Operator on
Exhibit I under the column captioned "Non-Operator Cash Consideration," with the total cash consideration paid by all Non-Operators being equal to $190,755.36. The total "Non-Operator Cash Consideration" represents (a) Non-Operators' collective Participant Interest shares of all Evaluation/Acquisition Costs incurred by Amerac prior to the Effective Date in connection with the Hickman Prospect, Suggs Field, Nolan County, Texas, the Rawlings Prospect, Coke County, Texas, and the Mesquite Prospect, Nolan County, Texas, all as described more particularly on Exhibit III-A, (b) an overhead charge to Non-Operators of $10,000.00 per Prospect for each of such Prospects, and (c) the first installment of the General Overhead Cost Reimbursement to be paid by Non-Operators pursuant to Section 7.2(a) for the three-month period beginning on the Effective Date. The portion of such "Non-Operator Cash Consideration" described in the preceding clause (a) shall be applied against the Funding Commitment of Non-Operators. The portions of such "Non-Operator Cash Consideration" described in the preceding clauses (b) and (c), however, shall not be applied against, but shall be in addition to, the Funding Commitment.

     2.4  Warrants.  In addition to the interests in the Acquired Property
          --------
Interests to be conveyed by Amerac to the Non-Operators pursuant to Article VI, Amerac agrees to grant to each Non-Operator warrants to acquire 41.66666667 shares of Amerac Common Stock ("Warrants") for each denomination of $1,000.00
                                --------
paid by such Non-Operator for Evaluation/Acquisition Costs and Drilling Costs incurred under this Agreement up to an amount equal to the sum set forth for such Non-Operator on Exhibit I under the caption "Maximum Individual Funding Commitment." The maximum number of Warrants that each Non-Operator is eligible to receive hereunder is also set forth on Exhibit I under the column captioned "Maximum Individual Warrants." All such Warrants shall be issued pursuant to and in accordance with the provisions of the Warrant Agreement and the Registration Rights Agreement. Amerac shall only be obligated to grant the Warrants to a Non-Operator under this Section 2.4 on the last business day of each calendar year during the term hereof during which such Non-Operator has paid Evaluation/Acquisition Costs and/or Drilling Costs. Amerac shall not grant any Warrants to acquire fractional shares of Amerac Common Stock unless and until all such fractional amounts issuable to a Non-Operator during the term of this Agreement have been aggregated and rounded up on the last date on which Warrants earned under this Agreement are granted pursuant hereto.

     2.5  Limitation on Obligations of Amerac.
          -----------------------------------

          (a) Notwithstanding any provision of this Agreement to the contrary, Amerac shall have no obligation to Non-Operators with respect to, and Non-Operators shall have no right hereunder to participate in, any Producing Property located within the Area of Interest and acquired by Amerac during the term of this Agreement that does not qualify as a "Prospect", as that term is defined herein.

          (b) Amerac shall be entitled to acquire, construct, operate, and own Downstream Facilities located in the Area of Interest for its own account and without obligation to Non-Operators to the extent that, at the time that Amerac acquires or begins construction of the relevant Downstream Facilities, such Downstream Facilities are being utilized, or, in the reasonable judgment of Amerac, are expected to be utilized, in connection with Hydrocarbon production from properties other than Prospects acquired and developed pursuant to this Agreement. If, however, Amerac elects to acquire or construct Downstream Facilities that, at the time that Amerac acquires or begins construction of the relevant Downstream Facilities are being utilized, or, in the reasonable commercial judgment of Amerac, are expected to be utilized, solely in connection with Hydrocarbon production from Prospects acquired and developed pursuant to this Agreement, Amerac shall provide to Non-Operators written notice summarizing its proposal concerning the relevant Downstream Facilities, including their location, the terms of the proposed acquisition (if applicable), the estimated time of completion and particulars of construction (if applicable), any economic analysis of such Downstream Facilities prepared by or provided to Amerac, and an estimate of the costs to be incurred in connection therewith. Each Non-Operator shall have fifteen (15) days after receipt of Amerac's notice under this Section 2.5(b) within which to elect whether to participate in such proposed acquisition or construction of Downstream Facilities. The failure of any Non-Operator to respond to Amerac's notice within such fifteen-day period shall constitute an election by such Non-Operator not to participate. If no Non-Operators elect to participate in the proposed acquisition or construction of such Downstream Facilities, Amerac shall be entitled, at its option, to proceed with the acquisition or construction of such Downstream Facilities for its own account, at its sole cost, risk, liability, and expense, and without further obligation to Non-Operators. If some or all Non-Operators elect to participate, Amerac and the participating Non-Operators shall proceed to acquire or construct such proposed Downstream Facilities. Such Downstream Facilities shall be owned, and all costs, risks, liabilities, and expenses incurred in connection therewith shall be borne, in each case by Amerac and the participating Non-Operators in the proportions that the individual Participant Interests of Amerac and each participating Non-Operator bear to the aggregate Participant Interests of Amerac and all participating Non-Operators. All other matters pertaining to the acquisition, construction, ownership, and operation of any such Downstream Facilities jointly acquired by Amerac and the participating Non-Operators shall be outside the scope of this Agreement and shall be subject to, and governed by, the terms and provisions of such additional construction, acquisition, operating, and other agreements and documents as Amerac and the participating Non-Operators deem necessary or appropriate. Amerac and all such participating Non-Operators agree to endeavor in good faith to consummate any such additional agreements and documents as expeditiously as possible.

     2.6  Relationship of Parties.  It is not the purpose or intention of this
          -----------------------
Agreement to create, and this Agreement shall not be construed to create, a joint venture, partnership, or other relation whereby any party shall be liable for the acts, either of omission or commission, of any other party hereto. The respective rights and obligations of the parties hereto shall in all respects be several and not joint and shall be governed by the expressed provisions hereof. In addition, this Agreement shall not be deemed to designate Amerac as the agent or fiduciary of Non-Operators or otherwise to create a relationship of special trust and confidence between Amerac and Non-Operators. The standard of duty owed by Amerac to Non-Operators under this

Agreement shall be the standard applicable to the operator under the terms of the Operating Agreement as set forth in Article V thereof.

                                  ARTICLE III.
                              OPERATING AGREEMENT

     3.1  Scope; Conflicts.  As between Amerac and Non-Operators, Amerac shall
          ----------------
serve as operator during all operations conducted jointly by Amerac and Non-Operators on the Area of Interest. In addition to the provisions of this Agreement, all of such operations shall be conducted in accordance with, and the rights, interests, duties, obligations, and liabilities of Amerac and Non-Operators in connection with such operations shall be governed by, the applicable terms and provisions of the Operating Agreement, counterparts of which have been executed by Amerac and Non-Operators concurrently with the execution of this Agreement, to the extent that such terms and provisions are not inconsistent with the provisions of this Agreement. All Prospects and Property Interests acquired pursuant hereto shall be deemed to be a single "Contract Area" (as defined in the Operating Agreement) subject to one and the same Operating Agreement, and the provisions of the Operating Agreement shall be deemed to be effective as between Amerac and Non-Operators as of the Effective Date, notwithstanding the date on which a particular Prospect or Property Interest is acquired pursuant hereto. In the event of a conflict between the provisions of the Operating Agreement and the provisions of this Agreement, the provisions of this Agreement shall govern and control; provided, however, that the inclusion in the Operating Agreement of terms and provisions not addressed in this Agreement shall not be deemed a conflict, and all such provisions shall be given full force and effect, subject to the provisions of this Article III.

     3.2  Third Party Agreements.  Amerac and Non-Operators contemplate that,
          ----------------------
from time to time, Amerac may enter into Property Agreements with third parties who are not parties to this Agreement to acquire Property Interests in a Prospect that constitute less than the full oil and gas leasehold estate in such Prospect. In that event, Amerac, acting on its own behalf and as nominee for Non-Operators, and the relevant third parties shall be the sole parties in interest to such Property Agreements; and the rights, interests, obligations, and liabilities of Amerac and such third parties with respect to the affected Prospect shall be governed by the provisions of such Property Agreements, including any joint operating agreement executed by Amerac and such third parties in conjunction therewith ("Third Party Operating Agreement"). As between Amerac and Non-Operators, however, the Prospect and Property Interests therein thus acquired by Amerac, and the rights, interests, obligations, and liabilities of Amerac and Non-Operators with respect thereto, shall continue to be governed by the provisions of this Agreement and the Operating Agreement. Proposals for operations made under the applicable Property Agreements, including any applicable Third Party Operating Agreement, shall be submitted by Amerac to Non-Operators as operations proposed under the terms of this Agreement and the Operating Agreement. If the relevant Property Agreements, including any applicable Third Party Operating Agreement, establish notice and/or response periods or other deadlines for action that differ from those provided in this Agreement or the Operating Agreement, then this Agreement and the Operating Agreement, insofar only as such agreements pertain to the relevant Prospect and Acquired Property Interests, shall be deemed to have been amended to conform with the applicable provisions of such Property Agreements. Similarly, to the extent that one (1) or both of the fixed overhead rates provided for drilling wells and/or producing wells in the accounting procedure attached to the applicable Third Party Operating Agreement differ from those set forth in Section III.1.A of Exhibit "C" to the Operating Agreement, the fixed overhead rates charged by Amerac to Non-Operators with respect to the relevant Prospect and Acquired Property Interests under the Operating Agreement shall conform to the rates provided for in the Third Party Operating Agreement.

     3.3  Additional Documentation.  When each Prospect is designated by Amerac
          ------------------------
and Property Interests are acquired therein as provided hereinafter, Amerac and the Non-Operators participating in such Prospect and Acquired Property Interests shall execute an amendment to the Operating Agreement which amends Exhibit A thereto to add to the "Contract Area" covered by the Operating Agreement each such Prospect and the Acquired Property Interests comprising the same, together with the Participant Interests of Amerac and the participating Non-Operators.
In addition, concurrently with the execution of each such amendment to the Operating Agreement, Amerac and each participating Non-Operator shall execute, and Amerac shall record and file in the appropriate public records, a counterpart of the Memorandum of Operating Agreement and Financing Statement attached to the Operating Agreement as Exhibit H, covering the Prospect and Acquired Property Interests described in the relevant amendment to the Operating Agreement. From time to time thereafter, Amerac and the relevant participating Non-Operators shall execute such supplements to each Memorandum of Operating Agreement and Financing Statement as are necessary to perfect, or to continue the perfection of, the liens and security interests created under the Operating Agreement in the Prospects and Acquired Property Interests subject thereto in accordance with applicable laws.

                                  ARTICLE IV.
                               PHASE I PROSPECTS

     4.1  Participation of Non-Operators and Funding Commitment.
          -----------------------------------------------------

          (a) Except to the extent otherwise provided in the succeeding provisions of this Article IV, the execution and delivery by Non-Operators of this Agreement indicates the agreement by all Non-Operators to participate in all Evaluation Work conducted by Amerac to identify the Phase I Prospects, all acquisitions of Property Interests undertaken by Amerac covering the Phase I Prospects, and all operations relating to the Initial Exploitation Well on each Phase I Prospect described below in Sections 4.3, 4.4, and 4.5 (collectively, "Phase I Prospect Work"), and Non-Operators shall not have an independent
----------------------
election whether to participate in any such Phase I Prospect Work proposed by Amerac. In this regard, Non-Operators commit to expend, in the aggregate, an amount equal to the lesser of (i) $1,200,000.00, or (ii) the sum of all Evaluation/Acquisition Costs and Drilling Costs incurred in connection with the performance of Phase I Prospect Work (the "Funding Commitment"). The maximum
                                           ------------------
portion of the Funding Commitment to be borne by each Non-Operator is set forth on Exhibit I under the column captioned "Maximum Individual Funding Commitment."

          (b) If Non-Operators do not expend the maximum Funding Commitment of $1,200,000.00 in connection with the performance of the Phase I Prospect Work contemplated hereinafter in this Article IV, Non-Operators shall not be obligated to expend additional funds in connection with the performance of Evaluation Work, the acquisition of Property Interests, or the drilling of or other operations in any Hydrocarbon wells located on the Phase II

Prospects, Phase III Prospects, or Phase IV Prospects under the terms of this Agreement, unless such Non-Operator elects to participate in such Evaluation Work, Property Interest acquisition, or drilling or other operation in accordance with the applicable provisions of this Agreement or the Operating Agreement.

          (c) If, at any time prior to the completion of all Phase I Prospect Work, Amerac determines that the then-unexpended portion of the Funding Commitment is insufficient to fund all or a portion of Non-Operators' aggregate Participant Interest share of the Evaluation/Acquisition Costs and/or Drilling Costs estimated by Amerac to be required in the performance of Phase I Prospect Work on one or more Phase I Prospects, Amerac shall provide to Non-Operators written notice of such fact. Thereafter, notwithstanding the provisions of
Section 4.1(a) to the contrary, Non-Operators shall not be obligated to participate in any Phase I Prospect Work subsequently proposed by Amerac. Each remaining Phase I Prospect shall be treated as if it were a Phase II Prospect, with the result that each Non-Operator shall have the elections concerning its participation in the activities proposed by Amerac with respect to the relevant Phase I Prospect provided for in the applicable provisions of Article V.

          (d) If, with respect to any Phase I Prospect Work as to which Non-Operators are obligated to participate under this Agreement, the actual Evaluation/Acquisition Costs and/or Drilling Costs incurred by Amerac in the performance of such Phase I Prospect Work (including, without limitation, the costs of any operations conducted by Amerac pursuant to Section 4.5) exceed the portion of the Funding Commitment that was unexpended and available at the time such Phase I Prospect Work was commenced, Non-Operators shall nevertheless be obligated to expend the funds required to pay their Participant Interest shares of such actual costs in excess of the Funding Commitment.

     4.2  Identification and Acquisition of Fourth Phase I Prospect.
          ---------------------------------------------------------

          (a) All Prospects identified or to be identified as Phase I Prospects hereunder shall have as their target the Ellenburger formation as encountered on the Eastern Shelf of the Permian Basin. Any Prospect proposed by Amerac hereunder that does not have such formation as its target shall be deemed to be a Phase II Prospect, Phase III Prospect, or Phase IV Prospect, as applicable, and shall be governed by the provisions of Article V.

          (b) Non-Operator understands and agrees that, as of the date of execution of this Agreement, Amerac has identified and acquired Property Interests in the Hickman Prospect, Suggs Field, Nolan County, Texas, the Rawlings Prospect, Coke County, Texas, and the Mesquite Prospect, Nolan County, Texas, as such Prospects are described more particularly on Exhibit III-A. Such Prospects shall constitute the initial three (3) Phase I Prospects. Amerac represents that it has also acquired from Enserch Exploration Company ("EEX") the right to review and interpret a three dimensional seismic survey performed by EEX covering 38 square miles of land located in the northwestern portion of Nolan County, Texas. The geographic area covered by such three dimensional seismic survey is described on Exhibit III-B. Amerac anticipates that it will identify additional Prospects hereunder as the result of its review and analysis of the three dimensional seismic survey acquired from EEX.

          (c) During the term of this Agreement, Amerac shall endeavor to conduct such Evaluation Work as Amerac determines is useful or appropriate in identifying the remaining Phase I Prospect. As soon as reasonably practicable after Amerac's completion of the Evaluation Work that identifies the fourth Phase I Prospect, Amerac shall provide to Non-Operators written notice setting forth Amerac's summary of the results of such Evaluation Work and Amerac's intended course of action as the result thereof. Subject to the provisions of
Section 4.1, all Evaluation/Acquisition Costs, risks, liabilities, and expenses incurred in connection with the relevant Phase I Prospect shall be borne and paid by Amerac and Non-Operators in accordance with their respective Participant Interests.

     4.3  Drilling of Initial Exploitation Well.
          -------------------------------------

          (a) When Amerac, based upon its analysis of the Evaluation Work performed or acquired by Amerac on a Phase I Prospect, determines that it is appropriate to drill the Initial Exploitation Well on such Phase I Prospect (which may constitute the initial well required under the terms of a Property Agreement as a condition of Amerac's right to acquire Property Interests in the relevant Phase I Prospect), Amerac shall provide to Non-Operators written notice setting forth the location of the relevant Initial Exploitation Well, its proposed total depth and objective formation, and an AFE setting forth the estimated Drilling Costs to be incurred in connection therewith on both a "dry hole" basis and "completed well" basis. Following the delivery of such notice to Non-Operators, Amerac shall proceed to drill the Initial Exploitation Well to its total depth and to conduct such coring, logging, and testing therein as would a reasonably prudent operator.

          (b) If, when the Initial Exploitation Well on a Phase I Prospect has been drilled to its total depth and all logging, coring, and testing have been completed therein, Amerac elects to attempt to complete such Initial Exploitation Well as a producer of Hydrocarbons, Amerac shall perform such completion operations and, if such operations are successful, shall equip such Initial Exploitation Well for production. If Amerac determines that such Initial Exploitation Well should be plugged and abandoned as a dry hole, or Amerac attempts to complete such Initial Exploitation Well as a producer of Hydrocarbons, but such completion attempt is unsuccessful, then, subject to the provisions of Section 4.4 and Section 4.5, Amerac shall plug and abandon such Initial Exploitation Well and shall restore the drillsite premises thereof pursuant to the requirements of the applicable oil and gas leases and all applicable laws and regulations.

          (c) Subject to the provisions of Section 4.1, all Drilling Costs, risks, liabilities, and expenses incurred in connection with such operations in the Initial Exploitation Well on each Phase I Prospect (including, without limitation, actual costs and expenses in excess of the estimated Drilling Costs for such Initial Exploitation Well set forth in the AFE applicable thereto) shall be borne and paid by Amerac and Non-Operators in accordance with their respective Participant Interests.

     4.4  Substitute Initial Exploitation Well.
          ------------------------------------

          (a) If Amerac (i) is unable to reach the total depth in the Initial Exploitation Well on a Phase I Prospect, or having reached such total depth, is unable to complete such

Initial Exploitation Well because of subsurface conditions or formations (including, without limitation, heaving shale, domal formations, and excessively high pressure water sands or cavities) that would render further drilling operations by a prudent operator impractical, or because of mechanical conditions in such Initial Exploitation Well beyond the control of Amerac, or
(ii) reaches the total depth in such Initial Exploitation Well but determines that such Initial Exploitation Well should be plugged and abandoned as a dry hole, or (iii) reaches the total depth in such Initial Exploitation Well but unsuccessfully attempts to complete the same, then following the plugging and abandonment of such Initial Exploitation Well in accordance with the provisions of Sections 4.3(b) and 4.3(c), Amerac shall be entitled, in its sole discretion, to commence, or to cause to be commenced, the drilling of one (1) or more substitute Hydrocarbon wells (the "Substitute Initial Exploitation Well") at
                                   ------------------------------------
locations selected by Amerac on the relevant Phase I Prospect. If Amerac elects to commence the drilling of such a Substitute Initial Exploitation Well on a Phase I Prospect, Amerac shall provide to Non-Operators written notice setting forth the location of such Substitute Initial Exploitation Well, its proposed total depth and objective formation, and an AFE setting forth the estimated Drilling Costs to be incurred in connection therewith on both a "dry hole" basis and "completed well" basis. If Amerac drills and successfully completes such a Substitute Initial Exploitation Well as a producer of Hydrocarbons, such Substitute Initial Exploitation Well shall become the "Initial Exploitation Well" on the relevant Phase I Prospect for purposes of this Agreement, and, as used herein, the term "Initial Exploitation Well", when used with reference to the relevant Phase I Prospect, shall refer to such successfully completed Substitute Initial Exploitation Well. Thereafter, all subsequent operations on the relevant Phase I Prospect shall be governed by the provisions of the Operating Agreement.

          (b) Non-Operators agree with Amerac to participate in any such Substitute Initial Exploitation Well undertaken on a Phase I Prospect, and all Drilling Costs, risks, liabilities, and expenses incurred in connection therewith shall be borne and paid by Amerac and Non-Operators in accordance with their respective Participant Interests; provided, however, that if, when Amerac determines to commence the drilling of such a Substitute Initial Exploitation Well, the then-unexpended portion of the Funding Commitment is insufficient to fund all or a portion of Non-Operators' Participant Interest share of the estimated Drilling Costs to be incurred in connection therewith, no Non-Operator shall be obligated to participate in such Substitute Initial Exploitation Well. In that event, such Substitute Initial Exploitation Well shall be treated in the same manner as an Initial Exploitation Well drilled on a Phase II Prospect, with the result that each Non-Operator shall have the elections concerning its participation in such Substitute Initial Exploitation Well provided for in Sections 5.2 and 5.3.

     4.5  Additional Operations Prior to Completion.  Notwithstanding the
          -----------------------------------------
provisions of Section 4.3(b), if, after the Initial Exploitation Well on a Phase I Prospect has been drilled to its total depth, Amerac elects not to attempt to complete such Initial Exploitation Well, Amerac may elect to conduct additional deepening, sidetracking, plugging back, fracturing or other formation stimulation, or other operations in such Initial Exploitation Well prior to the plugging and abandonment thereof; provided, however, that no such operations may be undertaken unless conducted in the order of priority set forth in Article XV.F of the Operating Agreement. If Amerac elects to perform any such additional operation, Amerac shall provide to Non-Operators written notice setting forth the nature of the operation, the formation or formations to be affected thereby, and an estimate of the costs and expenses to be incurred in connection therewith, which costs and expenses shall be treated as "Drilling Costs" for purposes of this Agreement. Non-Operators agree to participate in any such additional operation undertaken by Amerac in the Initial Exploitation Well on a Phase I Prospect, and subject to the provisions of Section 4.1, all Drilling Costs, risks, liabilities, and expenses incurred in connection with such additional operations shall be borne and paid by Amerac and Non-Operators in accordance with their respective Participant Interests.

                                  ARTICLE V.
                         PHASE II PROSPECTS, PHASE III
                         PROSPECTS, PHASE IV PROSPECTS

     5.1  Identification and Acquisition of Phase II Prospects, Phase III
          ---------------------------------------------------------------
Prospects, and Phase IV Prospects.
---------------------------------

          (a) During the term of this Agreement, Amerac shall conduct such Evaluation Work as Amerac determines is useful or appropriate in identifying Phase II Prospects, Phase III Prospects, and Phase IV Prospects. The Evaluation Work conducted by Amerac hereunder shall emphasize the Ellenburger formation as encountered on the Eastern Shelf of the Permian Basin, but shall not be exclusively limited to that formation. As soon as reasonably practicable prior to the proposed commencement date of any such Evaluation Work, Amerac shall provide to Non-Operators written notice summarizing the Evaluation Work to be performed, its location, the estimated time of completion, a description of the Property Interests to be acquired as part of such Evaluation Work, and an estimate of the Evaluation/Acquisition Costs to be incurred in connection therewith. Each Non-Operator shall have fifteen (15) days after receipt of Amerac's notice under this Section 5.1(a) within which to elect whether to participate in the proposed Evaluation Work and associated Property Interest acquisition. The failure of any Non-Operator to respond to Amerac's notice within such fifteen-day period shall constitute an election by such Non-Operator not to participate.

          (b) If all Non-Operators elect to participate, Amerac shall perform and consummate the proposed Evaluation Work and Property Interest acquisition, and all Evaluation/Acquisition Costs, risks, liabilities, and expenses incurred in connection therewith shall be borne and paid by Amerac and the Non-Operators in accordance with their respective Participant Interests. If no Non-Operators elect to participate in the proposed Evaluation Work and associated Property Interest acquisition, Amerac shall be entitled, at its option and upon notice to Non-Operators, to proceed with the proposed Evaluation Work and associated Property Interest acquisition for its own account and at its sole cost, risk, liability, and expense. If Amerac elects to perform and consummate such Evaluation Work and Property Interest acquisition, all Non-Operators, upon receipt of notice of such election from Amerac, shall surrender and relinquish to Amerac all of their rights, titles, and interests in and to the Prospect to which the proposed Evaluation Work and associated Property Interest acquisition relates. All Property Interests previously or subsequently acquired by Amerac in the relevant Prospect shall be the sole property of Amerac and shall not become subject to the provisions of this Agreement or the Operating Agreement.

          (c) If some, but less than all, Non-Operators elect to participate in Evaluation Work and the associated acquisition of Property Interests proposed pursuant to Section 5.1(a), then immediately following the expiration of the applicable notice period, Amerac shall provide written notice to all Non-Operators of the total Participant Interests of the parties electing to participate in the proposed Evaluation Work and Property Interest acquisition and its conclusion concerning whether the proposed Evaluation Work and Property Interest acquisition should proceed. If Amerac concludes that the proposed Evaluation Work and Property Interest acquisition should not proceed, Amerac's proposal under Section 5.1(a) with respect thereto shall be deemed to have been withdrawn. If Amerac concludes that the proposed Evaluation Work and Property Interest acquisition should proceed, the participating Non-Operators shall bear the interests of the non-participating Non-Operators in the relevant Prospect in the proportions that the individual Participant Interests of each participating Non-Operator bear to the aggregate Participant Interests of all participating Non-Operators; provided, however, that in no event shall any participating Non-Operator be required to increase its Participant Interest in a Prospect under this Section 5.1(c) by a factor of more than twenty percent (20%). A participating Non-Operator who thus becomes entitled to limit its participation in the proposed Evaluation Work and Property Interest acquisition shall have five (5) days (exclusive of Saturdays, Sundays, and legal holidays) after receipt of Amerac's notice under this Section 5.1(c) within which to notify Amerac of such intention. The failure of a participating Non-Operator to notify Amerac within such notice period of such party's intention to limit its participation shall constitute an election by such participating Non-Operator not to limit its
                                                          ---
participation.

          (d) Any interest of any non-participating Non-Operator in a Prospect subject to a proposal for Evaluation Work and associated Property Interest acquisitions under Section 5.1(a) that is not borne by a participating Non-Operator pursuant to Section 5.1(c) ("Unallocated Non-Participating Interest") shall be deemed to be borne by Amerac; provided, however, that in no event shall Amerac be required to increase its Participant Interest in a Prospect under this
Section 5.1(d) by a factor of more than twenty percent (20%). If Amerac's Participant Interest in a Prospect would thus be increased by a factor of more than twenty percent (20%), Amerac may, at its option:

          (i) agree to bear the full amount of the Unallocated Non-Participating Interests in the relevant Prospect and perform and consummate the proposed Evaluation Work and Property Interest acquisition in accordance with Section 5.1(e); or

          (ii) withdraw its proposal under Section 5.1(a) with respect to such Evaluation Work and Property Interest acquisition; or

          (iii) limit its participation in the proposed Evaluation Work and Property Interest acquisition as permitted in this Section 5.1(d) and seek one (1) or more additional third parties acceptable to Amerac to acquire the portion of the Unallocated Non-Participating Interest in the relevant Prospect that Amerac has elected not to bear, and to participate in the proposed Evaluation Work and Property Interest acquisition as provided herein.

Amerac shall have five (5) days (exclusive of Saturdays, Sundays, and legal holidays) after the expiration of the five-day notice period provided for in
Section 5.1(c) within which to provide to the participating Non-Operators written notice of its election hereunder. The failure of

Amerac to notify the participating Non-Operators of its election within such notice period shall constitute an election by Amerac of the option described above in clause (i). If Amerac elects the option described above in clause
(iii), Amerac's notice to the participating Non-Operators shall also state whether Amerac intends (y) to defer the commencement of the proposed Evaluation Work and Property Interest acquisition until Amerac has identified one (1) or more appropriate third party participants, or (z) proceed with the proposed Evaluation Work and Property Interest acquisition while its search for such third party participant(s) continues. If Amerac elects to defer the commencement of the proposed Evaluation Work and Property Interest acquisition, then if Amerac fails to identify one (1) or more acceptable third party participants prior to the expiration of ninety (90) days after the notice period provided for in this Section 5.1(d), Amerac's proposal under Section 5.1(a) concerning the relevant Evaluation Work and Property Interest acquisition shall be deemed to have been withdrawn. If Amerac elects to proceed with the proposed Evaluation Work and Property Interest acquisition while its search for one (1) or more third party participants continues, Amerac shall be entitled to negotiate with any third party participant(s) thus selected such arrangements as Amerac deems appropriate concerning the reimbursement of Amerac by such third party participant(s) for the portion of the Evaluation/Acquisition Costs incurred in such Evaluation Work and Property Interest acquisition that are attributable to the Unallocated Non-Participating Interests in the relevant Prospect acquired by such third party participant(s) and that were paid by Amerac prior to such third party participant's acquisition of interests therein. The acquisition by such a third party participant of interests in a Prospect pursuant to this Section 5.1(d) shall not be deemed to be a transfer by Amerac of its rights and interests under this Agreement and shall not, therefore, require the consent of any Non-Operator. Any such third party participant with which Amerac reaches an agreement under this Section 5.1(d) shall agree to participate in the Evaluation Work and Property Interest acquisition proposed for the relevant Prospect under Section 5.1(a) subject to and in accordance with the provisions of this Agreement and the Operating Agreement, and shall otherwise expressly assume and agree to be bound by, and to perform, all of the terms and provisions of this Agreement and the Operating Agreement, insofar only as such agreements relate to the Prospect in which such third party participant has acquired its interest. For purposes hereof, such a third party participant shall be deemed for all purposes to be a participating Non-Operator under this
Section 5.1 solely in the Prospect in which it has acquired its interest, and its Participant Interest in such Prospect shall be equal to the portion of the Unallocated Non-Participating Interest in such Prospect not borne by Amerac.
The acquisition by such a third party participant of an interest in a Prospect pursuant to this Section 5.1(d) shall not entitle such third party participant to participate in any other Prospects identified by Amerac pursuant to this Agreement.

          (e) If Amerac and the participating Non-Operators proceed with the proposed Evaluation Work and Property Interest acquisition in accordance with Sections 5.1(c) and 5.1(d), the non-participating Non-Operators, upon receipt of notice of such decision to proceed from Amerac, shall surrender and relinquish to the participating Non-Operators and, if applicable, Amerac, in the proportions determined in accordance with Sections 5.1(c) and 5.1(d), all of the right, title, and interest of the non-participating Non-Operators under this Agreement in and to the relevant Prospect. Thereafter, Amerac shall perform and consummate the proposed Evaluation Work and associated Property Interest acquisition, and all Evaluation/Acquisition Costs incurred in connection therewith shall be borne and paid, and all of the surrendered rights, titles, and interests of such non-participating Non-Operators shall be owned, in each case by the participating Non-Operators and, if applicable, Amerac in accordance with their respective Participant Interests, as such Participant Interests are adjusted in accordance with Sections 5.1(c) and 5.1(d) to reflect such parties' acquisition of the surrendered interests of the non-participating Non-Operators. For purposes of this Agreement, the Participant Interests of the participating Non-Operators and, if applicable, Amerac in the relevant Prospect shall thereafter be deemed to have been adjusted permanently in accordance with such acquisition of interests.

     5.2  Proposals for Initial Exploitation Well.
          ---------------------------------------

          (a) As soon as reasonably practicable after Amerac has identified a Phase II Prospect, Phase III Prospect, or Phase IV Prospect in which Amerac desires to acquire Property Interests and to drill the Initial Exploitation Well thereon, Amerac shall provide written notice of such facts to the Non-Operators (or to those Non-Operators who participated in any Evaluation Work relating to such Prospect if less than all Non-Operators participated therein). Such notice shall set forth a report concerning (i) the results of any Evaluation Work performed by Amerac in the relevant Prospect, (ii) the character and quantum of Property Interests in the relevant Prospect then owned by Amerac, the acreage covered thereby, and the Lease Burdens applicable thereto, (iii) the quantity of acreage in the relevant Prospect not then subject to Hydrocarbon leases and/or the terms and provisions of any Property Agreement negotiated by Amerac with third parties relating to the acquisition of Property Interests in the relevant Prospect, including, without limitation, a description of any wells to be drilled as a condition of Amerac's right to acquire Property Interests thereunder, and (iv) an AFE setting forth the estimated Evaluation/Acquisition Costs to acquire the necessary outstanding Property Interests. Such notice shall also set forth the location of the proposed Initial Exploitation Well on the relevant Prospect (which may constitute the initial well required under the terms of a Property Agreement as a condition of Amerac's right to acquire Property Interests in the relevant Prospect), its proposed total depth and objective formation, and an AFE setting forth the estimated Drilling Costs to be incurred in connection therewith on both a "dry hole" basis and "completed well" basis. The Non-Operators receiving such notice shall have fifteen (15) days after receipt of such notice (or such shorter period of time stated in such notice as may be required because of drilling deadlines in the applicable Property Agreement) within which to elect whether to participate in the proposed acquisition of Property Interests and the drilling of the proposed Initial Exploitation Well thereon to its total depth, the performance of all logging, coring, and testing therein prior to completion, and the plugging and abandonment thereof as a dry hole. The failure of any such Non-Operator to respond to Amerac's notice under this Section 5.2(a) within such notice period shall constitute an election by such Non-Operator not to participate.

          (b) If all Non-Operators to whom Amerac delivers notices under Section 5.2(a) elect to participate in the proposed acquisition of Property Interests in, and the drilling of the Initial Exploitation Well on, the relevant Prospect, Amerac shall acquire such additional Property Interests and drill such Initial Exploitation Well to its total depth and conduct such coring, logging, and testing therein prior to completion as would a reasonably prudent operator. All Drilling Costs, additional Evaluation/Acquisition Costs, and other risks, liabilities, and expenses incurred in connection therewith shall be borne and paid by Amerac and the participating Non-Operators in accordance with their respective Participant Interests. If none of such Non-Operators elect to participate, Amerac shall be entitled, at its option and upon notice to such

Non-Operators, to proceed with the acquisition of such Property Interests and the drilling of the Initial Exploitation Well for its own account and at its sole cost, risk, liability, and expense. If Amerac elects to acquire such Property Interests and drill such Initial Exploration Well, all of such Non-Operators, upon receipt of notice of Amerac's decision to proceed for its own account, shall relinquish and surrender to Amerac all of the rights, titles, and interests of such Non-Operators in and to the relevant Prospect and all Property Interests acquired by Amerac pertaining thereto. All Property Interests previously or subsequently acquired by Amerac in the relevant Prospect shall be the sole property of Amerac, and all such Acquired Property Interests shall cease to be subject to the provisions of this Agreement and the Operating Agreement.

          (c) If some, but less than all, Non-Operators to whom Amerac delivers notice under Section 5.2(a) elect to participate in the acquisition of Property Interests in, and the drilling of the Initial Exploitation Well on, the relevant Prospect, then immediately following the expiration of the applicable notice period, Amerac shall provide notice to all Non-Operators of the total Participant Interests of the parties electing to participate in the proposed acquisition of Property Interests in, and the drilling of the Initial Exploitation Well on, the relevant Prospect and its conclusion concerning whether the proposed acquisition and drilling operations should proceed. If Amerac concludes that the proposed acquisition and drilling operations should not proceed, Amerac's proposal under Section 5.2(a) with respect thereto shall be deemed to have been withdrawn. If Amerac concludes that the proposed acquisition and drilling operations should proceed, the participating Non-Operators shall bear the interests of the non-participating Non-Operators in the relevant Prospect and all Acquired Property Interests relating thereto in the proportions that the individual Participant Interests of each participating Non-Operator bear to the aggregate Participant Interests of all participating Non-Operators; provided, however, that in no event shall any participating Non-Operator be required to increase its Participant Interest in a Prospect and related Acquired Property Interests under this Section 5.2(c) by a factor of more than twenty percent (20%). A participating Non-Operator who thus becomes entitled to limit its participation in the proposed Property Interest acquisition and drilling operations shall have five (5) days (exclusive of Saturdays, Sundays, and legal holidays), or such shorter period of time stated in Amerac's notice in this Section 5.2(c) as may be required because of operation deadlines in the applicable Property Agreements, after receipt of Amerac's notice under this Section 5.2(c) within which to notify Amerac of such intention. The failure of a participating Non-Operator to notify Amerac within such notice period of such party's intention to limit its participation shall constitute an election by such participating Non-Operator not to limit its
                                                          ---
participation.

          (d) Any interest of any non-participating Non-Operator in a Prospect subject to a proposal for Property Interest acquisitions and drilling operations under Section 5.2(a) that is not borne by a participating Non-Operator pursuant to Section 5.2(c) ("Unallocated Non-Participating Interest") shall be deemed to be borne by Amerac; provided, however, that in no event shall Amerac be required to increase its Participant Interest in a Prospect under this Section 5.2(d) by a factor of more than twenty percent (20%). If Amerac's Participant Interest in a Prospect would thus be increased by a factor of more than twenty percent (20%), Amerac may, at its option:

          (i) agree to bear the full amount of the Unallocated Non-Participating Interests in the relevant Prospect and perform the proposed Property Interest acquisitions and drilling operations in accordance with
     Section 5.2(e); or

          (ii) withdraw its proposal under Section 5.2(a) with respect to such Property Interest acquisitions and drilling operations; or

          (iii) limit its participation in the proposed Property Interest acquisitions and drilling operations as permitted in this Section 5.2(d) and seek one (1) or more additional third parties acceptable to Amerac to acquire the portion of the Unallocated Non-Participating Interest in the relevant Prospect that Amerac has elected not to bear and to participate in the proposed Property Interest acquisitions and drilling operations as provided herein; provided, however, that the option provided in this clause
     (iii) shall not be available to Amerac in the case of a proposal under
     Section 5.2(a) concerning the drilling of an Initial Exploitation Well that is required to be drilled under the terms of an applicable Property Agreement on a schedule that is inconsistent with the notice period provided immediately hereinafter.

Amerac shall provide to the participating Non-Operators prompt written notice of its election hereunder, consistent with any drilling deadlines in any applicable Property Agreement, but in no event later than five (5) days (exclusive of Saturdays, Sundays, and legal holidays) after the expiration of the notice period provided for in Section 5.2(c). The failure of Amerac to notify the participating Non-Operators of its election within such notice period shall constitute an election by Amerac of the option described above in clause (i).
If Amerac is entitled to elect, and does, in fact, elect, the option described above in clause (iii), Amerac's notice to the participating Non-Operators shall also state whether Amerac intends (y) to defer the commencement of the proposed Property Interest acquisitions and drilling operations until Amerac has identified one (1) or more appropriate third party participants, or (z) proceed with the proposed Property Interest acquisitions and drilling operations while its search for such third party participant(s) continues. If Amerac elects to defer the commencement of the proposed Property Interest acquisitions and drilling operations, then if Amerac fails to identify one (1) or more acceptable third party participants prior to the expiration of ninety (90) days after the notice period provided for in this Section 5.2(d), Amerac's proposal under
Section 5.2(a) concerning the relevant Property Interest acquisitions and drilling operations shall be deemed to have been withdrawn. If Amerac elects to proceed with the proposed Property Interest acquisitions and drilling operations while its search for one (1) or more third party participants continues, Amerac shall be entitled to negotiate with any third party participant(s) thus selected such arrangements as Amerac deems appropriate concerning the reimbursement of Amerac by such third party participant(s) for the portion of the Evaluation/Acquisition Costs and Drilling Costs incurred in such Property Interest acquisitions and drilling operations that are attributable to the Unallocated Non-Participating Interests in the relevant Prospect acquired by such third party participant(s) and that were paid by Amerac prior to such third party participant's acquisition of interests therein. The acquisition by such a third party participant of interests in a Prospect pursuant to this Section 5.2(d) shall not be deemed to be a transfer by Amerac of its rights and interests under this Agreement and shall not, therefore, require the consent of any Non-Operator. Any such third party participant with which Amerac reaches agreement under this Section 5.2(d) shall agree to participate in the Property Interest acquisitions and drilling operations proposed for the relevant Prospect under
Section 5.2(a) subject to and in accordance with the provisions of this Agreement and the Operating Agreement, and shall otherwise expressly assume and agree to be bound by, and to perform, all of the terms and provisions of this Agreement and the Operating Agreement, insofar only as such agreements relate to the Prospect in which such third party participant has acquired its interest. For purposes hereof, such a third party participant shall be deemed for all purposes to be a participating Non-Operator solely in the Prospect in which it has acquired its interest, and its Participant Interest in such Prospect shall be equal to the portion of the Unallocated Non-Participating Interest in such Prospect not borne by Amerac. The acquisition by such a third party participant of an interest in a Prospect pursuant to this Section 5.2(d) shall not entitle such third party participant to participate in any other Prospects identified by Amerac pursuant to this Agreement.

          (e) If Amerac and the participating Non-Operators and, if applicable, Amerac proceed with the proposed acquisition of Property Interests in, and the drilling of the Initial Exploitation Well on, the relevant Prospect in accordance with Sections 5.2(c) and 5.2(d), the non-participating Non-Operators, upon receipt of notice of such decision to proceed from Amerac, shall surrender and relinquish to the participating Non-Operators and, if applicable, Amerac, in the proportions determined in accordance with Sections 5.2(c) and 5.2(d), all of the right, title, and interest of the non-participating Non-Operators under this Agreement in and to the relevant Prospect and all Acquired Property Interests relating thereto. Thereafter, Amerac shall acquire the proposed Property Interests and drill the proposed Initial Exploitation Well to its total depth and conduct such logging, coring, and testing therein prior to completion as would a reasonably prudent operator, and all Drilling Costs, additional Evaluation/Acquisition Costs, and other risks, liabilities, and expenses incurred in connection with such Property Interest acquisition and drilling operations shall be borne and paid, and all of the surrendered rights, titles, and interests of such non-participating Non-Operators shall be owned, in each case by the participating Non-Operators and, if applicable, Amerac in accordance with their respective Participant Interests, as such Participant Interests are adjusted in accordance with Sections 5.2(c) and 5.2(d) to reflect such acquisition of the surrendered interests of the non-participating Non-Operators. For purposes of this Agreement, the Participant Interests of the participating Non-Operators and, if applicable, Amerac in the relevant Prospect and Acquired Property Interests shall thereafter be deemed to have been adjusted permanently in accordance with such acquisition of interest.

     5.3  Abandonment or Completion of Initial Exploitation Well.
          ------------------------------------------------------

          (a) If, when the Initial Exploitation Well on a Phase II Prospect, Phase III Prospect, or Phase IV Prospect has been drilled to its total depth and all logging, coring, and testing have been completed therein, (i) Amerac determines that such Initial Exploitation Well should be plugged and abandoned as a dry hole, or (ii) Amerac attempts to complete such Initial Exploitation Well as a producer of Hydrocarbons, but such completion attempt is unsuccessful, then, subject to the provisions of Sections 5.4 and 5.5, Amerac shall plug and abandon such Initial Exploitation Well and shall restore the drillsite premises thereof pursuant to the requirements of the applicable oil and gas leases and all applicable laws and regulations. All

Drilling Costs, risks, liabilities, and expenses incurred in connection with the plugging and abandonment of such Initial Exploitation Well shall be borne and paid by Amerac and the Non-Operators who participated in the drilling thereof in accordance with their respective Participant Interests.

          (b) The decision whether to attempt to complete the Initial Exploitation Well on a Phase II Prospect, Phase III Prospect, or Phase IV Prospect as a well capable of producing Hydrocarbons shall be governed by the relevant provisions of the Operating Agreement, except to the extent that such provisions conflict with the terms hereof. If all Non-Operators who participated in the drilling of such Initial Exploitation Well elect to participate in a proposed completion attempt therein, Amerac shall perform such completion operations and, if such operations are successful, shall equip such Initial Exploitation Well for production. All Drilling Costs, risks, liabilities, and expenses incurred in connection with such completion operations shall be borne and paid by Amerac and the participating Non-Operators in accordance with their respective Participant Interests. If none of the Non-Operators who participated in the drilling of such Initial Exploitation Well elect to participate in a proposed completion attempt therein, Amerac shall be entitled, at its option and upon notice to such Non-Operators, to proceed with the proposed completion attempt at its sole cost, risk, liability, and expense. If Amerac elects to conduct the proposed completion attempt, all of such Non-Operators, upon receipt of notice of Amerac's decision to proceed for its own account, shall be deemed to have surrendered and relinquished to Amerac all of the rights, titles, and interests of such Non-Operators in and to such Initial Exploitation Well, the Prospect on which such well is located, and all Acquired Property Interests comprising such Prospect. Such Initial Exploitation Well and all Acquired Property Interests comprising such Prospect shall become the sole property of Amerac, and such Initial Exploitation Well and Acquired Property Interests shall thereupon cease to be subject to the provisions of this Agreement and the Operating Agreement.

          (c) If some, but less than all, Non-Operators who participated in the drilling of the relevant Initial Exploitation Well elect not to participate in a proposed completion attempt therein, then immediately following the expiration of the applicable notice period, Amerac shall provide notice to all Non-Operators of the total Participant Interests of the parties electing to participate in the proposed completion attempt in the Initial Exploitation Well and its conclusion concerning whether such proposed completion attempt should proceed. If Amerac concludes that the proposed completion attempt in the Initial Exploitation Well should proceed, the participating Non-Operators shall bear the interests of the non-participating Non-Operators in the Initial Exploitation Well, the Prospect on which such well is located, and all Acquired Property Interests relating thereto in the proportions that the individual Participant Interests of each participating Non-Operator bear to the aggregate Participant Interests of all participating Non-Operators; provided, however, that in no event shall any participating Non-Operator be required to increase its Participant Interest in such an Initial Exploitation Well, the Prospect on which such well is located, and all Acquired Property Interests relating thereto under this Section 5.3(c) by a factor of more than twenty percent (20%). A participating Non-Operator who thus becomes entitled to limit its participation in the proposed completion attempt in the Initial Exploitation Well shall have twenty-four (24) hours (exclusive of Saturdays, Sundays, and legal holidays) after receipt of Amerac's notice under this Section 5.3(c) within which to notify Amerac of such intention. The failure of a participating Non-Operator to notify Amerac within such notice period of such party's intention to limit its participation shall constitute an election by such participating Non-Operator to limit its participation. Any interest of any non-participating Non-Operator in such an Initial Exploitation Well, the Prospect on which such well is located, and all Acquired Property Interests relating thereto that is not borne by a participating Non-Operator pursuant to this Section 5.3(c) shall be deemed to be borne by Amerac.

          (d) If Amerac and the participating Non-Operators proceed with the proposed completion attempt in the Initial Exploitation Well in accordance with
Section 5.3(c), the non-participating Non-Operators, upon receipt of notice of such decision to proceed from Amerac shall surrender and relinquish to the participating Non-Operators and, if applicable, Amerac, in the proportions determined in accordance with Section 5.3(c), all of the right, title, and interest of the non-participating Non-Operators in and to such Initial Exploitation Well, the Prospect on which such well is located, and all Acquired Property Interests relating thereto. Thereafter, Amerac shall conduct such completion operations and, if such operations are successful, shall equip such Initial Exploitation Well for production. All Drilling Costs, risks, liabilities, and expenses incurred in connection with such completion operations shall be borne and paid, and all of the surrendered rights, titles, and interests of such non-participating Non-Operators shall be owned, in each case by the participating Non-Operators and, if applicable, Amerac in accordance with their respective Participant Interests, as such Participant Interests are adjusted in accordance with Section 5.3(c) to reflect such acquisition of the surrendered interests of the non-participating Non-Operators. For purposes of this Agreement, the Participant Interests of the participating Non-Operators and, if applicable, Amerac in the relevant Initial Exploitation Well, Prospect, and Acquired Property Interests shall thereafter be deemed to have been adjusted permanently in accordance with such acquisition of interests.

     5.4  Substitute Initial Exploitation Well.
          ------------------------------------

          (a) If Amerac (i) is unable to reach the total depth in the Initial Exploitation Well on a Phase II Prospect, Phase III Prospect, or Phase IV Prospect, or having reached such total depth, is unable to complete such Initial Exploitation Well because of subsurface conditions or formations (including, without limitation, heaving shale, domal formations, and excessively high pressure water sands or cavities) that would render further drilling operations by a prudent operator impractical, or because of mechanical conditions in such Initial Exploitation Well beyond the control of Amerac, or (ii) reaches the total depth in such Initial Exploitation Well but determines that such Initial Exploitation Well should be plugged and abandoned as a dry hole, or (iii) reaches the total depth in such Initial Exploitation Well but unsuccessfully attempts to complete the same, then following the plugging and abandonment of such Initial Exploitation Well in accordance with the provisions of Section 5.3(a), Amerac shall be entitled, in its sole discretion, to commence, or to cause to be commenced, the drilling of one (1) or more Substitute Initial Exploitation Wells at locations selected by Amerac on the relevant Prospect. If Amerac elects to commence the drilling of such a Substitute Initial Exploitation Well, Amerac shall provide to the Non-Operators who participated in the drilling of the Initial Exploitation Well written notice setting forth the location of such Substitute Initial Exploitation Well, its proposed total depth and objective formation, and an AFE setting forth the estimated Drilling Costs to be incurred in connection therewith on both a "dry hole" basis and "completed well" basis. Such Non-Operators shall have fifteen (15) days (or such shorter period of time stated in such notice as may be required because of drilling deadlines in the applicable Property Agreement) after receipt of such notice within which to elect whether to participate in the drilling of such Substitute Initial Exploitation Well to its total depth, the performance of all logging, coring, and testing therein prior to completion, and the plugging and abandonment thereof as a dry hole. The failure of any such Non-Operator to respond to Amerac's notice within such notice period shall constitute an election by such Non-Operator not to participate. The elections of such Non-Operators concerning their participation in such a Substitute Initial Exploitation Well and the consequences of such elections shall be the same as, and shall be governed by, the provisions of Sections 5.2(b), 5.2(c), 5.2(d), and 5.2(e) and Section 5.3.

          (b) If a Substitute Initial Exploitation Well is drilled on a Phase II Prospect, Phase III Prospect, or Phase IV Prospect and completed as a producer of Hydrocarbons, such Substitute Initial Exploitation Well shall become the "Initial Exploitation Well" on the relevant Prospect for purposes of this Agreement, and, as used herein, the term "Initial Exploitation Well", when used with reference to such Prospect, shall refer to such successfully completed Substitute Initial Exploitation Well. Thereafter, all subsequent operations on the relevant Prospect shall be governed by the provisions of the Operating Agreement.

     5.5  Additional Operations Prior to Completion.  Notwithstanding the
          -----------------------------------------
provisions of Section 5.3, if, after the Initial Exploitation Well on a Phase II Prospect, Phase III Prospect, or Phase IV Prospect has been drilled to its total depth, Amerac elects not to attempt to complete such Initial Exploitation Well, Amerac may elect to conduct additional deepening, sidetracking, plugging back, fracturing or other formation stimulation, or other operations in such Initial Exploitation Well prior to the plugging and abandonment thereof; provided, however, that no such operations may be undertaken unless conducted in the order of priority set forth in Article XV.F of the Operating Agreement. If Amerac elects to perform any such additional operation, Amerac shall provide to the Non-Operators who participated in the drilling of the Initial Exploitation Well written notice setting forth the nature of the operation, the formation or formations to be affected thereby, and an estimate of the costs and expenses to be incurred in connection therewith, which costs and expenses shall be treated as "Drilling Costs" for purposes of this Agreement. Such Non-Operators shall have five (5) days (exclusive of Saturdays, Sundays, and legal holidays), or such shorter period of time stated in such notice as may be required because of operation deadlines in the applicable Property Agreements (but in all cases twenty-four (24) hours if a drilling rig is on location), after receipt of such notice within which to elect whether to participate in the proposed additional operation. The failure of any such Non-Operator to respond to Amerac's notice within such notice period shall constitute an election by such Non-Operator to participate. The elections of such Non-Operators concerning their participation in such a proposed additional operation and the consequences of such elections shall be the same as, and shall be governed by, the provisions of Sections 5.3(b), 5.3(c), and 5.3(d).

     5.6  Consequences of Participation and Non-Participation.
          ---------------------------------------------------

          (a) If a Non-Operator elects to participate in Evaluation Work, or the acquisition of Property Interests, or operations pertaining to an Initial Exploitation Well in each case proposed pursuant to this Article V, such participating Non-Operator (including, without limitation, any third party participant in a Prospect deemed to be a participating Non-Operator therein under Section 5.1(d) or Section 5.2(d)) shall bear and pay its Participant Interest share of all Evaluation/Acquisition Costs and/or Drilling Costs, as applicable, incurred in connection with such Evaluation Work, Property Interest acquisition, or Initial Exploitation Well operations, including, without limitation, all actual costs and expenses in excess of the estimated Evaluation/Acquisition Costs and/or Drilling Costs, as applicable, set forth in the relevant AFE.

          (b) If a Non-Operator elects not to participate in Evaluation Work, or a Property Interest acquisition, or operations pertaining to an initial Exploitation Well, in each case proposed pursuant to this Article V, the surrender of rights by such a non-participating Non-Operator under the relevant provisions of this Article V shall relieve the non-participating Non-Operator of all further obligations under this Agreement with respect to the Phase II Prospect, Phase III Prospect, or Phase IV Prospect as to which such Non-Operator has surrendered its interest, all wells drilled thereon, and all Acquired Property Interests relating thereto; provided, however, that nothing contained in this Section 5.6(b) shall be deemed to relieve any such non-participating Non-Operator of any liability incurred in operations on the relevant Prospect or the Acquired Property Interests relating thereto prior to such surrender of interests by such non-participating Non-Operator; and provided, further, that no such surrender of interests shall create an obligation on the part of Amerac to reimburse such a non-participating Non-Operator for any sums previously paid by such non-participating Non-Operator under the terms of this Agreement. Subject to the provisions of Section 8.1, the election by a Non-Operator not to participate in Evaluation Work, a Property Interest acquisition, or operations in an Initial Exploration Well proposed pursuant to this Article V with respect to a particular Phase II Prospect, Phase III Prospect, or Phase IV Prospect shall not operate as a waiver of, or affect in any way, the right of such Non-Operator to participate in Prospects subsequently proposed by Amerac hereunder. Each non-participating Non-Operator shall execute any assignments, conveyances, or other documents in favor of Amerac or Amerac and the participating Non-Operators (including, without limitation, any third party participant in a Prospect deemed to be a participating Non-Operator therein under Section 5.1(d) or Section 5.2(d)), as applicable, necessary to divest such non-participating Non-Operator of any rights, titles and interests surrendered and relinquished as provided herein. All such assignments shall be made without expressed or implied warranty of title, but shall be free and clear of any "Subsequently Created Interests" (as defined in the Operating Agreement), liens, security interests, and encumbrances placed on the relinquished interest by the relevant non-participating Non-Operator.

                                  ARTICLE VI.
                   OWNERSHIP OF ACQUIRED PROPERTY INTERESTS

     6.1  Assignments.  No later than thirty (30) days after Amerac's receipt
          -----------
from each participating Non-Operator under Article IV or Article V of such Non-Operator's Participant Interest share of the Evaluation/Acquisition Costs and estimated Drilling Costs for the Initial Exploitation Well on each Prospect in which such Non-Operator is obligated, or has elected, to participate hereunder, Amerac shall assign to such participating Non-Operator, by recordable instrument of conveyance substantially in the form of the Assignment, an undivided interest equal to such participating Non-Operator's Participant Interest in such Prospect in and to the Acquired Property Interests comprising the relevant Prospect. The interests thus assigned by Amerac to the participating Non-Operators shall be free and clear of all liens and encumbrances and all Lease Burdens, except for
(a) applicable lessor's royalties, (b) an aggregate undivided two percent (2%) of eight/eighths (8/8) overriding royalty interest owed by Amerac to David M. Mitchell and Ronald M. Frederick under the terms of consulting agreements between Amerac and such parties relating to Prospects designated by Amerac within the Area of Interest, and (c) any other Lease Burdens that Amerac is obligated to bear under the terms of the applicable Property Agreement or otherwise with respect to the relevant Acquired Property Interests. Amerac shall be responsible for the recording of all Assignments executed and delivered pursuant to this Section 6.1, and all costs and expenses incurred in connection with the recording of such Assignments shall be charged to the joint account under the terms of the Operating Agreement.

     6.2  Reversionary Interest.  Upon the occurrence of "Prospect Payout" (as
          ---------------------
defined in the Assignment) for each Phase I Prospect, Phase II Prospect, and Phase III Prospect, there shall revert to and vest in Amerac, subject to and in accordance with the procedures set forth in the Assignment, a reversionary leasehold interest equal to the following percentages of the interests in each such Prospect assigned by Amerac to the participating Non-Operators pursuant to
Section 5.1:

                     % Reversionary               Prospect
                                                  --------
                        Interest
                        --------

                          20%                 Phase I Prospects
                                              Phase II Prospects

                          10%                 Phase III Prospects


Amerac shall receive no reversionary leasehold interest in any Phase IV Prospects. The determination whether a particular Prospect is a Phase II Prospect, Phase III Prospect, or Phase IV Prospect shall be made individually with respect to each Non-Operator and shall be determined by reference to the total number of Prospects (exclusive of Phase I Prospects) in which each such Non-Operator has participated hereunder.


                                 ARTICLE VII.
                   ADDITIONAL REPRESENTATIONS AND COVENANTS

     7.1  Evaluation Work.  Amerac shall conduct, or shall cause to be
          ---------------
conducted, all Evaluation Work in a good and workmanlike manner, in accordance with sound industry practice, and in compliance with all applicable federal, state, and local laws, rules, and regulations. Amerac shall obtain all licenses, permits, and authorizations from federal, state, and local governmental or regulatory bodies or agencies necessary for the performance of Evaluation Work hereunder. Amerac shall retain in its possession at its offices in Houston, Texas, all geological and geophysical information, work maps, and other data generated by Amerac pursuant to the performance of Evaluation Work hereunder. Non-Operators and their representatives shall have the right, at all reasonable times during the term of this Agreement, to inspect and to make copies of all such geological and geophysical information, work maps, and other data, all at Non-Operators' sole cost and expense.

     7.2  General Overhead Cost Reimbursement.
          -----------------------------------

          (a) Non-Operators shall reimburse Amerac for a share (determined as provided hereinafter) of the portion of Amerac's General Overhead Costs applicable to the program described in this Agreement ("General Overhead Cost Reimbursement"). The total General Overhead Cost Reimbursement for the first twelve (12) months of the term of this Agreement shall be $200,000.00, which amount shall borne and paid by all Non-Operators in the proportions, respectively, that the individual Participant Interests of each Non-Operator bear to the aggregate Participant Interests of all Non-Operators. The annual General Overhead Cost Reimbursement shall be payable in four (4) equal installments. No later than thirty (30) days prior to the end of each three-month period during the term of this Agreement, Amerac shall invoice Non-Operators for the installment of such General Overhead Cost Reimbursement due for the next succeeding three-month period. The full amount of each such installment shall be due and payable as provided below in Section 7.3.

          (b) With respect to the second and subsequent twelve-month periods during the term of this Agreement, Amerac and a designee of Non-Operators shall negotiate in good faith to determine the manner of calculation and the amount of the General Overhead Cost Reimbursement to be payable by Non-Operators for the next succeeding twelve-month period. If Amerac and at least fifty percent (50%) in interest of Non-Operators agree upon a redetermined General Overhead Cost Reimbursement for such next succeeding twelve-month period, the redetermined General Overhead Cost Reimbursement thus agreed upon shall become effective as to all Non-Operators on the first day of the next succeeding twelve-month period during the term of this Agreement. If Amerac and at least fifty percent (50%) in interest of Non-Operators are unable to agree on the redetermined amount of the General Overhead Cost Reimbursement on or before sixty (60) days prior to the beginning of the next succeeding twelve-month period during the term of this Agreement, such dispute shall be submitted to binding arbitration in accordance with the provisions of this Section 7.2(b). Either Amerac or any Non-Operator acting on behalf of all Non-Operators may initiate arbitration under this
Section 7.2(b) by giving written notice to the other parties. Non-Operators shall be required to act collectively in any such arbitration, and no Non-Operator shall be entitled individually to initiate arbitration under this
Section 7.2(b) separately from the other Non-Operators. The dispute shall be determined in a single arbitration proceeding by one (1) arbitrator with over ten (10) years of professional experience in the oil and gas industry and who has not been previously employed by any party and does not have a direct or indirect interest in any party. Such arbitrator shall be selected under the expedited rules of the American Arbitration Association ("AAA"). Such arbitration shall be held in Houston, Harris County, Texas. No later than seven
(7) days prior to the hearing date set by the arbitrator, Non-Operators, acting collectively, and Amerac each shall submit to the arbitrator a brief setting forth a single dollar figure for settlement of the dispute. The hearing will be scheduled within seven (7) days following submission of the settlement figures, or as soon thereafter as is acceptable to the arbitrator, and shall be conducted on a confidential basis without continuance or adjournment. The arbitrator shall render his decision within three (3) days after the hearing, unless the parties reach agreement prior thereto and withdraw the dispute from arbitration. The arbitrator shall be limited to selecting only one or the other of the two dollar figures submitted by the parties. Amerac and Non-Operators shall bear and pay the costs of the hearing in accordance with their respective Participant Interests, and each of Amerac and Non-Operators shall be responsible for its own expenses and those of its counsel or other representatives. The rules of the AAA shall apply to the extent not inconsistent with the foregoing rules. The law governing any such dispute shall be the laws of the State of Texas without regard to conflicts of law principles. Amerac and each Non-Operator hereby irrevocably waives, to the full extent permitted by law, any objection it may have to the arbitrability of any such dispute and further agrees that a final determination in any such arbitration proceeding shall be conclusive and binding on each party.

          (c) The term "General Overhead Costs" shall not include administrative
                                                      ---
overhead expenses directly chargeable to a particular Prospect or Acquired Property Interest in accordance with the provisions of the Operating Agreement, and all such direct administrative overhead expenses charged to Non-Operators under the Operating Agreement shall be in addition to the General Overhead Cost Reimbursement.

     7.3  Invoicing and Payment of Estimated Costs.
          ----------------------------------------

          (a) Amerac shall invoice Non-Operators on or before the last day of each month during the term of this Agreement for all Evaluation/Acquisition Costs and Drilling Costs incurred during the preceding month on any Prospect designated by Amerac hereunder, accompanied by all relevant supporting data. Amerac, at its election, shall have the right, from time to time, to demand and receive from Non-Operators payment in advance of the estimated Evaluation/Acquisition Costs and Drilling Costs to be incurred on any Prospect designated by Amerac hereunder. Amerac may exercise such right by submitting to each Non-Operator an itemized invoice covering such Non-Operator's Participant Interest share of such estimated Evaluation/Acquisition Costs and/or Drilling Costs in conjunction with Amerac's delivery to such Non-Operator of the AFEs pertaining thereto. Subject to the right of a Non-Operator to elect not to participate in certain matters under the terms of Articles IV and V, all actual and estimated costs and expenses invoiced by Amerac to Non-Operators pursuant to this Section 7.3, as well as all General Overhead Cost Reimbursements invoiced by Amerac to Non-Operators pursuant to Section 7.2, shall be due and payable in accordance with the provisions of Exhibit "C" to the Operating Agreement.

          (b) If Amerac does not receive payment from a Non-Operator of an invoice sent pursuant to this Agreement within the time period prescribed in Exhibit "C" to the Operating Agreement, the Non-Operator who fails to make timely payment shall be deemed to be in default under this Agreement, and, in addition to any other remedies available to Amerac hereunder, at law, or in equity, Amerac may select from the remedies available to the operator under the terms of the Operating Agreement in the event a party fails to discharge any financial obligation thereunder; provided, however, that if a Non-Operator fails to pay in a timely manner as provided in Exhibit "C" to the Operating Agreement its Participant Interest share of the estimated Evaluation/Acquisition Costs and/or Drilling Costs to be incurred on any Phase I Prospect, or if a Non-Operator fails to pay its proportionate share of any General Overhead Cost Reimbursement that becomes due hereunder, then in addition to the other remedies available to Amerac under the Operating Agreement, Amerac shall be entitled to treat such defaulting Non-Operator as having withdrawn from this Agreement subject to and in accordance with the provisions of Section 7.8.

          (c) All other matters relating to invoicing and payment under this Agreement shall be governed by the applicable provisions of the Operating Agreement.

     7.4  Allocation of Taxes.
          -------------------

          (a) Subject to the provisions of Article IX, each Non-Operator and Amerac shall assume responsibility for and pay, and shall file all returns and perform all reporting required in connection with, the federal income taxes, state income taxes, and other similar taxes (including any applicable interest or penalties) incurred or imposed against such party with respect to the transactions described in this Agreement.

          (b) From and after the Effective date, Amerac shall be responsible for, and shall bear and pay, the portion of all Production Taxes assessed by any taxing authority against Hydrocarbon production from the Acquired Property Interests or the proceeds thereof owned by or payable to Amerac, and Non-Operators shall be responsible for, and shall bear and pay, the portion of all Production Taxes assessed by any taxing authority against Hydrocarbon production from the Acquired Property Interests or the proceeds thereof owned by or payable to Non-Operators. Amerac shall file all returns and perform all reporting required in connection with the payment of such Production Taxes and shall treat such Production Taxes as a charge to the joint account under the terms of the Operating Agreement.

     7.5  Further Assurances.  Amerac and Non-Operators shall execute and
          ------------------
deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance, division orders, transfer orders, and other documents and agreements, and shall take such other actions as any party hereto may reasonably request, as may be necessary to carry out the intents and purposes of this Agreement.

     7.6  Confidentiality.  Amerac and Non-Operators shall treat as confidential
          ---------------
information all geological and geophysical information, logs, work maps, and other data generated or purchased by Amerac pursuant to any Evaluation Work performed under this Agreement or prior to the date of this Agreement. Non-Operators and Amerac agree to keep confidential all such geological and geophysical information, logs, work maps, and other data, and neither Amerac nor any Non-Operator shall disclose or disseminate any such information, data, or material to any third party without the written consent of the other party hereto until the expiration of one (1) year following the date on which this Agreement is finally terminated as to all parties pursuant to Article VIII. Notwithstanding the preceding sentence of this Section 7.6 to the contrary, Amerac and Non-Operators shall be entitled to disclose such information, data, or material without the prior written consent of the other party to those persons who have a clear need to know, including, without limitation, (a) employees, officers, and directors of the relevant party, (b) accountants, attorneys, petroleum engineers, and other consultants of the relevant party, and
(c) employees, officers and directors of any of the relevant party's agents, advisors, or financers; provided, however, that the party who thus discloses such information, data, or material shall remain responsible for assuring that all persons to whom such information, data, and material is disclosed shall keep such information confidential and shall not disclose or divulge the same to any unauthorized person. In no event shall the obligations contained in this
Section 7.6 apply to information (x) required to be disclosed by any law, order, rule, regulation, or proceeding, (y) that is or becomes public knowledge, other than as a result of a breach by either Amerac or any Non-Operator of this Agreement, and (z) that Amerac or any Non-Operator obtains from third parties when such transfer by the third party does not violate any confidentiality obligation of such third party.

     7.7  Non-Competition.  During the term of this Agreement and for a period
          ---------------
of two (2) years after the date on which this Agreement is finally terminated as to all parties pursuant to Article VIII, each Non-Operator agrees that it shall not acquire or seek to acquire directly, or indirectly through any of its affiliates, agents, employers, employees, or representatives, any right, title, or interest in any Property Interest or other mineral rights or interests or interest in any Downstream Facilities in or with respect to the Area of Interest other than pursuant to the provisions of this Agreement.

     7.8  Withdrawal.
          ----------

          (a) If, at any time after the expenditure in full of the Funding Commitment by Non-Operators, a Non-Operator determines that it no longer desires to continue to participate hereunder, such Non-Operator may withdraw from this Agreement by giving sixty (60) days prior written notice to Amerac and the remaining Non-Operators of such intention to withdraw. Thereafter, the withdrawing Non-Operator shall relinquish and surrender to Amerac and the non-withdrawing Non-Operators, effective as of the sixtieth (60th) day after such notice of withdrawal, in the proportions that the individual Participant Interests of Amerac and each non-withdrawing Non-Operator bear to the aggregate Participant Interests of Amerac and all non-withdrawing Non-Operators, all of the right, title and interest of the withdrawing Non-Operator in and to all future Prospects designated by Amerac hereunder and all Acquired Property Interests pertaining thereto.

          (b) As the result of such a surrender and relinquishment of interests, all such subsequently designated Prospects and the Acquired Property Interests pertaining thereto shall be owned, and all costs, risks, liabilities, and expenses incurred in connection with Evaluation Work, Property Interest acquisition, and well operations relating thereto shall be borne and paid, in each case by Amerac and the non-withdrawing Non-Operators in accordance with their respective Participant Interests, as the same are adjusted to reflect such proportionate acquisition of the surrendered interests of the withdrawing Non-Operator. For purposes of this Agreement, the Participant Interests of Amerac and the non-withdrawing Non-Operators in all such subsequently designated Prospects and Acquired Property Interests shall thereafter be deemed to have been adjusted permanently in accordance with such proportionate acquisition of interests.

          (c) Nothing contained in this Section 7.8 shall be deemed to relieve the withdrawing Non-Operator of any liability or obligation of such Non-Operator under this Agreement with respect to the Phase I Prospects or that otherwise accrued prior to effective date of such party's withdrawal. Similarly, the withdrawing Non-Operator shall retain all of its rights, titles, interests, obligations, and liabilities in, under, and with respect to all Prospects and Acquired Property Interests jointly owned by the withdrawing Non-Operator with Amerac and the non-withdrawing Non-Operators at the time of such party's withdrawal, and nothing contained in this Section 7.8 shall be deemed to relieve the withdrawing Non-Operator of any obligation or liability with respect to such jointly owned Prospects and Acquired Property

Interests. The withdrawal by the withdrawing Non-Operator from this Agreement shall not create an obligation on the part of Amerac to reimburse the withdrawing Non-Operator for any sums previously expended by that party under this Agreement. The withdrawing Non-Operator shall execute any assignments, conveyances, or other documents in favor of Amerac and the non-withdrawing Non-Operators necessary to divest the withdrawing Non-Operator of the rights, titles, and interests surrendered and relinquished as provided herein. Upon the execution and delivery of such assignment, as between Amerac and the non-withdrawing Non-Operators on the one hand, and the withdrawing Non-Operator on the other hand, this Agreement shall terminate, except for the provisions of Sections 7.5, 7.6, 7.7, 7.9, and Article VIII which shall survive any such termination. Subsequent operations on all jointly owned Prospects and Acquired Property Interests acquired prior to the effective date of the Non-Operator's withdrawal shall continue to be governed by the provisions of the Operating Agreement.

     7.9  Right of First Offer.
          --------------------

          (a) If, at any time, any Non-Operator desires to sell all or any portion of its Program Interests in one (1) or more Prospects, such Non-Operator shall, upon written notice to Amerac concerning such desire to sell and prior to offering such interests for sale to any third party, offer Amerac the first opportunity to purchase all of the Program Interests of such Non-Operator in and to the relevant Prospect(s), subject to and in accordance with the provisions of this Section 7.9 and the form of Assignment and Bill of Sale attached hereto as
Exhibit IX (the "Right of First Offer"). Amerac shall have ten (10) days after its receipt of the selling Non-Operator's notice within which to advise such Non-Operator whether Amerac desires to exercise its Right of First Offer with respect to the relevant Prospect(s). The failure of Amerac to provide to the selling Non-Operator such written notice prior to the expiration of such ten-day period shall constitute an election by Amerac not to exercise the Right of First Offer. If Amerac elects to exercise the Right of First Offer, Amerac and the selling Non-Operator shall endeavor in good faith to consummate the sale to Amerac of the Program Interests of such Non-Operator in the relevant Prospect(s) as expeditiously as possible. Following the consummation of any such sale, the Participant Interests of Amerac in the relevant Prospect(s) shall be deemed to have been adjusted permanently in accordance with Amerac's acquisition of the Program Interests of the selling Non-Operator therein. If Amerac and the selling Non-Operator fail to consummate such sale prior to the expiration of sixty (60) days after the date on which such Non-Operator received Amerac's notice of exercise, the selling Non-Operator shall have the right to declare Amerac's Right of First Offer with respect to such Prospect(s) terminated. If Amerac elects not to exercise the Right of First Offer with respect to one (1) or more Prospects, or such Right of First Offer is thus terminated, the selling Non-Operator shall be free to sell all or a portion of its Program Interests in the relevant Prospect(s) to any third party subject to the applicable provisions of this Agreement and the Operating Agreement, and neither Amerac nor such Non-Operator shall have any liability to the other party as the result of such failure to consummate the sale to Amerac of the Program Interests of such Non-Operator in the relevant Prospect(s). Notwithstanding any other provision of this Section 7.9(a) to the contrary, Amerac shall not be entitled to exercise a Right of First Offer with respect to a sale by a Non-Operator who is an original, signatory party to this Agreement (or a Permitted Affiliate of such an original, signatory Non-Operator) of such Non-Operator's Program Interests in one (1) or more Prospects to another Non-Operator who is also an original, signatory party hereto (or a Permitted Affiliate of such an original, signatory Non-Operator).

          (b) The sale to Amerac of a Non-Operator's Program Interests in one
(1) or more Prospects pursuant to this Section 7.9 shall not operate to release such Non-Operator from, or to terminate this Agreement as to such Non-Operator with respect to, (i) any unfulfilled obligation or undischarged liability of such Non-Operator on the effective date of such sale, or (ii) the consequences of any breach or default of any warranty, covenant, term, or provision contained in this Agreement or the Operating Agreement. Further, the selling Non-Operator shall retain all of its rights, titles, interests, obligations, and liabilities under this Agreement and the Operating Agreement in and with respect to all other Prospects and Acquired Property Interests then jointly owned by the selling Non-Operator with Amerac and the non-selling Non-Operators, as well as the right to participate under the terms of this Agreement in all Prospects and Property Interests subsequently acquired pursuant hereto. Nothing contained in this Section 7.9 shall be deemed to relieve the selling Non-Operator of any obligation or liability with respect to any such existing or future Prospects and Acquired Property Interests in which such Non-Operator participates hereunder. No sale by a Non-Operator of its Program Interests in one (1) or more Prospects pursuant to this Section 7.9 shall create an obligation on the part of Amerac to reimburse such Non-Operator for amounts previously paid by such Non-Operator under this Agreement. The Program Interests assigned to Amerac by such a Non-Operator shall be free and clear of any "Subsequently Created Interests" (as defined in the Operating Agreement) placed on such Program Interests by the relevant Non-Operator. In addition to the Assignment and Bill of Sale attached hereto as Exhibit IX, each Non-Operator that sells its Program Interests in one (1) or more Prospects to Amerac pursuant to this
Section 7.9 shall execute and deliver to Amerac such other documents and instruments as are necessary to divest such Non-Operator of its Program Interests in the relevant Prospect(s) in favor of Amerac.

     7.10 Representations of Non-Operators.
          --------------------------------

          (a) Each Non-Operator represents and warrants that such Non-Operator is an Accredited Investor and warrants that it has accurately completed and delivered an Accredited Investor Certificate in the form of Exhibit VIII hereto.

          (b) Each Non-Operator represents and warrants to Amerac that, as applied solely to itself, all of the following representations and warranties are, as of the date of this Agreement, true and correct:

              (i) such Non-Operator is acquiring the Warrants and its Participant Interest in each Acquired Property Interest pursuant to this Agreement solely for its account, for investment purposes only, and with no intention or plan to distribute, sell, or otherwise dispose of any of same. Such Non-Operator will not sell, hypothecate, or otherwise transfer any securities acquired hereunder or pursuant to the exercise of any Warrant or right granted hereunder unless (A) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving such securities or (B) in the opinion of counsel, concurred in by counsel to Amerac, an exemption from the registration requirements of the 1933 Act and such state laws is available for the relevant transactions;

               (ii) such Non-Operator is not a party to any agreement or other arrangement for the disposition of any of such securities other than this Agreement; and

               (iii) such Non-Operator: (A) is able to bear the economic risk of an investment in the Warrants and Acquired Property Interests acquired pursuant to this Agreement; (B) can afford to sustain a total loss of that investment; (C) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Warrants and Acquired Property Interests; (D) has had an adequate opportunity, or the representative (if any) of such Non-Operator has had an adequate opportunity, to ask questions and receive answers from the officers of Amerac concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of Amerac and the plans for the operations of the business of Amerac; and (E) has asked, or the representative (if any) of such Non-Operator has asked, all questions of the nature described in preceding clause (D), and all those questions have been answered to such Non-Operator's satisfaction and the satisfaction of its representative (if any).

     7.11 TEXAS DECEPTIVE TRADE PRACTICES ACT.  EACH NON-OPERATOR EXPRESSLY
          -----------------------------------
WAIVES THE PROVISIONS OF CHAPTER XVII, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.55, WHICH IS NOT WAIVED), VERNON'S TEXAS BUSINESS AND COMMERCE CODE ANNOTATED.

                                 ARTICLE VIII.
                                  TERMINATION

     8.1  Events of Termination.
          ---------------------

          (a) This Agreement shall terminate as to Operator and all Non-Operators (i) automatically upon the expiration of the term hereof pursuant to
Section 2.2, (ii) automatically at such earlier time as all of the Acquired Property Interests cease to be maintained in force and effect by production, operations, lease maintenance payments, extension, renewal, or otherwise, or
(iii) at any time after the execution of this Agreement by mutual agreement of Amerac and at least fifty percent (50%) in interest of Non-Operators.

          (b) Amerac, at its election, may terminate this Agreement with respect to any one (1) or more Non-Operators upon the occurrence of any of following:
(i) the commission by a Non-Operator of a material breach or default of its obligations under this Agreement or the Operating Agreement, which breach or default shall continue unremedied for thirty (30) days after the receipt by such Non-Operator of notice from Amerac concerning the relevant breach or default;
(ii) at any time following the proposal by Amerac of the sixth Prospect (exclusive of Phase I Prospects) hereunder if a Non-Operator has elected, pursuant to either Section 5.1 or 5.2, not to participate in either Evaluation Work and Property Interest acquisitions, or the drilling of the Initial Exploitation Well, proposed for fifty percent (50%) or more of the total number of Prospects (exclusive of Phase I Prospects) proposed by Amerac hereunder;
(iii) following the proposal by Amerac of the sixth Prospect (exclusive of Phase I Prospects) hereunder, within thirty (30) days after a Non-Operator elects, pursuant to either Section 5.1 or 5.2, not to participate in either Evaluation Work and Property Interest acquisitions relating to, or the drilling of the Initial Exploitation Well on, the third of three (3) consecutive Prospects

(exclusive of Phase I Prospects) proposed by Amerac hereunder; (iv) the termination by such Non-Operator of its legal existence, except as part of a corporate merger or reorganization; (v) subject to the provisions of Section 8.2, the adjudication of a Non-Operator as a bankrupt or an insolvent, or the taking of proceedings for liquidation by arrangement or composition with its individual creditors, or the placement of such Non-Operator in receivership; or
(vi) the occurrence of any circumstance that makes it unlawful for the business of Amerac or a Non-Operator under the terms of this Agreement to be continued.

          (c) As between itself and Amerac, each Non-Operator, at its election, may terminate this Agreement upon the occurrence of any of the following: (i) the commission by Amerac of a material breach or default of its obligations under this Agreement or the Operating Agreement, which breach or default shall continue unremedied for thirty (30) days after the receipt by Amerac of notice from such Non-Operator concerning the relevant breach or default; (ii) the termination by Amerac of its legal existence, except as part of a corporate merger or reorganization; (iii) subject to the provisions of Section 8.2, the adjudication of Amerac as bankrupt or insolvent, or the taking of proceedings for liquidation by arrangement or composition with its individual creditors, or the placement of Amerac in receivership; or (iv) the occurrence of any circumstance that makes it unlawful for the business of Amerac or such Non-Operator under the terms of this Agreement to be continued. If fifty percent (50%) in interest or more of the Non-Operators elect to terminate this Agreement pursuant to this Section 8.1(c), this Agreement shall be deemed to have been finally terminated as between Amerac and all Non-Operators.
                                         ---

     8.2  Effect of Bankruptcy.  If a petition for relief under Title 11 of the
          --------------------
United States Code is filed by or against one of the parties, and the termination of this Agreement as to such party is prevented by the United States Bankruptcy Court, this Agreement shall remain in force and effect as to the party which is subject to such proceedings until such party has elected to assume or reject this Agreement pursuant to Title 11 of the United States Code. An election to reject this Agreement by such party as a debtor in possession, or by a trustee in bankruptcy, shall be deemed to constitute a breach of this Agreement which shall terminate this Agreement as to such party without further action by any other party hereto, except as provided otherwise in this Article VIII.

     8.3  Mechanics of Termination.  If this Agreement is terminated as between
          ------------------------
Amerac and a Non-Operator pursuant to either Section 8.1(b) or 8.1(c), such Non-Operator shall be treated as having withdrawn from this Agreement effective as of the relevant date of termination, and the provisions of Section 7.8 shall govern and control except to the extent inconsistent with the provisions of this
Article VIII. Upon the final termination of this Agreement as between Amerac and all Non-Operators, Amerac and Non-Operators shall proceed to wind up the business and activities conducted hereunder in accordance with the following provisions:

          (a) Amerac shall give written notice of such termination to such third parties as may be necessary to enable Non-Operators independently to own, operate, manage, and deal with their interests in the Acquired Property Interests, including, without limitation, all purchasers of Hydrocarbons produced therefrom and all state and federal agencies having jurisdiction thereover. In addition, at any time or from time to time after the termination of this Agreement, Amerac and Non-Operators shall execute and deliver, or cause to be executed and delivered, all such deeds, assignments, division orders, transfer orders, consents, documents, and instruments, and shall take or cause to be taken all such other actions, as either party may reasonably deem necessary or desirable to effect the termination of this Agreement in an orderly manner.

          (b) As soon as is reasonably practicable after the final termination of this Agreement, Amerac and Non-Operators shall enter into a final accounting of all things relating to the business and activities conducted hereunder. Upon the completion of such an accounting, Amerac and Non-Operators shall each pay to the other such amounts as are necessary to accomplish the purposes of such accounting. Nothing contained in this Section 8.3(b) shall be deemed to conflict with the provisions regarding accounting contained in the Operating Agreement, including, without limitation, the Accounting Procedure attached thereto as Exhibit C.

          (c) Following the termination of this Agreement, all subsequent operations on those Acquired Property Interests jointly owned by Amerac and Non-Operators shall continue to be subject to and governed by the Operating Agreement, which shall survive the termination of this Agreement.

     8.4  Effect of Termination.  The termination of this Agreement as to any or
          ---------------------
all parties shall not operate to relieve any party from, or terminate this Agreement with respect to, (a) any liability or obligation under Sections 7.5, 7.6, 7.7, 7.9, and this Article VIII, (b) any unfulfilled obligation or undischarged liability of such party on the date of such termination, or (c) the consequences of any breach or default of any warranty or covenant contained in this Agreement. All such obligations and liabilities, and the applicable provisions of this Agreement creating or relating to such obligations and liabilities, shall survive such termination.

                                  ARTICLE IX.
                                   TAXATION

          For purposes of United States federal and state income taxation, Amerac and Non-Operators each elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by
Section 761 of the Code and the regulations promulgated thereunder. Amerac is authorized and directed to execute on behalf of Non-Operators such evidence of this election as may be required by law. If there is any requirement that each party hereto give further evidence of this election, each party shall execute such documents and furnish such other evidence as may be required by law or as may otherwise be necessary to evidence this election. No party to this Agreement shall give notices or take any other action inconsistent with the election made pursuant to this Article XII. If any present or future income tax laws of the State of Texas, or any future income tax laws of the United States, contain provisions similar to those in Subchapter "K," Chapter 1, Subtitle "A," of the Code, under which an election similar to that provided in Section 761 of the Code is permitted, Amerac and Non-Operators shall make such elections as may be permitted or required by such law.

                                  ARTICLE X.
                                MISCELLANEOUS

     10.1 Exhibits.  All of the exhibits referred to in this Agreement are
          --------
hereby incorporated to this Agreement by reference and constitute a part of this Agreement. Each party to this Agreement has received a complete set of exhibits prior to and as of the execution of this Agreement.

     10.2 Successors and Assigns.  No Non-Operator shall assign to any third
          ----------------------
party any of its rights, titles, interests, obligations or liabilities under this Agreement without the prior written consent of Amerac. Amerac shall not assign to any third party any of its rights, titles, interests, obligations, or liabilities under this Agreement without the prior written consent of at least fifty percent (50%) in interest of Non-Operators. No consent to assignment shall be required, however, for any Non-Operator in the case of a transfer by such Non-Operator of all or any portion of its Program Interests to any Permitted Affiliate of such Non-Operator, provided that such Permitted Affiliate accurately completes and delivers to Amerac an Accredited Investor Certificate in the form of Exhibit VIII hereto and makes the representations and warranties to Amerac contained in Section 7.10. No consent to assignment shall be required for any party in those cases in which a party wishes to mortgage its interests, or to transfer title to its interests to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests. The provisions of Articles VIII.D and XV.L of the Operating Agreement are also expressly made applicable to this Agreement. No assignment of rights hereunder by either party shall relieve such party of any obligations and responsibilities under this Agreement, unless otherwise expressly consented to by Amerac in the case of an assignment by a Non-Operator, or fifty percent (50%) in interest of Non-Operators in the case of anassignment by Amerac. To the extent that any transferee of rights under this Agreement expressly assumes the obligations of the transferring party under this Agreement, such transferee shall become primarily liable for all such obligations assumed. Notwithstanding any such assumption, if such transferee fails to perform any of the obligations thus assumed, the transferring party shall remain liable for the performance thereof. Subject to the foregoing provisions of this Section 10.2, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of Amerac and Non-Operators and their respective heirs, legal representatives, successors, and assigns.

     10.3 Notices.  All notices and communications required or permitted
          -------
to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by prepaid telegram, or by telex or facsimile transmission confirmed either orally or in writing, addressed to the appropriate party at the address for such party shown below or at such other address as such party shall have theretofore designated by written notice delivered to the party giving such notice:

          (a)  If to Amerac:
               ------------

               Amerac Energy Corporation
               1201 Louisiana, Suite 3350
               Houston, Texas  77002-5609
               Attention: Mr. Jeffrey B. Robinson
               Telephone No.: (713) 308-5260
               Facsimile No.: (713) 308-5285

          (b)  If to Non-Operators:
               -------------------

               The address, telephone number, and facsimile number of each Non-Operator is set forth opposite the name and signature of each Non-Operator on the signature pages of this Agreement.

Notwithstanding the preceding provisions of this Section 10.3 to the contrary, all notices required to be given by Amerac to Non-Operators under Articles IV and V of this Agreement shall be delivered personally, or sent by bonded courier, or by telex or facsimile transmission confirmed either orally or in writing, addressed as provided herein. Any notice given in accordance herewith shall be deemed to have been received by the party to whom the notice is directed hereunder when delivered to the addressee in person, or delivered to the telegraph company or transmitted by telex or facsimile transmission, or one
(1) day after such notice has been delivered to a bonded courier, or five (5) days after such notice has been deposited in the United States Mail, as the case may be. The parties hereto may change the address, telephone numbers, and facsimile numbers to which such communications are to be addressed by giving written notice to the other parties in the manner provided in this Section 10.3.

     10.4 ENTIRE AGREEMENT; CONFLICTS.  THIS AGREEMENT, THE OPERATING AGREEMENT,
          ---------------------------
AND THE EXHIBITS HERETO AND THERETO COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG NON-OPERATORS AND AMERAC PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS ARE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE OPERATING AGREEMENT, AND THE EXHIBITS HERETO AND THERETO AND NEITHER NON-OPERATORS NOR AMERAC SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH.

     10.5 No Third Party Beneficiaries.  No person other than Non-Operators and
          ----------------------------
Amerac shall have any right, benefit, priority, or interest under this Agreement or as a result hereof or have standing to require satisfaction of the provisions hereof in accordance with their terms.

     10.6  Amendment.  This Agreement may be amended only by an instrument in
           ---------
writing executed by the parties hereto against whom enforcement is sought.

     10.7  Waiver; Rights Cumulative.  Any of the terms, covenants,
           -------------------------
representations, warranties, or conditions hereof may be waived only by a written instrument executed by or on behalf of the party hereto waiving compliance. No course of dealing on the part of any Non-Operator or Amerac, or their respective officers, employees, agents, or representatives, nor any failure by any Non-Operator or Amerac to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such party at a later time to enforce the performance of such provision. No waiver by any party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights and remedies of Non-Operators and Amerac under this Agreement shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedies available hereunder or at law or in equity.

     10.8  GOVERNING LAW; JURISDICTION, VENUE.  THIS AGREEMENT AND THE LEGAL
           ----------------------------------
RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS.

     10.9  Severability.  If any term or other provision of this Agreement is
           ------------
invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     10.10 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement.

          IN WITNESS WHEREOF, Non-Operators and Amerac have executed this Agreement on the dates set forth below, effective as of the Effective Date.

                                AMERAC ENERGY CORPORATION


Date:                           By:
     ---------------------         ---------------------------------------------
                                    Jeffrey B. Robinson
                                    President and Chief Executive Officer

                                SIGNATURE PAGE
                                --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                         and Walter C. Wilson, et al.


                                      NON-OPERATOR:



Date:
     --------------------             ------------------------------------------
                                      Frederick B. Whittemore
                                      Morgan Stanley & Co.
                                      1251 Avenue of the Americas, 23F
                                      New York, New York  10020
                                      Telephone No.:  212/703-7735
                                      Facsimile No.:  212/703-4790

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.




                                      NON-OPERATOR:



Date:
     --------------------             ------------------------------------------
                                      Jonathan R. Longley
                                      Jennison Associates
                                      1 Financial Center, 44th Floor
                                      Boston, Massachusetts  02111
                                      Telephone No.:  617/523-1700
                                      Facsimile No.:  617/951-2743

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.




                                      NON-OPERATOR:



Date:
     --------------------             ------------------------------------------
                                      Walter C. Wilson
                                      2002 Kirby Drive, Suite 1107
                                      Houston, Texas  77019
                                      Telephone No.:  713/520-5350
                                      Facsimile No.:  713/520-5950

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.




                                      NON-OPERATOR:



Date:
     --------------------             ------------------------------------------
                                      Breene M. Kerr
                                      115 Bay Street
                                      Easton, Maryland  21601
                                      Telephone No.:  410/820-9676
                                      Facsimile No.:  410/822-3137

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.




                                      NON-OPERATOR:



Date:
     --------------------             ------------------------------------------
                                      Thomas F. Doyle
                                      Jennison Associates
                                      1 Financial Center, 44th Floor
                                      Boston, Massachusetts  02111
                                      Telephone No.:  617/523-1700
                                      Facsimile No.:  617/951-2743

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.




                                      NON-OPERATOR:



Date:
     --------------------             ------------------------------------------
                                      J. Hugh Roff
                                      Petrounited Terminals, Inc.
                                      333 Clay Street, Suite 4300
                                      Houston, Texas  77002
                                      Telephone No.:  713/655-5320
                                      Facsimile No.:  713/655-7146

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.




                                      NON-OPERATOR:



Date:
     --------------------             ------------------------------------------
                                      Morton Swinsky
                                      33 East 70th Street
                                      New York, New York  10021
                                      Telephone No.:  212/528-3472
                                      Facsimile No.:  212/786-3347

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.




                                      NON-OPERATOR:



Date:
     --------------------             ------------------------------------------
                                      Vincent J. Dowling
                                      Dowling Partners
                                      36 Trumbull
                                      Hartford, Connecticut  06103
                                      Telephone No.:  860/570-8600
                                      Facsimile No.:  860/560-8615

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.




                                      NON-OPERATOR:


                                      NORVILLE OIL CO., L.L.C.



Date:                                 By:
     -------------------------           ---------------------------------------
                                         Robert G. Harris
                                         Manager
ATTEST:                                  101 Park Avenue, Suite 600
                                         Oklahoma City, Oklahoma  73102
By:                                      Telephone No.:    405/236-4361
   ---------------------------
Printed Name:                            Facsimile No.:    405/236-4395
             -----------------
Title:
      ------------------------

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.


                                      NON-OPERATOR:





Date:                                 By:
     -------------------------           ---------------------------------------
                                         Richard C. Nelson
                                         Petrounited Terminals, Inc.
                                         333 Clay Street, Suite 4300
                                         Houston, Texas  77002
                                         Telephone No.:  713/655-5320
                                         Facsimile No.:  713/655-7146

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.


                                      NON-OPERATOR:





Date:                                 By:
     -------------------------           ---------------------------------------
                                         Gene P. Morrell
                                         Petrounited Terminals, Inc.
                                         333 Clay Street, Suite 4300
                                         Houston, Texas  77002
                                         Telephone No.:  713/655-5320
                                         Facsimile No.:  713/655-7146

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.


                                      NON-OPERATOR:





Date:                                 By:
     -------------------------           ---------------------------------------
                                         Charles E. Ramsey, Jr.
                                         3374 Plantation Point
                                         Athens, Texas  75751
                                         Telephone No.:  903/675-5886
                                         Facsimile No.:  903/675-5886

                                 SIGNATURE PAGE
                                 --------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.


                                      NON-OPERATOR:





Date:                                 By:
     -------------------------           ---------------------------------------
                                         John Robert Porter
                                         Earth Satellite Corporation
                                         6011 Executive Road, Suite 400
                                         Rockville, Maryland  20852-3801
                                         Telephone No.:  301/231-0660
                                         Facsimile No.:  301/231-5020

                                   EXHIBIT I

                         ATTACHED TO AND MADE A PART OF
            EXPLOITATION AGREEMENT BETWEEN AMERAC ENERGY CORPORATION
                          AND WALTER C. WILSON, ET AL.

         PARTIES            INITIAL PARTICIPANT
                                 INTERESTS
------------------------------------------------------------------------------------------------------------
Amerac Energy Corp.               .500000

   NON-OPERATORS                                 NON-OPERATOR CASH  MAXIMUM INDIVIDUAL  MAXIMUM INDIVIDUAL
                                                   CONSIDERATION    FUNDING COMMITMENT       WARRANTS
------------------------------------------------------------------------------------------------------------
Frederick B. Whittemore           .083333          $ 31,792.43          $  200,000             8,333

Jonathan R. Longley               .062500            23,844.42             150,000             6,250

Walter C. Wilson                  .052917            20,188.40             127,000             5,292

Breene M. Kerr                    .052083            19,870.22             125,000             5,208

Thomas F. Doyle                   .041667            15,896.41             100,000             4,167

J. Hugh Roff                      .041667            15,896.41             100,000             4,167

Morton Swinsky                    .041666            15,896.03             100,000             4,167

Vincent J. Dowling                .031250            11,922.21              75,000             3,125

Norville Oil Co., L.L.C.          .031250            11,922.21              75,000             3,125

Richard C. Nelson                 .020833             7,948.01              50,000             2,083

Gene P. Morrell                   .016667             6,358.64              40,000             1,667

Charles E. Ramsey, Jr.            .013750             5,285.77              33,000             1,375

John Robert Porter                .010417             3,934.20              25,000             1,042
TOTALS                           1.000000          $190,755.36          $1,200,000            50,000
====================================================================================================

                                   EXHIBIT II
                                   ----------

             Attached to and made a part of Exploitation Agreement
                       between Amerac Energy Corporation
                          and Walter C. Wilson, et al.

                      DESCRIPTION OF NORTH BLACKWELL AREA
                              NOLAN COUNTY, TEXAS


                     T.&P. Railway Company Survey, Block Z
                     -------------------------------------

                            Section 22:        S/2
                            Section 23:        SE/4
                            Section 25:        S/2
                            Section 26:        S/2, NE/4
                            Section 27:        All
                            Section 28:        W/2
                            Section 29:        W/2
                            Section 36:        NW/4
                            Section 30:        All
                            Section 31:        All
                            Section 32:        All
                            Section 33:        All
                            Section 34:        All
                            Section 35:        W/2, NE/4

                   H.&T.C. Railway Company Survey, Block 1-A
                   -----------------------------------------

                            Section 27:        All
                            Section 28:        All
                            Section 29:        W/2
                            Section 32:        W/2
                            Section 203:       All
                            Section 204:       All
                            Section 251:       All

                 W.E. McRorey Survey, A-1679, Section 12:  All

               T.&P. Railway Company Survey, Block A, Section 2,
                        All lying in Nolan County, Texas

                E.W. Yardley Survey, Certificate No. 1155:  All

                          J.H. Herndon Survey, A-472:
                       All lying in Nolan County, Texas

                 G.A. McRorey Survey, SF1070, Section 13:  All

                  Section 473, Block 9, Certificate No. 126,
                        Nathan Brookshire Survey:  All

                       The Townsite of Blackwell, Texas,
            insofar as that portion that lies in Nolan County, Texas

                                   EXHIBIT II
                                   ----------

                      DESCRIPTION OF NORTH BLACKWELL AREA
                              NOLAN COUNTY, TEXAS


                              [MAP APPEARS HERE]

                                EXHIBIT "III-A"
                                ---------------

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.


                        DESCRIPTION OF HICKMAN PROSPECT
                    OIL AND GAS LEASES AND TERM ASSIGNMENTS
                              NOLAN COUNTY, TEXAS


LEASES:
-------


          LEASE NO.:     TX858001A
          LESSOR:        A. E. Pool and wife, Gloria Pool
          LESSEE:        Amerac Energy Corporation
          DATED:         August 29, 1996
          RECORDED:      Book 372, Page 243 of the Official Records of Nolan
                         County, Texas

          DESCRIPTION:   A 157.24 acre tract out of the SW/4 of Section 206, and
                         a 2/76 acre tract out of the NW/4 of Section 249, Block
                         1-A, H&TC Ry. Company Survey, being a total of 160 acres and more particularly described by metes and bounds in that certain Warranty Deed from A. E. Pool and wife, Gloria Pool, to James C. Shelton and wife, Blanche M. Shelton, dated February 15, 1978 and recorded in Volume 237, Page 650, Deed Records, Nolan
                         County, Texas.

          LEASE NO.:     TX858001B
          LESSOR:        Ray A. Johnson and wife, Glenna Johnson
          LESSEE:        Amerac Energy Corporation
          DATED:         September 16, 1996
          RECORDED:      Book 378, Page 310 of the Official Records of Nolan
                         County, Texas

          DESCRIPTION:   A 157.24 acre tract out of the SW/4 of Section 206, and
                         a 2.76 acre tract out of the NW/4 of Section 249, Block
                         1-A, H&TC Ry. Company Survey, being a total of 160 acres and more particularly described by metes and bounds in that certain Warranty Deed from A. E. Pool and wife, Gloria Pool, to James C. Shelton and wife, Blanche M. Shelton, dated February 15, 1978 and recorded in Volume 237, Page 650, Deed Records, Nolan
                         County, Texas

                                    III-A-i

          LEASE NO.:     TX858002
          LESSOR:        The Atchison, Topeka and Santa Fe Railway Company
          LESSEE:        Amerac Energy Corporation
          DATED:         September 6, 1996
          RECORDED:      Book 383, Page 29 of the Official Records of Nolan
                         County, Texas
          DESCRIPTION:   14.95 acres of land, more or less, located in Section
                         25, Block 1-A, H&TC Ry. Company Survey, A-15, Nolan
                         County, Texas


          LEASE NO.:     TX858003A
          LESSOR:        Hickman-Jordan-Halligan Ranches
          LESSEE:        Amerac Energy Corporation
          DATED:         August 1, 1996
          RECORDED:      Book 373, Page 235 of the Official Records of Nolan
                         County, Texas
          DESCRIPTION:   325 acres of land, more or less, located in E/2 of
                         Section 206, Block 1-A, H&TC Ry. Co. Survey, Nolan
                         County, Texas.


          LEASE NO.:     TX858003B
          LESSOR:        Suzanne Bucholz
          LESSEE:        Amerac Energy Corporation
          DATED:         August 1, 1996
          RECORDED:      Book 375, Page 276 of the Official Records of Nolan
                         County, Texas
          DESCRIPTION:   325 acres of land, more or less, located in E/2 of
                         Section 206, Block 1-A, H&TC Ry. Co. Survey, Nolan
                         County, Texas.


          LEASE NO.:     TX858004A
          LESSOR:        Scott and White Memorial Hospital and Scott, Sherwood
                         and Brindley Foundation
          LESSEE:        Amerac Energy Corporation
          DATED:         August 1, 1996
          RECORDED:      Book 378, Page 313 of the Official Records of Nolan
                         County, Texas
          DESCRIPTION:   80 acres of land, more or less, located in E/4 S/2 of
                         Section 34, Block 1-A, H&TC Ry. Co. Survey, Nolan
                         County, Texas.

                                    III-A-ii

          LEASE NO.:     TX858004B
          LESSOR:        W. A. Hickman and wife, Jeraldine Hickman
          LESSEE:        Amerac Energy Corporation
          DATED:         August 1, 1996
          RECORDED:      Book 373, Page 238 of the Official Records of Nolan
                         County, Texas
          DESCRIPTION:   80 acres of land, more or less, located in E/4 S/2 of
                         Section 34, Block 1-A, H&TC Ry. Co. Survey, Nolan
                         County, Texas.


          LEASE NO.:     TX858005
          LESSOR:        Cecil L. Smith and wife, Verla Mae Smith
          LESSEE:        Amerac Energy Corporation
          DATED:         June 10, 1996
          RECORDED:      Book 375, Page 157 of the Official Records of Nolan
                         County, Texas

          DESCRIPTION:   300.0 acres of land, more or less, out of Section 25,
                         Block 1-A, H&TC Ry. Company Survey, Nolan County, Texas and being all that portion of said Section 25 lying
                         South and West of the KCM &O Ry. Co. Right of Way and being the same lands described in that certain Warranty
                         Deed dated January 23, 1993, from Thelma H. Smith and
                         Spurgeon Clarence Smith to Cecil Lewis Smith and recorded in Volume 248, Page 177 of the Official Public
                         Records of Nolan County, Texas.


          LEASE NO.:     TX858006
          LESSOR:        Mary Ellen Little and Edna Kathryn Little, Both Dealing
                         in their Separate Property
          LESSEE:        Amerac Energy Corporation
          DATED:         June 4, 1996
          RECORDED:      Book 367, Page 186,of the Official Records of Nolan
                         County, Texas

          DESCRIPTION:   309.0 acres of land, more or less, out of Section 25,
                         Block 1-A, H&TC Ry. Company Survey, Nolan County, Texas and being the same lands described in that certain
                         Warranty Deed dated October 9, 1945 from C. J. Harris and wife, Effie Harris to James H. Michaels and wife, Kate Michaels and recorded in Volume 119, Page 474 of the Deed Records of Nolan County, Texas.

                                    III-A-iii

          LEASE NO.:
          LESSOR:        Billie W. Alderman and Lenore W. Rallis
          LESSEE:        Amerac Energy Corporation
          DATED:         October 7, 1996
          RECORDED:      Book 383, Page 39, of the Official Records of Nolan
                         County, Texas

          DESCRIPTION:   440.0 acres of land, more or less, being NE/4, N/2
                         SE/4, of Section 66; and East 200 acres of the N/2 of
                         Section 67; all located in Block 1-A, H&TC Ry. Co.
                         Survey, Nolan County, Texas.


TERM ASSIGNMENTS:
-----------------


          LEASE NO:
          ASSIGNOR:      Ray Alderman and wife, Billie W. Alderman
          ASSIGNEE:      Amerac Energy Corporation
          DATED:         December 2, 1996
          RECORDED:      Book 383, Page 42 of the Official Records of Nolan
                         County, Texas

          LESSOR:        Billie W. Alderman and Lenore W. Rallis
          LESSEE:        Ray Alderman
          DATED:         June 22, 1984
          RECORDED:      Volume 111, Page 389 of the Oil & Gas Records of Nolan
                         County, Texas.
          DESCRIPTION:   Insofar and only insofar as said lease covers the
                         following described lands as to all depths below 5,600 feet: All of the S/2 SE/4 of Section 66, Block 1-A,
                         H&TC Ry. Co. Survey, Nolan County, Texas;

          LESSOR:        Billie W. Alderman and Lenore W. Rallis
          LESSEE:        Ray Alderman
          DATED:         August 15, 1983
          RECORDED:      Volume 107, Page 619 of the Oil & Gas Records of Nolan
                         County, Texas.

          DESCRIPTION:   Insofar and only insofar as said lease covers the
                         following described lands as to all depths below 5,600 feet: All of the SE/4 of Section 67, Block 1-A, H&TC
                         Ry. Co. Survey, Nolan County, Texas.

          LEASE NO:
          ASSIGNOR:      W. H. Price, et al.
          ASSIGNEE:      Amerac Energy Corporation

                                    III-A-iv

          DATED:         November 11, 1996
          RECORDED:      Book 379, Page 117 of the Official Records of Nolan
                         County, Texas
          LESSOR:        Billie Whiteside Alderman, et al.
          LESSEE:        Richard F. Williamson
          DATED:         June 20, 1978
          RECORDED:      Book 86, Page 344, of the Deed Records of Nolan County,
                         Texas

          DESCRIPTION:   Insofar and only insofar as said lease covers the
                         following described lands as to all depths below 5,600 feet: Western-most 120 acres of the NW/4 of Section 67, Block 1-A, H&TC Ry. Co. Survey, A-591, Nolan County,
                         Texas.


          LESSOR:        Erma Lowe
          LESSEE:        Richard F. Williamson
          DATED:         June 12, 1978
          RECORDED:      Book 86, Page 521, of the Deed Records of Nolan County,
                         Texas

          DESCRIPTION:   Insofar and only insofar as said lease covers the
                         following described lands as to all depths below 5,600 feet: Western-most 120 acres of the NW/4 of Section 67, Block 1-A, H&TC Ry. Co. Survey, A-591, Nolan County,
                         Texas.


          LESSOR:        Maralo, Inc.
          LESSEE:        Richard F. Williamson
          DATED:         June 12, 1978
          RECORDED:      Book 86, Page 523, of the Deed Records of Nolan County,
                         Texas

          DESCRIPTION:   Insofar and only insofar as said lease covers the
                         following described lands as to all depths below 5,600 feet: Western-most 120 acres of the NW/4 of Section 67, Block 1-A, H&TC Ry. Co. Survey, A-591, Nolan County,
                         Texas.

          LESSOR:        Elmer Jordan, et ux
          LESSEE:        W. H. Price
          DATED:         September 12, 1978
          RECORDED:      Book 87, Page 183, of the Deed Records of Nolan County,
                         Texas
          DESCRIPTION:   Insofar and only insofar as said lease covers all
                         depths below 5,600 feet: SW/4 and W/2 SE/4 of Section
                         34, Block 1-A, H&TC Ry. Co. Survey, A-591, Nolan
                         County, Texas.

                                    III-A-v

          LESSOR:        Elmer Jordan, et ux
          LESSEE:        W. H. Price
          DATED:         August 22, 1978
          RECORDED:      Book 86, Page 877, of the Deed Records of Nolan County,
                         Texas
          DESCRIPTION:   Insofar and only insofar as said lease covers all
                         depths below 5,600 feet: NW/4 of Section 34, Block 1-A,
                         H&TC Ry. Co. Survey, A-591, Nolan County, Texas.


          LESSOR:        Elmer Jordan, et ux
          LESSEE:        W. H. Price
          DATED:         January 16, 1979
          RECORDED:      Book 87, Page 856, of the Deed Records of Nolan County,
                         Texas
          DESCRIPTION:   Insofar and only insofar as said lease covers all
                         depths below 5,600 feet: NE/4 of Section 34, Block 1-A,
                         H&TC Ry. Co. Survey, A-591, Nolan County, Texas.

                                    III-A-vi

                                EXHIBIT "III-A"
                                ---------------

                        DESCRIPTION OF HICKMAN PROSPECT
                              NOLAN COUNTY, TEXAS


                              [MAP APPEARS HERE]

                                EXHIBIT "III-A"
                                ---------------

             Attached to and made a part of Exploitation Agreement
                       between Amerac Energy Corporation
                          and Walter C. Wilson, et al.


                        DESCRIPTION OF RAWLINGS PROSPECT
                    OIL AND GAS LEASES AND OPTION AGREEMENTS
                               COKE COUNTY, TEXAS


LEASES:
-------

          LEASE NO.:
          LESSOR:        Jeffrey B. Copeland and wife, Shari Copeland
          LESSEE:        Amerac Energy Corporation
          DATED:         August 30, 1996
          RECORDED:      Volume 83, Page 31 of the Official Records of Coke
                         County, Texas.
          DESCRIPTION:   Tract 1: 80.0 acres, more or less, being the North One-
                         --------
                         Half of the Northwest One-Quarter (N/2 NW/4) of Section
                         397, Block 1-A, H&TC Ry. Company Survey, Coke County,
                         Texas.
                         Tract 2:  665.0 acres, more or less, being all of
                         --------
                         Section 398, Block 1 A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 3:  320.0 acres, more or less, being the East
                         --------
                         One-Half (E/2) of Section 399, Block 1-A, H&TC Ry.
                         Company Survey, Coke County, Texas.


          LEASE NO.:
          LESSOR:        Leslie A. Hobgood, et al.
          LESSEE:        Amerac Energy Corporation
          DATED:         July 18, 1996
          RECORDED:      Volume 83, Page 28 of the Official Records of Coke
                         County, Texas
          DESCRIPTION:   Tract 1:  160.0 acres, more or less, being all of the
                         --------
                         NW/4 of Section 367, Block 1-A, H&TC Ry. Company
                         Survey, A-328, and being the same land as described in
                         Partition Deed dated 3/18/42 from W. A. Robbins Estate
                         to Lula B. Perry, Recorded in Volume 62, Page 137, Deed
                         Records of Coke County, Texas.
                         Tract 2:  141.25 acres, more or less, being all of the
                         --------
                         NE/4 of Section 368, Block 1-A, H&TC Ry. Company
                         Survey,

                                    III-A-i

                         A-1445, LESS AND EXCEPT the N/2 NE/4NE/4 of Section 368, and being the same land as described in Partition Deed dated 3/18/42 from W. A. Robbins Estate to Lula B. Perry, Recorded in Volume 62, Page 137, Deed Records of Coke County, Texas.


          LEASE NO.:
          LESSOR:        Harry Shourie
          LESSEE:        Amerac Energy Corporation
          DATED:         November 20, 1996
          RECORDED:      Volume __, Page __ of the Official Records of Coke
                         County, Texas
          DESCRIPTION:   Tract 1:  160.0 acres, more or less, being all of the
                         --------
                         NW/4 of Section 367, Block 1-A, H&TC Ry. Company
                         Survey, A-328, and being the same land as described in
                         Partition Deed dated 3/18/42 from W. A. Robbins Estate
                         to Lula B. Perry, Recorded in Volume 62, Page 137, Deed
                         Records of Coke County, Texas.
                         Tract 2:  141.25 acres, more or less, being all of the
                         --------
                         NE/4 of Section 368, Block 1-A, H&TC Ry. Company
                         Survey, A-1445, LESS AND EXCEPT the N/2 NE/4NE/4 of
                         Section 368, and being the same land as described in Partition Deed dated 3/18/42 from W. A. Robbins Estate to Lula B. Perry, Recorded in Volume 62, Page 137, Deed
                         Records of Coke County, Texas.


OPTION AGREEMENTS:
------------------

          OPTION NO.:
          OPTIONOR:      T. P. Linney, Guardian of the Estate of Edna Earl Box,
                         N.C.M.
          OPTIONEE:      Amerac Energy Corporation
          DATED:         July 16, 1996
          RECORDED:      Volume 82, Page 132 of the Official Records of Coke
                         County, Texas
          DESCRIPTION:   Tract 1:  640.0 acres, more or less, being all of
                         --------
                         Section 351, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 2:  648.58 acres, more or less, being all of
                         --------
                         Section 352, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 3:  540.0 acres, more or less, being all of
                         --------
                         Section 365, Block 1-A, H&TC Ry. Company Survey, Coke

                                   III-A-ii

                         County, Texas, SAVE AND EXCEPT the North 100 acres of the East One-Half of said Section 365.
                         Tract 4:  497.25 acres, more or less, being the South
                         --------
                         One-Half (S/2) and Northwest One-Quarter (NW/4) of
                         Section 366, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 5:  165.75 acres, more or less, being the
                         --------
                         Northeast One-Quarter (NE/4) of Section 366, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 6:  480.0 acres, more or less, being the North
                         --------
                         One-Half (N/2) and the Southeast One-Quarter (SE/4) of
                         Section 388, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 7:  160.0 acres, more or less, being the
                         --------
                         Northeast One-Quarter (NE/4) of Section 389, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 8:  480.0 acres, more or less, being the South
                         --------
                         One-Half (S/2) and Northwest One-Quarter (NW/4) of
                         Section 389, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 9:  662.5 acres, more or less, being all of
                         --------
                         Section 390, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 10:  640.0 acres, more or less, being all of
                         ---------
                         Section 391, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 11:  160.0 acres more or less, being the
                         ---------
                         Southeast One-Quarter (SE/4) of Section 397, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         And Containing a total of 5,074.08 gross acres, more or less.

OPTION NO.:
-----------

           OPTIONOR:     Tom C. Rawlings, et al.
           OPTIONEE:     Amerac Energy Corporation
           DATED:        July 16, 1996
           RECORDED:     Volume 82, Page 132 of the Official Records of Coke
                         County, Texas
           DESCRIPTION:  Tract 1:  640.0 acres, more or less, being all of
                         --------
                         Section 351, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 2:  648.58 acres, more or less, being all of
                         --------
                         Section 352, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.

                                   III-A-iii

                         Tract 3:  540.0 acres, more or less, being all of
                         --------
                         Section 365, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas, SAVE AND EXCEPT the North 100 acres of the East One-Half of said Section 365.
                         Tract 4:  497.25 acres, more or less, being the South
                         --------
                         One-Half (S/2) and Northwest One-Quarter (NW/4) of
                         Section 366, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 5:  165.75 acres, more or less, being the
                         --------
                         Northeast One-Quarter (NE/4) of Section 366, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 6:  480.0 acres, more or less, being the North
                         --------
                         One-Half (N/2) and the Southeast One-Quarter (SE/4) of
                         Section 388, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 7:  160.0 acres, more or less, being the
                         --------
                         Northeast One-Quarter (NE/4) of Section 389, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 8:  480.0 acres, more or less, being the South
                         --------
                         One-Half (S/2) and Northwest One-Quarter (NW/4) of
                         Section 389, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 9:  662.5 acres, more or less, being all of
                         --------
                         Section 390, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 10:  640.0 acres, more or less, being all of
                         ---------
                         Section 391, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 11:  160.0 acres more or less, being the
                         ---------
                         Southeast One-Quarter (SE/4) of Section 397, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 12:  80.0 acres, more or less, being the North
                         ---------
                         One-Half of the Northwest One-Quarter (N/2 NW/4) of
                         Section 397, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas
                         Tract 13:  665.0 acres, more or less, being all of
                         ---------
                         Section 398, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 14:  320.0 acres, more or less, being the East
                         ---------
                         One-Half (E/2) of Section 399, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         And containing a total of 6,139.08 gross acres, more or less.

                                   III-A-iv

          OPTION NO.:
          OPTIONOR:      Marian Alice Bird
          OPTIONEE:      Amerac Energy Corporation
          DATED:         July 17, 1996
          RECORDED:      Volume 83, Page 123 of the Official Records of Coke
                         County, Texas
          DESCRIPTION:   Tract 1:  640.0 acres, more or less, being all of
                         --------
                         Section 351, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 2:  648.58 acres, more or less, being all of
                         --------
                         Section 352, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 3:  540.0 acres, more or less, being all of
                         --------
                         Section 365, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas, SAVE AND EXCEPT the North 100 acres of
                         the East One-Half of said Section 365.
                         Tract 4:  497.25 acres, more or less, being the South
                         --------
                         One-Half (S/2) and Northwest One-Quarter (NW/4) of
                         Section 366, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 5:  165.75 acres, more or less, being the
                         --------
                         Northeast One-Quarter (NE/4) of Section 366, Block 1-A,
                         H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 6:  480.0 acres, more or less, being the North
                         --------
                         One-Half (N/2) and the Southeast One-Quarter (SE/4) of
                         Section 388, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 7:  160.0 acres, more or less, being the
                         --------
                         Northeast One-Quarter (NE/4) of Section 389, Block 1-A,
                         H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 8:  480.0 acres, more or less, being the South
                         --------
                         One-Half and Northwest One-Quarter (NW/4) of Section
                         389, Block 1-A, H&TC Ry. Company Survey, Coke County,
                         Texas.
                         Tract 9:  662.5 acres, more or less, being all of
                         --------
                         Section 390, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 10:  640.0 acres, more or less, being all of
                         ---------
                         Section 391, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 11:   160.O acres more or less, being the
                         ---------
                         Southeast One-Quarter (SE/4) of Section 397, Block 1-A,
                         H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 12:  80.0 acres, more or less, being the North
                         ---------
                         One-Half of the Northwest One-Quarter (N/2 NW/4) of
                         Section

                                   III-A-v

                         397, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas
                         Tract 13:  665.0 acres, more or less, being all of
                         ---------
                         Section 398, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 14:  320.0 acres, more or less, being the East
                         ---------
                         One-Half of Section 399, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         And containing a total of 6,139.08 gross acres, more or less.


          OPTION NO.:
          OPTIONOR:      Beth Rawlings Edwards
          OPTIONEE:      Amerac Energy Corporation
          DATED:         July 17, 1996
          RECORDED:      Volume 83, Page 125 of the Official Records of Coke
                         County, Texas
          DESCRIPTION:   Tract 1:  640.0 acres, more or less, being all of
                         --------
                         Section 351, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 2:  648.58 acres, more or less, being all of
                         --------
                         Section 352, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 3:  540.0 acres, more or less, being all of
                         --------
                         Section 365, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas, SAVE AND EXCEPT the North 100 acres of
                         the East One-Half of said Section 365.
                         Tract 4:  497.25 acres, more or less, being the South
                         --------
                         One-Half (S/2) and Northwest One-Quarter (NW/4) of
                         Section 366, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 5:  165.75 acres, more or less, being the
                         --------
                         Northeast One-Quarter (NE/4) of Section 366, Block 1-A,
                         H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 6:  480.0 acres, more or less, being the North
                         --------
                         One-Half (N/2) and the Southeast One-Quarter (SE/4) of
                         Section 388, Block 1-A, H&TC Ry. Company Survey, Coke
                         County, Texas.
                         Tract 7:  160.0 acres, more or less, being the
                         --------
                         Northeast One-Quarter (NE/4) of Section 389, Block 1-A,
                         H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 8:  480.0 acres, more or less, being the South
                         --------
                         One-Half and Northwest One-Quarter (NW/4) of Section
                         389, Block 1-A, H&TC Ry. Company Survey, Coke County,
                         Texas.

                                   III-A-vi

                         Tract 9:  662.5 acres, more or less, being all of
                         --------
                         Section 390, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 10:  640.0 acres, more or less, being all of
                         ---------
                         Section 391, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 11:  160.0 acres more or less, being the
                         ---------
                         Southeast One-Quarter (SE/4) of Section 397, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 12:  80.0 acres, more or less, being the North
                         ---------
                         One-Half of the Northwest One-Quarter (N/2 NW/4) of
                         Section 397, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas
                         Tract 13:  665.0 acres, more or less, being all of
                         ---------
                         Section 398, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 14:  320.0 acres, more or less, being the East
                         ---------
                         One-Half of Section 399, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         And containing a total of 6,139.08 gross acres, more or less.


          OPTION NO.:
          OPTIONOR:      Carroll J. Robbins, et al.
          OPTIONEE:      Amerac Energy Corporation
          DATED:         July 3, 1996
          RECORDED:      Volume 83, Page 123 of the Official Records of Coke
                         County, Texas
          DESCRIPTION:   Tract 1: 320.0 acres, more or less, being the East One-
                         --------
                         Half (E/2) of Section 367, A-328, Block 1-A, H&TC Ry.
                         Company Survey, Coke County, Texas.
                         Tract 2:  160.0 acres, more or less, being the
                         --------
                         Southwest One-Quarter (SW/4) of Section 367, A-328,
                         Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 3:  260.6 acres, more or less, being 100 acres
                         --------
                         out of the Southeast One-Quarter of Section 387, A-334,
                         Block 1-A, H&TC Ry. Company Survey, Coke County, Texas and 160.6 acres being the Southwest One Quarter (SW/4) of Section 388, Block 1-A, H&TC Ry. Company Survey,
                         Coke County, Texas, said lands being more particularly described as Parcel A: Tract Two and Tract Three in that certain Gift Deed dated August 30, 1990 from C. J.
                         Robbins a/k/a Carroll Robbins and wife, Lillian Robbins to Carroll A. Robbins and Ronnie L. Robbins as recorded

                                   III-A-vii
                         in Volume 286, Page 183 of the Deed Records of Coke County, Texas.
                         Tract 4:  160.0 acres, more or less, being the
                         --------
                         Northwest One-Quarter (NW/4) of Section 423, A-349, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas. Tract 5: 180.0 acres, more or less, being described as
                         --------
                         240.0 acres, more or less, and being the Southwest One-Quarter (SW/4) and the South One-Half of the Northwest One-Quarter (S/2 NW/4) of Section 397, A-345, Block 1-A, H&TC Ry. Company Survey, Coke County, Texas; SAVE AND EXCEPT 60.0 acres out of the Southeast corner of said Southwest One-Quarter, said 60.0 acres being more particularly described in that certain Mineral Deed dated January 23, 1919 from M.G. Reed and Bessie Reed to Dan Herndon and J. D. Graham and recorded in Volume 35, Page 625 of the Deed Records of Coke County, Texas. Tract 6: 60.0 acres, more or less, out of the
                         --------
                         Southeast corner of the Southwest One-Quarter (SW/4) of
                         Section 397, A-345, Block 1-A, H&TC Ry. Company Survey, Coke County, and being more particularly described in that certain Mineral Deed dated January 23, 1919 from
                         M. G. Reed and Bessie Reed to Dan Herndon and FJ. D. Graham and recorded in Volume 35, Page 625 of the Deed Records of Coke County, Texas.
                         And containing a total of 1,140.6 gross acres, more or less.


          OPTION NO.:
          OPTIONOR:      Frank Robbins, Jr., dealing in his separate property
          OPTIONEE:      Amerac Energy Corporation
          DATED:         July 8, 1996
          RECORDED:      Volume 83, Page 127 of the Official Records of Coke
                         County, Texas
          DESCRIPTION:   Tract 1: 320.0 acres, more or less, being the East One-
                         --------
                         Half of Section 367s, A-328, Block 1-A, H&TC Ry.
                         Company Survey, Coke County, Texas.
                         Tract 2:  160.0 acres, more or less, being the
                         --------
                         Southwest One-Quarter (SW/4) of Section 367, A-328,
                         Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.
                         Tract 3:  160.0 acres, more or less, being the
                         --------
                         Northwest One-Quarter (NMW/4) of Section 423, A-349,
                         Block 1-A, H&TC Ry. Company Survey, Coke County, Texas.

                                  III-A-viii

                                EXHIBIT "III-A"
                                ---------------

                        DESCRIPTION OF RAWLINGS PROSPECT
                               COKE COUNTY, TEXAS

                              [MAP APPEARS HERE]

                                EXHIBIT "III-A"
                                ---------------

                        DESCRIPTION OF MESQUITE PROSPECT
                              NOLAN COUNTY, TEXAS

                              [MAP APPEARS HERE]

                                EXHIBIT "III-B"
                                ---------------

         ACREAGE COVERED BY THREE DIMENSIONAL SEISMIC SURVEY ACQUIRED
                       FROM ENSERCH EXPLORATION COMPANY
                              NOLAN COUNTY, TEXAS

                              [MAP APPEARS HERE]

                                  EXHIBIT IV

             Attached to and made a part of Exploitation Agreement
                     between Amerac Energy Corporation and
                           Walter C. Wilson, et al.


                   PARTIAL ASSIGNMENT OF OIL AND GAS LEASES
                   ----------------------------------------


     THIS PARTIAL ASSIGNMENT OF OIL AND GAS LEASES ("Assignment") is executed and effective this ____ day of __________________, 199_, and is from AMERAC ENERGY CORPORATION, a Delaware corporation having as its address 1201 Louisiana, Suite 3350, Houston, Texas 77002-5609 ("Assignor"), to FREDERICK B. WHITTEMORE, having as his address 1251 Avenue of the Americas, 23rd Floor, New York, New York 10020, JONATHAN R. LONGLEY, having as his address 1 Financial Center, 44th Floor, Boston, Massachusetts 02111, WALTER C. WILSON, having as his address 2002 Kirby Drive, Suite 1107, Houston, Texas 77019, BREENE M. KERR, having as his address 115 Bay Street, Easton, Maryland 21601, MORTON SWINSKY, having as his address 33 East 70th Street, New York, New York 10021, THOMAS F. DOYLE, having as his address 1 Financial Center, 44th Floor, Boston, Massachusetts 02111, J. HUGH ROFF, having as his address 333 Clay Street, Suite 4300, Houston, Texas 77002, VINCENT J. DOWLING, having as his address 36 Trumbull, Hartford, Connecticut 06103, NORVILLE OIL CO., L.L.C., having as its address 101 Park Avenue, Suite 600, Oklahoma City, Oklahoma 73102, RICHARD C. NELSON, having as his address 333 Clay Street, Suite 4300, Houston, Texas 77002, GENE P. MORRELL, having as his address 333 Clay Street, Suite 4300, Houston, Texas 77002, CHARLES
E. RAMSEY, JR., having as his address 3374 Plantation Point, Athens, Texas 75751, and JOHN ROBERT PORTER, having as his address 6011 Executive Road, Suite 400, Rockville, Mayland 20852-3801 (collectively, "Assignees").

                                      I.
                         GRANTING AND HABENDUM CLAUSES

     1.1 Grant. For and in consideration of Ten and No/100 Dollars ($10.00) and
         -----
other good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor has GRANTED, TRANSFERRED, BARGAINED, SOLD, CONVEYED, and ASSIGNED, and does hereby GRANT, TRANSFER, BARGAIN, SELL, CONVEY, and ASSIGN to Assignees, in the proportions identified below in Section
1.2 hereof, [AND SUBJECT TO THE REVERSIONARY INTEREST RESERVED BY ASSIGNOR PURSUANT TO ARTICLE IV HEREOF,] an aggregate undivided fifty percent (50%) interest in and to the following property and rights:

     (a) the undivided oil and gas leasehold interest, and the associated net revenue interest, in each case set forth on the attached Exhibit "A" in and to those certain oil, gas, and mineral leases also described more particularly on the attached Exhibit "A" (the "Leases"), together with any and all other rights, titles, and interests of Assignor in and to (i) the Leases and the leasehold estates created thereby as to all depths, subject to the terms, conditions, covenants, and obligations set forth in the Leases, and (ii) the lands covered by the Leases or included in units with which the Leases may have been pooled or unitized (the "Lands");

     (b) like undivided interests in and to all oil and gas wells located on the Leases and the Lands or on other leases or lands with which the Leases and/or the Lands may have been pooled or unitized (collectively, the "Wells"), and all oil, gas, and other hydrocarbons produced therefrom or allocated thereto;

     (c) like undivided interests in and to all equipment, machinery, fixtures, and other real, personal, and mixed property located on the Leases, Lands, and Wells, to the extent used in connection with or attributable to the Leases, Lands, and Wells, including, without limitation, saltwater disposal wells, injection wells, well equipment, casing, rods, tanks, boilers, tubing, pumps, motors, machinery, compression equipment, flow lines, pipelines, and other improvements used in the operation thereof ("Personal Property"); and

     (d) all of the rights, titles, and interests of Assignor in and to all of the permits; licenses; servitudes; easements; rights-of-way; orders; farm-in and farm-out agreements; bottom hole agreements; crude oil, condensate, and natural gas purchase and sale, gathering, transportation, and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling and/or unitization agreements and the units created thereby; processing agreements; saltwater disposal agreements; options; and other contracts, agreements, and rights owned by Assignor, in whole or in part, to the extent that they are (i) appurtenant to or affect the Lands, Leases, and Wells, or (ii) used or held for use in connection with the ownership or operation thereof or the production, treatment sale, or disposal of oil, gas, and other hydrocarbons, water or associated substances produced from the Lands, Leases, and Wells ("Property Agreements").

For purposes of this Assignment, the Leases, the Lands, the Wells, the Personal Property, the Property Agreements, and all other rights, interests, and items of property described in the preceding sub-paragraphs (a), (b), (c), and (d) will be referred to hereinafter as the "Acquired Property Interests"; and the interests in the Acquired Property Interests conveyed to Assignees pursuant hereto shall be collectively referred to hereinafter as the "Assigned Interests."

     1.2 Allocation. Assignor and Assignees intend that the Acquired Property
         ----------
Interests shall be owned by Assignor and Assignees in accordance with their respective "Participant Interests", as that term is defined in that certain Exploration Agreement dated effective as of January 1, 1997, between Assignor and Assignees (the "Exploitation

Agreement"), such that, as the result of the foregoing conveyance, Assignor and Assignees stipulate and agree that the Acquired Property Interests are owned as follows:

          Amerac Energy Corporation                      .500000
          Frederick B. Whittemore                        .083333
          Jonathan R. Longley                            .062500
          Walter C. Wilson                               .052917
          Breene M. Kerr                                 .052083
          Morton Swinsky                                 .041666
          Thomas F. Doyle                                .041667
          J. Hugh Roff                                   .041667
          Vincent J. Dowling                             .031250
          Norville Oil Co., L.L.C.                       .031250
          Richard C. Nelson                              .020833
          Gene P. Morrell                                .016667
          Charles E. Ramsey, Jr.                         .013750
          John Robert Porter                             .010417

               TOTAL:                                   1.000000

     1.3 Habendum. TO HAVE AND TO HOLD, subject to the terms, exceptions,
         --------
reservations, and other provisions herein stated, the Assigned Interests unto Assignees and their heirs, successors, and assigns forever.

                                      II.
                            WARRANTIES; DISCLAIMERS

     2.1 Limited Warranty; Subrogation. Assignor warrants and agrees forever to
         ----------------
defend the title of Assignees and their respective successors and assigns to the Assigned Interests, but only with respect to the claims of persons arising by, through, or under Assignor, and not otherwise, with full rights of substitution and subrogation with respect to the right to enforce the covenants and warranties, if any, that Assignor is entitled to enforce in connection with the Assigned Interests against Assignor's predecessors in title to the Assigned Interests.

     2.2 Disclaimer. Assignor and Assignee agree that to the extent required by
         ----------
applicable law to be operative, the disclaimers of certain warranties contained in this Section 2.2 are "conspicuous" disclaimers for the purposes of any applicable law, rule, or order. EXCEPT AS OTHERWISE PROVIDED FOR HEREIN, ALL INTERESTS IN THE PERSONAL PROPERTY SOLD HEREUNDER ARE CONVEYED WITHOUT REPRESENTATION OR WARRANTY, EITHER EXPRESSED, IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH ASSIGNOR HEREBY DISCLAIMS), RELATING TO (I) MERCHANTABILITY, DESIGN, OR QUALITY, (II) FITNESS FOR ANY PARTICULAR PURPOSE,
(III) COMPLIANCE WITH SPECIFICATIONS OR CONDITIONS REGARDING OPERATION, (IV) ABSENCE OF LATENT DEFECTS, OR (V) ANY OTHER MATTER WHATSOEVER.

                                     III.
                             GOVERNING AGREEMENTS

     This Assignment is expressly made subject to the terms, provisions, exceptions, and reservations contained in (a) the Leases, (b) the Exploitation Agreement, (c) that certain Operating Agreement dated effective as of January 1, 1997, between Assignor, as Operator, and Assignees, as Non-Operators (the "Operating Agreement"), and (d) the Property Agreement(s) identified on the attached Exhibit "A". Assignees shall comply with and, by their acceptance of this Assignment, do hereby assume and agree to perform all expressed and implied covenants, obligations, terms, conditions, exceptions, and reservations contained in the Leases and the Property Agreements. As the result of this Assignment, and subject to the provisions of the Exploitation Agreement, all oil, gas, and related hydrocarbons produced from or allocable to the Assigned Interests after the effective date of this Assignment, and the proceeds thereof, shall be owned by and/or payable, and all costs, risks, liabilities, and expenses incurred in connection with the ownership and operation of the Assigned Interests shall be borne and paid by in each case Assignees in accordance with their respective interests as set forth above in Section 1.2 hereof[, AS SUCH INTERESTS MAY BE REDUCED PURSUANT TO SECTION 4.1]. The Assigned Interests shall be subject to, and shall bear, their respective proportionate shares of all lessor's royalties, overriding royalties, production payments, net profits interests, and other burdens upon, measured by, or payable out of production from the Acquired Property Interests that were taken into account in the calculation of the net revenue interest in the Acquired Property Interests set forth in the attached Exhibit "A". In the event of a conflict between the terms and provisions of this Assignment and the terms and provisions of the Exploitation Agreement or the Operating Agreement, the terms and provisions of the Exploitation Agreement or the Operating Agreement, as applicable, shall govern and control; provided, however, that the inclusion in this Assignment of terms and provisions not addressed in the Exploitation Agreement or the Operating Agreement shall not be deemed a conflict, and all such additional provisions contained in this Assignment shall be given full force and effect, subject to the provisions of this Article III.

                     [NOTE:  ARTICLE IV DOES NOT APPLY IN
                         CASE OF PHASE IV PROSPECTS.]

                                      IV.
                             REVERSIONARY INTEREST

     4.1 Reversion of Interest. Assignor excepts and reserves under Assignor and
         ---------------------
Assignor's successors and assigns a reversionary leasehold interest in and to the Acquired Property Interests equal to [FOR PHASE I PROSPECTS AND PHASE II
PROSPECTS: TWENTY PERCENT (20%)] [FOR PHASE III PROSPECTS: TEN PERCENT (10%)] of the Assigned Interests. Such reversionary leasehold interest shall revert to and vest in Assignor without further action on the part of Assignor upon the occurrence of "Prospect Payout", as that term is defined below in Section 4.2. Such reversionary leasehold interest shall be borne by each Assignee in the proportion that the individual Assigned Interest of each Assignee bears to the aggregate Assigned Interests of all Assignees. Following the reversion of such leasehold interest to Assignor, Assignor and Assignees stipulate and agree that the Acquired Property Interests shall be owned as follows:

                                  [IF PHASE I PROSPECT
                                  OR PHASE II PROSPECT    [IF PHASE III PROSPECT
                                  --------------------    ----------------------

       Amerac Energy Corporation        .600000                  .550000
       Frederick B. Whittemore          .066666                  .075000
       Jonathan R. Longley              .050000                  .056250
       Walter C. Wilson                 .042334                  .047625
       Breene M. Kerr                   .041666                  .046875
       Morton Swinsky                   .033334                  .037500
       Thomas F. Doyle                  .033334                  .037500
       J. Hugh Roff                     .033334                  .037500
       Vincent J. Dowling               .025000                  .028125
       Norville Oil Co., L.L.C.         .025000                  .028125
       Richard C. Nelson                .016666                  .018750
       Gene P. Morrell                  .013333                  .015000
       Charles E. Ramsey, Jr.           .011000                  .012375
       John Robert Porter               .008333                  .009375

              TOTAL:                   1.000000]                1.000000]

     4.2  Prospect Payout.
          ---------------

          (a) For purposes of this Assignment, the term "Prospect Payout" shall mean the point in time when the proceeds from the sale of all oil, gas, and related hydrocarbons produced from or attributable to all oil and gas wells located on the Acquired Property Interests or on lands pooled or unitized therewith, including, without limitation, the "Initial Exploitation Well" located thereon, (after deducting therefrom (a) all ad valorem, production, severance, gathering, excise, and other taxes on or burdening the Acquired Property Interests and production therefrom, and (b) all royalties, overriding royalties, net profits interests, production payments, and other burdens upon, measured by, or payable out of production from the Acquired Property Interests that were taken into account in the calculation of the net revenue interests applicable thereto set forth in Exhibit "A" attached hereto), equal "the Prospect Payout Amount," as defined hereinafter. For purposes hereof, the term "Prospect Payout Amount" means an amount of money equal to the sum of (x) all "Evaluation/Acquisition Costs", plus (y) all costs and expenses incurred in the drilling and completion and equipping for production or plugging and abandonment of all wells drilled on the Acquired Property Interests or on lands pooled or unitized therewith pursuant to the Exploitation Agreement and the Operating Agreement prior to the occurrence of Prospect Payout (including, without limitation, all "Drilling Costs" incurred in connection with the "Initial Exploitation Well" for the Acquired Property Interests), and (z) all costs of operating all such wells (including, without limitation, any reworking, deepening, sidetracking, plugging back, recompletion, enhanced recovery, and similar operations) prior to the occurrence of Prospect Payout.

          (b) For purposes of computing Prospect Payout, such operating costs shall be determined in accordance with the Accounting Procedure attached as Exhibit "C" to the

Operating Agreement.  Neither the overhead charges described in clause (b) of
Section 2.3 of the Exploitation Agreement nor the General Overhead Cost Reimbursement paid by Assignees to Assignor pursuant to Section 7.2 of the Exploitation Agreement shall be included in the calculation of the Prospect Payout Amount. Prospect Payout shall not become effective with respect to the Acquired Property Interests until the first day of the month following the month in which Prospect Payout occurs with respect thereto. The termination of the Exploitation Agreement according to its terms shall have no effect on the calculation or timing of Prospect Payout for the Acquired Property Interests. The terms "Initial Exploitation Well", "Evaluation/Acquisition Costs", "Drilling Costs," and "General Overhead Cost Reimbursement" all are defined in Section 1.1 of the Exploitation Agreement, and such definitions are incorporated into this Assignment by this reference for all purposes.

                                   IV. [V.]
                                 MISCELLANEOUS

     4.1 [5.1] Further Assurances. The parties agree to take all such further
               ------------------
actions and execute, acknowledge, and deliver all such further documents as are necessary or useful in carrying out the purposes of this Assignment.

     4.2 [5.2] Successors and Assigns. No Assignee shall assign to any third
               ----------------------
party any portion of the Assigned Interests without the prior written consent of Assignor. Assignor shall not assign to any third party any portion of its rights, titles, interests, obligations, or liabilities in the Acquired Property Interests without the prior written consent of at least fifty percent (50%) in interest of Assignees. No consent to assignment shall be required, however, for any Assignee in the case of a transfer by such Assignee of all or any portion of the Assigned Interests to any "Permitted Affiliate" (as defined in the Exploitation Agreement) of such Assignee, provided that such Permitted Affiliate complies with the provisions of Section 7.10 of the Exploitation Agreement. No consent to assignment shall be required for any party in those cases in which a party wishes to mortgage its interests, or to transfer title to its interests to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests. The provisions of Articles VIII.D and XV.L of the Operating Agreement are also expressly made applicable to this Assignment. No assignment of rights hereunder by either Assignor or any Assignee shall relieve such party of any obligations and responsibilities under this Assignment or the Exploitation Agreement, unless otherwise expressly consented to by Assignor in the case of an assignment by an Assignee, or fifty percent (50%) in interest of Assignees in the case of an assignment by Assignor. To the extent that any transferee of interests in the Acquired Property Interests from any party to this Assignment expressly assumes the obligations of the transferring party under this Assignment or the Exploitation Agreement, such transferee shall become primarily liable for all such obligations assumed. Notwithstanding any such assumption, if such transferee fails to perform any of the obligations thus assumed, the transferring party shall remain liable for the performance thereof. Subject to the foregoing provisions of this Section 4.2 [5.2], the provisions of this Assignment shall be covenants running with the land, and this Assignment shall bind and inure to the benefit of Assignor and Assignees and their respective heirs, successors and assigns.

     4.3 [5.3] Notices. All notices and communications required or permitted to
               -------
be given hereunder shall be in writing and shall be delivered in accordance with the provisions of Section 10.3 of the Exploitation Agreement, the terms and provisions of which are expressly incorporated into this Assignment by this reference for all purposes.

     4.4 [5.4] GOVERNING LAW. THIS ASSIGNMENT AND THE LEGAL RELATIONS BETWEEN
               -------------
ASSIGNOR AND ASSIGNEES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

     4.5 [5.5] Exhibits. All exhibits attached hereto are hereby made a part
               --------
hereof and incorporated herein by this reference. References in such exhibits to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in such exhibits are to the appropriate records of the county in which the Acquired Property Interests are located.

     4.6 [5.6] Captions. The captions and article and section numbers in this
               --------
Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

     4.7 [5.7] Counterparts. This Assignment may be executed in one or more
               ------------
originals, but all of which together shall constitute one and the same instrument.

     EXECUTED AND EFFECTIVE as of the date first above written.

                                   ASSIGNOR:
                                   --------

                                   AMERAC ENERGY CORPORATION

                                   By:
                                      ------------------------------------------
                                      Jeffrey B. Robinson
                                      President and Chief Executive Officer


                                   ASSIGNEES:
                                   ---------



                                   ---------------------------------------------
                                   FREDERICK B. WHITTEMORE

                                   ---------------------------------------------
                                   JONATHAN R. LONGLEY




                                   ---------------------------------------------
                                   WALTER C. WILSON




                                   ---------------------------------------------
                                   BREENE M. KERR




                                   ---------------------------------------------
                                   MORTON SWINSKY




                                   ---------------------------------------------
                                   THOMAS F. DOYLE




                                   ---------------------------------------------
                                   J. HUGH ROFF




                                   ---------------------------------------------
                                   VINCENT J. DOWLING



ATTEST:                            NORVILLE OIL CO., L.L.C.


By:                                By:
   ---------------------------        ------------------------------------------
Printed Name:                         Robert G. Harris
             -----------------        Manager
Title:
      ------------------------


                                   ---------------------------------------------
                                   RICHARD C. NELSON

                                   ---------------------------------------------
                                   GENE P. MORRELL



                                   ---------------------------------------------
                                   CHARLES E. RAMSEY, JR.



                                   ---------------------------------------------
                                   JOHN ROBERT PORTER



THE STATE OF TEXAS                    (S)
                                      (S)
COUNTY OF ___________                 (S)

     BEFORE ME, the undersigned authority, on this day personally appeared Jeffrey B. Robinson, President and Chief Executive Officer of AMERAC ENERGY CORPORATION, a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act of such corporation, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of _________, 199__.


                                   ---------------------------------------------
                                   NOTARY PUBLIC in and for
                                   STATE OF TEXAS
My Commission Expires:

----------------------             ---------------------------------------------
                                   (Printed Name of Notary Public)

THE STATE OF _____________     (S)
                               (S)
COUNTY OF ________________     (S)

         This instrument was acknowledged before me on _________________, 199__, by FREDERICK B. WHITTEMORE.

                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE OF
                                           -------------------------------------

                                   ---------------------------------------------
                                   (Printed Name of Notary Public)


THE STATE OF ______________    (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ________________, 199__, by JONATHAN R. LONGLEY.

                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE OF
                                           -------------------------------------

                                   ---------------------------------------------
                                   (Printed Name of Notary Public)


THE STATE OF TEXAS_________    (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ________________, 199__, by WALTER C. WILSON.


                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE OF T E X A S

                                   ---------------------------------------------
                                   (Printed Name of Notary Public)

THE STATE OF __________   (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ________________, 199__, by BREENE M. KERR.

                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE OF
                                           -------------------------------------

                                   ---------------------------------------------
                                   (Printed Name of Notary Public)


THE STATE OF _________    (S)
                          (S)
COUNTY OF ____________    (S)

         This instrument was acknowledged before me on ________________, 199__, by MORTON SWINSKY.

                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE OF
                                           -------------------------------------

---------------------------        ---------------------------------------------
                                   (Printed Name of Notary Public)


THE STATE OF __________   (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ________________, 199__, by THOMAS F. DOYLE.

                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE OF
                                           -------------------------------------

----------------------             ---------------------------------------------
                                   (Printed Name of Notary Public)

THE STATE OF TEXAS             (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ________________, 199__, by J. HUGH ROFF.

                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE  OF  T E X A S

---------------------------        ---------------------------------------------
                                   (Printed Name of Notary Public)


THE STATE OF ______________    (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ________________, 199__, by VINCENT J. DOWLING.


                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE OF
                                           -------------------------------------

---------------------------        ---------------------------------------------
                                   (Printed Name of Notary Public)


THE STATE OF ______________    (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ________________, 199__, by ROBERT G. HARRIS, Manager of NORVILLE OIL CO., L.L.C.


                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE OF
                                           -------------------------------------

---------------------------        ---------------------------------------------
                                   (Printed Name of Notary Public)

THE STATE OF TEXAS             (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ________________, 199__, by RICHARD C. NELSON.


                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE  OF  T E X A S


---------------------------        ---------------------------------------------
                                   (Printed Name of Notary Public)


THE STATE OF TEXAS             (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ________________, 199__, by GENE P. MORRELL.


                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE  OF  T E X A S


---------------------------        ---------------------------------------------
                                   (Printed Name of Notary Public)


THE STATE OF TEXAS             (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ________________, 199__, by CHARLES E. RAMSEY, JR.

                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE  OF  T E X A S


---------------------------        ---------------------------------------------
                                   (Printed Name of Notary Public)

THE STATE OF ______________    (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ________________, 199__, by JOHN ROBERT PORTER.

                                   ---------------------------------------------
                                   NOTARY PUBLIC for the
My Commission Expires:             STATE OF
                                           -------------------------------------

---------------------------        ---------------------------------------------
                                   (Printed Name of Notary Public)

                                   EXHIBIT V

            Attached to and made a part of Exploitation Agreement
             between Amerac Energy Corporation, as Operator, and
                  Walter C. Wilson, et al., as Non-Operators.

                            [ARTWORK APPEARS HERE]

                            A.A.P.I. FORM 610-1989

                        MODEL FORM OPERATING AGREEMENT

                             OPERATING AGREEMENT

                                    DATED
                                         , 19
                             ------------    ----,


             OPERATOR        AMERAC ENERGY CORPORATION
                         -----------------------------------------------

             CONTRACT AREA  Ellenburger Trend, Eastern Shelf of Permian
                            --------------------------------------------

             -----------------------------------------------------------

             -----------------------------------------------------------

             -----------------------------------------------------------

             -----------------------------------------------------------

             Counties of Coke, Nolan, Mitchell, and Fisher

             COUNTY OR PARISH OF                 , STATE OF     Texas
                                ----------------            ------------



                            COPYRIGHT 1989 - ALL RIGHTS RESERVED
                            AMERICAN ASSOCIATION OF PETROLEUM
                            LANDMEN, 4100 FOSSIL CREEK BLVD.
                            FORT WORTH, TEXAS, 76137, APPROVED FORM.
                            A.A.P.L. NO. 610 - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


                               TABLE OF CONTENTS
                               -----------------


Article                              Title                                    Page
-------                              -----                                    ----
      I.  DEFINITIONS............................................................1
          -----------
     II.  EXHIBITS...............................................................1
          --------
    III.  INTERESTS OF PARTIES...................................................2
          --------------------
          A. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:.......................2
          B. SUBSEQUENTLY CREATED INTERESTS:.....................................2
     IV.  TITLES.................................................................2
          ------
          A. TITLE EXAMINATION:..................................................2
          B. LOSS OR FAILURE OF TITLE:...........................................3
             1. Other Losses.....................................................3
      V.  OPERATOR...............................................................4
          --------
          A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR:.......................4
          B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR.......4
             1. Resignation or Removal of Operator...............................4
             2. Selection of Successor Operator..................................4
             3. Effect of Bankruptcy.............................................4
          C. EMPLOYEES AND CONTRACTORS:..........................................4
          D. RIGHTS AND DUTIES OF OPERATOR:......................................4
             1. Competitive Rates and Use of Affiliates..........................4
             2. Discharge of Joint Account Obligations...........................4
             3. Protection from Liens............................................4
             4. Custody of Funds.................................................5
             5. Access to Contract Area and Records..............................5
             6. Filing and Furnishing Governmental Reports.......................5
             7. Drilling and Testing Operations..................................5
             8. Cost Estimates...................................................5
             9. Insurance........................................................5
     VI.  DRILLING AND DEVELOPMENT...............................................5
          ------------------------
          A. INITIAL WELL:.......................................................5
          B. SUBSEQUENT OPERATIONS:..............................................5
             1. Proposed Operations..............................................5
             2. Operations by Less Than All Parties..............................6
             3. Stand-By Costs...................................................7
             4. Deepening........................................................8
             5. Sidetracking.....................................................8
             6. Conformity to Spacing Pattern....................................9
             7. Paying Wells.....................................................9
          C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:...................9
             1. Completion.......................................................9
             2. Rework, Recomplete or Plug Back..................................9
          D. OTHER OPERATIONS:...................................................9
          E. ABANDONMENT OF WELLS:...............................................9
             1. Abandonment of Dry Holes.........................................9
             2. Abandonment of Wells That Have Produced.........................10
             3. Abandonment of Non-Consent Operations...........................10
          F. TERMINATION OF OPERATIONS:.........................................10
          G. TAKING PRODUCTION IN KIND..........................................10
             (Option 1) Gas Balancing Agreement.................................10
             (Option 2) No Gas Balancing Agreement..............................11
    VII.  EXPENDITURES AND LIABILITY OF PARTIES.................................11
          -------------------------------------
          A. LIABILITY OF PARTIES:..............................................11
          B. LIENS AND SECURITY INTERESTS:......................................11
          C. ADVANCES:..........................................................12
          D. DEFAULTS AND REMEDIES:.............................................12
             1. Suspension of Rights............................................13
             2. Suit for Damages................................................13
             3. Deemed Non-Consent..............................................13
             4. Advance Payment.................................................13
             5. Costs and Attorney's Fees.......................................13
          E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:..............13
          F. TAXES:.............................................................13
   VIII.  ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST......................14
          ------------------------------------------------
          A. SURRENDER OF LEASES:...............................................14
          B. RENEWAL OR EXTENSION OF LEASES:....................................14
          C. ACREAGE OR CASH CONTRIBUTIONS:.....................................14

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                               TABLE OF CONTENTS
                               -----------------

        D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST: ...................   15
        E. WAIVER OF RIGHTS TO PARTITION: .................................   15
    IX. INTERNAL REVENUE CODE ELECTION ....................................   15
        ------------------------------
     X. CLAIMS AND LAWSUITS ...............................................   15
        -------------------
    XI. FORCE MAJEURE .....................................................   16
        -------------
   XII. NOTICES ...........................................................   16
        -------
  XIII. TERM OF AGREEMENT .................................................   16
        -----------------
   XIV. COMPLIANCE WITH LAWS AND REGULATIONS ..............................   16
        ------------------------------------
        A. LAWS, REGULATIONS AND ORDERS: ..................................   16
        B. GOVERNING LAW: .................................................   16
        C. REGULATORY AGENCIES: ...........................................   16
    XV. MISCELLANEOUS .....................................................   17
        -------------
        A. EXECUTION: .....................................................   17
        B. SUCCESSORS AND ASSIGNS: ........................................   17
        C. COUNTERPARTS: ..................................................   17
        D. SEVERABILITY: ..................................................   17
   XVI. OTHER PROVISIONS ..................................................   17
        ----------------

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                              OPERATING AGREEMENT

        THIS AGREEMENT, entered into by and between Amerac Energy Corporation  ,
                                                    ---------------------------
hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

                                  WITNESSETH:

        WHEREAS, the parties to this agreement are owners of Oil and Gas Leases in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases for the production of Oil and Gas to the extent and as hereinafter provided,

        NOW, THEREFORE, it is agreed as follows:

                                  ARTICLE I.
                                  DEFINITIONS

        As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

        A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

        B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

        C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

        D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

        E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

        F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

        G. The term "Drillsite" shall mean the Oil and Gas Lease on which a proposed well is to be located.

        I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

        J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

        K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

        M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

        N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

        O. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

        P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

        Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole to overcome other mechanical difficulties.

        R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

        S. The term "Exploitation Agreement means the Exploitation Agreement dated effective January 1, 1997, between Amerac Energy Corporation and Walter C. Wilson, et al.

        Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender the masculine, feminine, and neuter.

                                  ARTICLE II.
                                   EXHIBITS

        The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

          X     A. Exhibit "A," shall include the following information:
        -----      (1) Description of lands subject to this agreement,
                   (2) Restrictions, if any, as to depths, formations, or
                       substances,
                   (3) Parties to agreement with addresses and telephone numbers for notice purposes,
                   (4) Percentages or fractional interests of parties to this agreement,
                   (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,
                   (6) Burdens on production.
                B. Exhibit "B," Form of Lease.
        -----
          X     C. Exhibit "C," Accounting Procedure.
        -----
          X     D. Exhibit "D," Insurance.
        -----
                E. Exhibit "E," Gas Balancing Agreement.
        -----
                F. Exhibit "F," Non-Discrimination and Certification of
        -----      Non-Segregated Facilities.

                G. Exhibit "G," Tax Partnership.
        -----
          X     H. Other: Memorandum of Operating Agreement and Financing
        -----             -----------------------------------------------
Statement
---------

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                If any provision of any exhibit, except Exhibit "E" is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

                                 ARTICLE III.
                              INTERESTS OF PARTIES

B.   Interests of Parties in Costs and Production:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

     Subject to the provisions of Article XVI.B of this agreement, regardless of which party has contributed any Oil and Gas Lease on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall be liable for the payment of, all burdens on its share of the production from the Contract Area up to, but not in excess of, the burdens indentified on Exhibit "A", and shall indemnify, defend and hold the other parties free from any liability therefor. Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone (s) is identical with the Contract Area, each party shall be liable for the payment of all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor.

     No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

     Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement. In addition, see Article C. Subsequently Created Interests:

     If any party has contributed hereto a Lease that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease burdened with an overriding royalty, production payment, net profits interest, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party's Lease to extend to exceed the amount stipulated in Article III.B. above.

     The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.
                                  ARTICLE IV.
                                    TITLES
A.   Title Examination:

     Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and , if Operator so elects, title examination shall be made on the entire Drilling Unit, or the maximum anticipated Drilling Unit, of the proposed well. The opinion will include the ownership of the working interest, minerals, royalty, overridding royalty and production payments under the applicable Leases. Each party contributing Leases to be in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on it staff or by outside attorneys. Copies of all title options shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to the outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Operator shall make no charge for services rendered by its staff attorney or other personnel in the performance of the above functions.

        No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.
B.  Loss or Failure of Title:

        3. Other Losses: All losses of Leases committed to this agreement above, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                  ARTICLE V.
                                   OPERATOR

A. Designation and Responsibilities of Operator:

   Amerac Energy Corporation shall be the Operator of the Contract Area, and
   -------------------------
shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

   1. Resignation or Removal of Operator: Operator may resign at any time by
      -----------------------------------
giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator, such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight (48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in
Article V.A. or material failure or inability to perform its obligations under this agreement.

   Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation of Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

   2. Selection of Successor Operator: Upon the resignation or removal of
      --------------------------------
Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A: remaining after excluding voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extend such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

   3.  Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is
       ---------------------
placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operators shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except selection of successor. During the period of time the operating committee control operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A". In the event there are only two (2) parties to this agreement, during the period of time and operating committed controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interests in the Contract Area based on Exhibit "A."

C. Employees and Contractors:

   The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. Rights and Duties of Operator:

   1. Competitive Rates and Use of Affiliates: All wells drilled on the contract
      ----------------------------------------
Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefore shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

   2. Discharge of Joint Account Obligations: Except as herein otherwise
      ---------------------------------------
specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C" Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

   3. Protection from Liens: Operator shall pay, or cause to be paid, as and
      ----------------------
when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

   4. Custody of Funds: Operator shall hold for the account of the Non-Operators
      -----------------
any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

   5. Access to Contract Area and Records: Operator shall, except as otherwise
      ------------------------------------
provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

   6. Filing and Furnishing Governmental Reports: Operator will file, and upon
      -------------------------------------------
written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

   7. Drilling and Testing Operations: The following provisions shall apply to
      --------------------------------
each well drilled hereunder:

      (a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

      (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

      (c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

   8. Cost Estimates: Upon request of any Consenting Party, Operator shall
      ---------------
furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

   9. Insurance: At all times while operations are conducted hereunder,
      ----------
Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

   In the event automobile liability insurance is specified in said Exhibit "D", or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                  ARTICLE VI.
                           DRILLING AND DEVELOPMENT

B. Subsequent Operations:

   1. Proposed Operations: If Operator should desire to drill any well on the
      --------------------
Contract Area other than the "Initial Exploitation Well" on a "Prospect" included in the Contract Area (as those terms are defined in the Exploitation Agreement) or if Operator should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or any well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, Operator shall give written notice of the proposed operation to Non-Operators

 A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. Each Non-Operator, if such Non-Operator has not otherwise relinquished its working interest in the relevant well or in any event in the case of a proposal for Sidetracking or Deepening, shall have fifteen (15) days after receipt of the notice within which to notify Operator whether such Non-Operator elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays. Failure of any Non-Operator to reply within the period above fixed shall constitute an election by such Non-Operator not to participate in the cost of the proposed operation. Any proposal by Operator to conduct an operation conflicting with the operation initially proposed shall be delivered to Non-Operators within the time and in the manner provided in
     Article VIB.6.

          If all Non-Operators elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced with the time period hereafter set forth, and Operator shall, no later than one hundred twenty
     (120) days after expiration of the notice period of fifteen (15) days (or as promptly as practicable after the expiration of the twenty-four (24) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to Non-Operators, for a period of up to thirty
     (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article
     XI) and if Operator still desires to conduct said operation, written notice proposing same must be resubmitted to Non-Operators in accordance herewith as if no prior proposal had been made. If a Non-Operator did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder such Non-Operator shall, if such Non-Operator desires to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with Article VIB.4. in the event of a Deepening operation and in accordance with Article VIB.5. in the event of a Sidetracking operation.

          2. Operations by Less Than All Parties:
             ------------------------------------
             (a) Determination of Participation. If a Non-Operator, after
                 -------------------------------
     receipt of such notice as provided in Article VIB.1. or VIC.1. (Option No.
     2) elects not to participate in the proposed operation, then in order to be entitled to the benefits of this Article, Operator and such other Non-Operators as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of fifteen
     (15) days (or as promptly as practicable after the expiration of the twenty-four (24) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VIB.2., shall comply with all terms and conditions of this agreement.

          If less than all Non-Operators approve any proposed operation, Operator, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of such notice, shall advise the Operator of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests than any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by Operator if Operator does not withdraw its proposal. Failure to advise the proposing party with the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays). Operator, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in
     Article VIB.1., subject to the same extension right as provided therein.

             (b) Relinquishment of Interest for Non-Participation. The entire
                 -------------------------------------------------
     cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved is such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VIB.6. and VIE.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Paries. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening, or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non-Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not expected by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

      (i) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

      (ii) 300% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

      Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under
Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4. (a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.

      (c) Reworking, Recompleting or Plugging Back. An election not to
          -----------------------------------------
participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking, Plugging Back, or Recompletion operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties 100% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

      (d) Recoupment Matters. During the period of time Consenting Parties are
          -------------------
entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

      In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

      Within ninety (90) days after the completion of any operation under this Article, Operator shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option. Operator, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, Operator shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operations which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

      If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

      3. Stand-By Costs: When a well which has been drilled or Deepened has
         ---------------
reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to Operator's notice proposing a Reworking,

A.A.P.L FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs,and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

        In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any Non-Operator may request and receive up to five (5) additional days after expiration of the twenty-four (24) hour response period specified in Article VI.B.1 within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such Non-Operator to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

        4. Deepening: If less than all the parties elect to participate in a
           ---------
drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1, the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2, shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1 ("Initial Objective"). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

        In the event Operator desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, Operator shall give notice thereof, complying with the requirements of Article VI.B.1, to all Non-Operators (including Non-Consenting Parties). Thereupon, Articles VI.B1. and 2. shall apply and all Non-Operators receiving such notice shall have the right to participate or not participate in Deepening of such well pursuant to said Articles VI.B.1 and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting Party shall pay or make reimbursement (as the case may be) of the following costs and expenses:

         (a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participants in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

         (b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening.

        The foregoing shall not imply a right of Operator to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

        5. Sidetracking: If Operator desires to perform a Sidetracking operation
           ------------
in a Non-Consent Well, Operator shall give notice thereof, complying with the requirements of Article VI.B.1, to all Non-Operators (including Non-Consenting Parties). Thereupon, Articles VI.B.1 and VI.B.2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Sidetracking of such Well pursuant to Articles VI.B.1 and VI.B.2 and VI.B.2. If a Sidetracking operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Sidetracking operation, such Non-Consenting Party shall, upon electing to participate, tender to the Consenting Parties proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

         (a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

         (b) If the proposal is for Sidetracking a well which has previously produced reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs not previously paid by the Non-Consenting Party incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in
Article VI.B.4(b) above. Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C."

 A.A.P.1 FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

    7. Conformity to Spacing Pattern. Notwithstanding the provisions of this
       -----------------------------
 Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.
 8. Paying Wells. Operator shall not conduct any Reworking, Deepening, Plugging
    ------------
 Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all Non-Operators that have not relinquished interests in the well at the time of such operation.
 C. Completion of Wells; Reworking and Plugging Back:
    1. Completion: Without the consent of all parties, no well shall be drilled,
       ----------
 Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:
    [_] Option No. 1: All necessary expenditures for the drilling, Deepening or
        ------------
        Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.
    [X] Option No. 2: All necessary expenditures for the drilling, Deepening or
        ------------
        Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have twenty-four (24) hours inclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party to participate in the cost of the Completion attempt; provided, that Article XI.F shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provisions of
        Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletions have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting Party to participate in a subsequent Completion or Recompletion attempt in a Non-Consent Well shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the Non-Consent Well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.*
    2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted
       -------------------------------
 or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article V1.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.
 D. Other Operations:
    Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Twenty-five Thousand Dollars ($25,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty-five Thousand Dollars ($25,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively by those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least 50% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposed and shall be obligated to pay its proportionate share of the costs of the proposal project as if it had consented to such project pursuant to the terms of the proposal.
 E. Abandonment of Wells:
    1. Abandonment of Dry Holes: Except for any well drilled or Deepened
       ------------------------
 pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be
*, in addition to all other amounts that such Non-Consenting Party is obligated to pay under Article VI.B.4, Article VI.B.5, or otherwise under this agreement.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within twenty-four (24) hours (inclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within twenty-four (24) hours (inclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such twenty-four (24) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

   2. Abandonment of Wells That Have Produced: Except for any well in which a
      ----------------------------------------
Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk, and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle Operator to retain or take possession of such well and plug and abandon the well.

   Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. The assignments so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Prospect included in the Contract Area on which such well is located to the aggregate of the percentages of participation in such Prospect Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

   Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned, the assignor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

   3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1.
      --------------------------------------
or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any Non-Consent Well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VLE; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration costs for such well as provided in Article VI.B.2.(b).

F. Termination of Operations:

   Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, such operation shall not be terminated without consent of parties bearing 100% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. Taking Production in Kind:

[X]   Option No. 2: No Gas Balancing Agreement:
      -------------

         Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contracts Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

         Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from purchaser thereof for its share of all production.

         If any party fails to make the arrangement necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator's election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10) -day period. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year. In addition, see Article
      XVI.3 below.

         Subject to the provisions of Article XV.J, any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement. The sale of delivery by Operator of a non-taking party's share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.

         All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangement, and of volumes sold or transported, which records shall be made available to Non-Operators upon reasonable requests.

                                 ARTICLE VII.
                     EXPENDITURES AND LIABILITY OF PARTIES

A. Liability

   The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

B.  Liens and Security Interests:
        Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases in the Contract Area,and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or utilized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or rising therefrom, and all proceeds and products of the foregoing. Some of the foregoing items of personal property and equipment is or will become fixtures on the Contract Area, and the interest of each party in and to the Oil and Gas when extracted from the Contract Area and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contract Area.

        To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or any time following execution hereof, and Operator is authorized to file this agreement (including a carbon, photographic, or other reproduction hereof) or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.
        Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VILB. as to all obligations attritibutable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.
        To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest provided in "Exhibit C," has been received,and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.
        If any party fails to pay its share of cost within one hundred twenty
(120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VIL.B., and each paying party may independently pursue any remedy available hereunder or otherwise.
        If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice. See
Article XVI.I below.
        Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.
C.  Advances:
        Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen
(15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expense incurred, and no more. In addition, see Article XVI.H below.
D. Defaults and Remedies:
        If any party fails to discharge any financial obligations under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C Article XVI.H. of any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.
  1.Suspension of Rights: Any party may deliver to the party in default a Notice
    --------------------
of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default; the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under
Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.
  2.Suit for Damages: Non-defaulting parties or Operator for the benefit of
    ----------------
non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such a party as a result of the default.
  3.Deemed Non-Consent: The non-defaulting party may deliver a written Notice of
    ------------------
Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling of a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to Article VII.D.2.
  Under the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.
  4.Advance Payment: If a default is not cured within thirty (30) days of the
    ---------------
delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.
  5.Costs and Attorneys' Fees. In the event any party is required to bring legal
    -------------------------
proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.
E.Rentals, Shut-in Well Payments and Minimum Royalties: See Articles XVI.C and XVI.E below.
  Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.
F.Taxes:
  Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

        If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C. "
        Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.
                                 ARTICLE VIII.
              ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST
A.      Surrender of Leases:
        The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto .
        However, should any party desire to surrender its interest in the Lease comprising a "Prospect" (as defined in the Exploitation Agreement), such party shall give written notice of the proposed surrender to all parties in interest in the relevant Prospect, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Prospect described in the notice. If all parties in interest do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Prospect and the Leases compromising the same and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not therefore accrued, with respect to the interest assigned and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned premises and its equipment and production. The party assignee shall pay to the party assignor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor shall pay to the party assignee the amount of such deficit. If the assignment is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances .
        Any assignment or surrender made under this provision shall not reduce or change the assignor's or surrendering party's interest as it was immediately before the assignment or surrender in the balance of the Contract Area.
B.      Renewal of Extension of Leases:
        If any party secures a renewal or replacement of an Oil and Gas Lease subject to this agreement, then all other parties in interest in such Lease shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days (or twenty-four (24) hours, inclusive of Saturdays, Sundays, and legal holidays, if a drilling rig is on location on the Contract
Area) following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Prospect included in the Contract Area in which the relevant lease is located. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.
        If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease , it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Prospect in which the relevant Lease is located to the aggregate of the percentages of participation in such Prospect of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A," With respect to the remainder of the Contract Area. Any renewal or replacement Lease in which less than all parties elect to participate shall be deemed to be a separate Prospect included in the Contract Area subject to this Operating Agreement in the form of this agreement .
        If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.
        The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.
        The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.
C.      Acreage or Cash Contributions:
        While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or, any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Prospect within the Contract Area and, to the extent possible, be governed by the provisions of this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside the Contract Area.

A.A.P.I FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

   If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.
D. Assignment; Maintenance of Uniform Interest:

   For the purpose of maintaining uniformity of ownership in each "Prospect" (as defined in the Exploitation Agreement) included in the Contract Area and the Oil and Gas Leases, wells, equipment and production covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Leases embraced within a particular Prospect included in the Contract Area or in wells, equipment and production located thereon unless such disposition covers either:

     1. the entire interest of the party in all Oil and Gas Leases, wells, equipment and production, comprising the relevant Prospect

     2. an equal undivided percent of the party's present interest in all Oil and Gas Leases, wells, equipment and production comprising the relevant Prospect.

     Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that subject to the provisions of Article XVI.L, the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

     Subject to the provisions of Article XVI.I if at any time the interest of any party is divided among and owned by one or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof, subject, however, to the provisions of Articles XV.J and XV.K.

E.   Waiver of Rights to Partition:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

                                  ARTICLE IX.
                        INTERNAL REVENUE CODE ELECTION

     If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter I, Subtitle "A", of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulations (S)1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K" Chapter 1, Subtitle "A", of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                  ARTICLE X.
                              CLAIMS AND LAWSUITS

     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Twenty-five Thousand Dollars ($25,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suite shall be treated as any other claim or suit involving operations hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                  ARTICLE XI.
                                 FORCE MAJEURE

        If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

        The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                                 ARTICLE XII.
                                    NOTICES

        All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addresses to such parties at the address listed on each of the signature pages hereto. All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

                                 ARTICLE XIII.
                               TERM OF AGREEMENT

        This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

        [_] Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

        The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

        Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

                                 ARTICLE XIV.
                     COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

        This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. Governing Law:

        This agreement and all matters pertaining hereto, including but not limited to matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. All of the parties hereto consent to the exercise of jurisdiction in personam by the courts of the State of Texas for any action arising out of this agreement. All actions or proceedings with respect to or arising directly or indirectly out of or related in any way to this agreement shall be litigated in courts having situs in Houston, Harris County, Texas.

C. Regulatory Agencies:

        Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

     With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

                                  ARTICLE XV.
                                 MISCELLANEOUS

A.   Execution:

     This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area.

B.   Successors and Assigns:

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases included within the Contract Area.

C.   Counterparts:

     This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D.   Severability:

     For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.*

                                 ARTICLE XVI.
                               OTHER PROVISIONS

* The invalidity of any provision of this agreement, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

SEE ARTICLES XVI. A THROUGH XVI.N, BEGINNING ON PAGE 18.

A.   PRECEDENCE OF ARTICLE XVI:
     -------------------------

     The provisions of this Article XVI shall take precedence over any provisions in this agreement which may be in conflict therewith.

B.   PAYMENT OF ROYALTIES:
     --------------------

     Subject to the provisions of Article III.B of this agreement, Operator shall disburse, on behalf of itself and Non-Operators, all burdens upon or payable out of production from the Contract Area up to, but not in excess of, the burdens identified on Exhibit "A" (the "Existing Burdens"), and shall submit evidence of each payment to Non-Operators as soon after the date of such payment as is practicable. The amounts of such payments, as well as all costs incurred by Operator in making such payments (including, without limitation, all costs incurred by Operator in the preparation and circulation of division orders), shall be charged by Operator to the joint account of the parties and shall be treated in all respects the same as costs incurred in the development and operation of the Contract Area. Operator shall diligently attempt to make proper payment, but Operator shall not be liable in damages to Non-Operators for the loss of any Oil and Gas Lease or interest therein or otherwise if such payments are not paid or are erroneously paid unless such non-payment or erroneous payment results from the gross negligence or willful misconduct of Operator. The loss of any Oil and Gas Lease or interest therein that results from the failure to pay or an erroneous payment of any Existing Burden payable with respect to production from the Contract Area shall be a joint loss borne by the parties in interest therein in accordance with the interests shown on Exhibit "A," and there shall be no readjustment of interests in the remaining portion of the Contract Area. If any party secures a new Oil and Gas Lease covering the terminated interests, such acquisition shall be subject to the provisions of Article VIII.B of this agreement. If any Non-Operator elects to take in kind or separately dispose of its proportionate share of the production from the Contract Area, however, such Non-Operator shall assume and alone bear the Existing Burdens attributable to its share of such production and shall account for, or cause to be accounted for, such share of the Existing Burdens to the owners thereof, and shall indemnify, defend, and hold the other parties hereto free from any liability therefor.

C.   PAYMENT OF DELAY RENTALS, SHUT-IN ROYALTY, AND MINIMUM ROYALTIES:
     ----------------------------------------------------------------

     Operator shall pay, on behalf of itself and Non-Operators, all delay rentals, shut-in well payments, and minimum royalties that may be required under the terms of the Oil and Gas Leases. The amount of such payments, as well as all costs incurred by Operator in making such payments, shall be charged by Operator to the joint account of the parties and treated in all respects the same as costs incurred in the development and operation of the Contract Area. Operator shall diligently attempt to make, or cause to be made, proper payment, but shall not be held liable to the other parties in damages for the loss of any Oil and Gas Lease or interest therein if any rental, shut-in well payment, or minimum royalty is not paid or is erroneously paid unless such non-payment or erroneous payment results from the gross negligence or willful misconduct of Operator. The loss of any Oil and Gas Lease or interest therein that results from the failure to pay or an erroneous payment of rental, shut-in well payments, or minimum royalties shall be a joint loss borne by the parties in interest therein in accordance with the interests shown on Exhibit "A," and there shall be no readjustment of interests in the remaining portion of the Contract Area. If any party secures a new Oil and Gas Lease covering the terminated interests, such acquisition shall be subject to the provisions of Article VIII.B of this agreement.

D.   OPERATIONS NECESSARY TO MAINTAIN LEASE:
     --------------------------------------

     Notwithstanding the provisions of Article VI of this Operating Agreement, if any proposed operations are necessary to maintain in full force and effect either an Oil and Gas Lease or an agreement to earn an interest in an Oil and Gas Lease that would otherwise expire, any party that elects not to participate in such operations (the "Non-Consenting Party") shall not be penalized pursuant to Article VI.B.2 of this agreement, but shall assign to each party that elects to participate in such operations (the "Consenting Party"), in the proportion that each Consenting Party's interest bears to the total interest of all Consenting Parties, all of such Non-Consenting Party's right, title, and interest in and to the acreage covered by the expiring Oil and Gas Lease or agreement, and all other Oil and Gas Leases comprising the "Prospect" (as defined in the Exploitation Agreement) of which the expiring Oil and Gas Lease or agreement was a part, without expressed or implied warranty of title (but free and clear of any Subsequently Created Interest placed on such Oil and Gas Lease or agreement by the relevant Non-Consenting Party). For purposes of this
Article XVI.D, operations to which this Article XVI.D applies include, without limitation, an operation commenced within six (6) months prior to the date on which an Oil and Gas Lease or an agreement to earn an interest in an Oil and Gas Lease would expire in the absence of the relevant operation or an operation that is obligatory under the terms of an Oil and Gas Lease, including the drilling of an offset well. Following any such assignment, such acreage shall be deemed to be a separate Prospect included in the Contract Area subject to this Agreement.

E.   ELECTION NOT TO PAY DELAY RENTALS, SHUT-IN WELL PAYMENTS, OR MINIMUM
     --------------------------------------------------------------------
     ROYALTIES:
     ---------

     Subject to the provisions of Article XV.C of this agreement, each party shall be obligated to bear its proportionate part of any and all delay rentals, shut-in well payments, minimum royalties, and other payments necessary to continue in force and effect the Oil and Gas Leases covered by this agreement unless and until such party timely gives the notice provided for in the next sentence hereof. If any party does not wish to bear its proportionate part of any such payment necessary to continue in force any Oil and Gas Lease covered by this agreement (the "Non-Paying Party"), the Non-Paying Party shall give all other parties hereto written notice of such election at least thirty (30) days prior to the date upon which such payment is due, and the Non-Paying Party shall be released from its obligation to bear its proportionate part of the relevant payment that accrues under the terms of the Oil and Gas Lease or Leases specified in such written notice at any time after the date on which the first of such other parties receives the foregoing written notice from the Non-Paying Party. Unless mutually agreed otherwise, the proportionate part of the relevant payment attributable to any such Oil and Gas Lease that would have been borne by the Non-Paying Party shall be borne by the parties hereto that do not exercise the foregoing election (the "Paying Parties"), in the proportion that the interest of each Paying Party bears to the total interests of all Paying Parties, and the Non-Paying Party shall assign to the Paying Parties, without expressed or implied warranty of title (but free and clear of any Subsequently Created Interest placed on such Oil and Gas Lease or Leases by such party), all of its interest in the Oil and Gas Lease or Leases specified in such written notice, and all other Oil and Gas Leases comprising the "Prospect" (as defined in the Exploitation Agreement) of which the expiring Oil and Gas Lease or agreement was a part, in the respective proportions that the Paying Parties bear the relevant payment on any such Oil and Gas Lease or Leases. If the Non-Paying Party fails to provide the notice provided herein, the reassignment by the Non-Paying Party provided herein shall in no manner restrict or limit Operator's recourse against the Non-Paying Party for breach of its obligations hereunder and any resulting damage to Operator or the other parties hereto. Following any such assignment, the relevant Oil and Gas Leases shall be deemed to be a separate "Prospect" (as defined in the Exploitation Agreement) included in the Contract Area subject to this Agreement.

F.   CONFLICTING OPERATIONS:
     ----------------------

     If, after operations are proposed by one party pursuant to Article VI.B.1 of this agreement and prior to the expiration of the applicable response period pursuant to Article VI.B.1, conflicting operations are proposed by one or more other parties in interest in the subject well, the order of priority of operations on the subject well shall be as follows:

     (i)    perform additional logging, coring, or testing;

     (ii)   Rework and/or Complete at the existing depth;

     (iii)  Rework, Plug-Back, and/or Complete at a lesser depth;

     (iv)   Deepen; or

     (v)    Sidetrack.

If one or more parties owning a majority in interest in the subject well, at the time of such election, agree to operations other than those that would follow in the ordinary course of the foregoing schedule of priorities, such parties shall be entitled to conduct such agreed upon operations. Operator, after having been advised of such agreed upon operations (if proposed by a party other than Operator), shall give an additional notice to all parties, as provided in
Article VI.B.1 of this agreement, that indicates that the proposed operation has been agreed upon by the necessary majority in interest in the subject well. Following such notice, all parties shall have an opportunity to participate in the proposed operation, and the provisions of Article VI.B.1 of this agreement shall apply with respect to timely response to Operator's notice. To the extent that less than all parties participate in additional logging, coring, or testing, the parties participating in such logging, coring, or testing shall do so at their own cost and expense without penalty to the parties not participating therein, except that such non-participating parties shall not be entitled to any of the logs, cores, or test results thus obtained.

G.   NOTICES OF MULTIPLE OPERATIONS:
     ------------------------------

     No notice shall be given under Article VI.B of this Operating Agreement that proposes the drilling of more than one well, except by mutual consent of all parties hereto. Further, the provisions of Article VI.B, insofar as such provisions pertain to notification by a party of its desire to drill a well, shall be suspended for so long as (a) a prior notice proposing the drilling of a well has been given that is still in force and effect and the period of time during which the relevant well may be commenced has not expired, or (b) a well is then drilling hereunder. This Article XVI.G shall not apply under those circumstances in which the well to which notice is directed is a well that is required under the terms of an Oil and Gas Lease or contract or one required to maintain an Oil and Gas Lease or portion of an Oil and Gas Lease in force.

H.   ADVANCE BILLING FOR CERTAIN OPERATIONS:
     --------------------------------------

     In addition to the rights granted to Operator pursuant to Article VII.C of this agreement, Operator, at its election, shall have the right from time to time to demand and receive in advance from Non-Operators payment of their respective proportionate shares of the estimated costs to be incurred in connection with any drilling, Reworking, Deepening, Sidetracking, Plugging Back, Completion, or Recompletion operation proposed hereunder. In the case of a proposal for the drilling of a well, any such advance invoice shall cover only the estimated cost to drill the relevant well to its total depth, to conduct open-hole tests therein prior to a Completion attempt, and to plug and abandon the same as a dry hole. Each Non-Operator shall pay to Operator its proportionate share of such estimated costs in accordance with the provisions of
Article VII.C. Proper adjustment between such advances and the actual expenses incurred shall be made upon the completion of the relevant operation to the end that each party shall bear and pay its proportionate share of the actual expenses incurred, and no more.

I.   POWER OF SALE:
     -------------

     Subject to the provisions of Article VII.B hereof, if a party should elect to foreclose the lien granted to such party (the "Foreclosing Party") pursuant to Article VII.B ("Operator's Lien") against the interests in the leasehold estate of any Oil and Gas Lease comprising the Contract Area ("Real Property Interest") of a party that has failed to perform all of its obligations hereunder (the "Defaulting Party"), this agreement does hereby include provisions for non-judicial sale under the laws of the State of Texas, and Michael P. Pearson is hereby appointed as Trustee for such purpose. Upon such default, the Trustee shall, at least twenty-one (21) days preceding the date of non-judicial sale, serve written notice of the proposed sale by certified mail on the Defaulting Party according to the records of Operator. Service of such notice shall be deemed completed upon the deposit in a post office or other official depository under the care and custody of the United States Postal Service of such notice enclosed in a postpaid wrapper properly addressed to the Defaulting Party, together with each other party obligated to pay the obligations secured by Operator's Lien, at the most recent address or addresses shown on the records of Operator. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the facts of service. After such notice, the Trustee shall proceed to sell all of the Real Property Interest of the Defaulting Party in the Contract Area at public auction to the highest bidder for cash after having given notice of the time and place of sale and in the manner and after the advertisement of such sale as is now required by the statutes of the State of Texas in making sales of real estate under deeds of trust. Sale of a part of the Defaulting Party's Real Property Interest in the Contract Area shall not exhaust the power of sale, and subsequent sales may be made from time to time until all of such Real Property Interest is sold or the obligations of the Defaulting Party secured by Operator's Lien are paid in full. The Trustee shall have the authority to appoint an attorney in fact to act as Trustee in conducting the foreclosure sale and executing a deed to the purchasers. It is further agreed that the Trustee or his successor may sell the full Real Property Interest of the Defaulting Party in the Contract Area or may limit such sale to such portions of the Real Property Interest of the Defaulting Party in the Contract Area as the Trustee shall deem expedient. After the completion of any sale pursuant hereto, the Trustee shall make, execute, and deliver to the purchaser or purchasers of the Real Property Interest of the Defaulting Party in the Contract Area good and sufficient deeds, assignments, or other lawful conveyances to vest in such purchaser or purchasers title to such Real Property Interest in fee simple together with all personal property used or obtained in connection therewith and together with all of the proceeds of production attributable thereto, including proceeds of production held by any party for payment to the Defaulting Party. From the proceeds of such sale, the Trustee shall make disbursements in the following order:

     (i)    pay all charges, costs, and expenses of executing these provisions;

     (ii) pay any sums due by the Trustee for taxes in the preservation of the security;

     (iii) pay to the Foreclosing Party up to the amount necessary to satisfy the Defaulting Party's debts hereunder; and

     (iv)   the balance, if any, shall be paid to the Defaulting Party.

     It is agreed that such sale shall be a perpetual bar against the Defaulting Party and its heirs, successors, assigns,legal representatives, and all other persons claiming under him, them, or any of them. It is further agreed that the Trustee, or any holder or holders of the obligation of the Defaulting Party, or the Foreclosing Party shall have the right to become the purchaser or purchasers at such sale if such party is the highest bidder or bidders, in which event the bid or bids may be credited upon the indebtedness of the Defaulting Party. It is stipulated and agreed that, in case of any sale hereunder by Trustee or his successor, all prerequisites of such sale shall be presumed to have been performed; and any conveyance given hereunder and all statements of fact or recitals therein made as to (i) the nonpayment of money secured, (ii) any default under the terms hereof, (iii) the request of the Trustee to enforce this trust, (iv) the proper and due appointment of any successor or substitute Trustee, (v) the advertisement of sale, (vi) the time, place, and terms of sale, or (vi) any other preliminary act or thing shall be taken in all courts of law and equity as prima facie evidence that the facts so stated are true. Operator may appoint a substitute or successor Trustee in the event the Trustee above named resigns or is unable for any reason to serve.

J.   OPERATOR AS DISBURSING AGENT FOR NON-OPERATORS:
     ----------------------------------------------

     Unless and until Non-Operators provide to Operator written notice to the contrary, Non-Operators hereby designate Operator to act as agent on behalf of Non-Operators for purposes of marketing Non-Operators' shares of the Oil and/or Gas produced from the Contract Area and receiving and disbursing the proceeds received by Operator from the sale of Non-Operators' shares of such production. Operator shall market Non-Operators' shares of the Oil and/or Gas produced from the Contract Area in accordance with the provisions of Article VI.G of this agreement; provided, however, that if Operator markets any Non-Operator's share of the Oil and/or Gas produced from the Contract Area to an "affiliate" (as defined hereinafter) of Operator, Operator shall account to such Non-Operator for the portion of such Non-Operator's Oil and/or Gas production from the Contract Area marketed to Operator's affiliate on the basis of the higher of (i) the actual proceeds received by Operator from the sale of such Non-Operator's Oil and/or Gas production to Operator's affiliate, or (ii) the arithmetic average of the prices quoted by three (3) third parties not affiliated with Operator with respect to an arm's-length purchase of the relevant quantity of Oil and/or Gas, after taking into account applicable adjustments reflecting reimbursement for taxes, costs associated with the dehydration, compression, treatment, processing, gathering, transportation, and marketing of such Oil and/or Gas, and applicable basis differentials to the extent that the quoted prices are calculated at points of delivery that vary from the points of delivery applicable to such Non-Operator's Oil and/or Gas production. For purposes of this Articles XV.J, the term "affiliate" means, with respect to any person, any other person (other than an individual) that, directly or indirectly, through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, such person. In this regard, the term "control" means the direct or indirect ownership of more than fifty percent (50%) of the outstanding capital stock or other equity interests having ordinary voting power. Operator shall remit to each Non-Operator its proportionate share of the proceeds from the sale of such Non-Operator's share of the Oil and/or Gas produced from the Contract Area within thirty (30) days after the receipt by Operator of such proceeds. All costs incurred by Operator in making such disbursements (including, without limitation, all costs incurred by Operator in the preparation and circulation of division orders) shall be charged by Operator to the joint account of the parties and shall be treated in all respects the same as costs incurred in the development and operation of the Contract Area. Any Non-Operator may terminate the authority of Operator to act on behalf of such Non-Operator by providing to Operator and the relevant purchaser or purchasers of production the written notices provided for in Article VI.G upon the exercise by such Non-Operator of its right to take in kind.

K.   RIGHT TO DEDUCT COSTS FROM REVENUES:
     -----------------------------------

     Notwithstanding any other provision hereof to the contrary, if any Non-Operator becomes a Defaulting Party as defined above in Article XVI.I of this agreement, Operator shall have the right, from time to time, in lieu of invoicing the Defaulting Party for its proportionate share of the costs and expenses of operation of the Contract Area hereunder and in lieu of demanding and receiving from the Defaulting Party payment in advance of its share of the estimated amounts of the costs to be incurred in the operation of the Contract Area hereunder, to deduct from the gross revenues from the Contract Area attributable to the interests therein of the Defaulting Party, as they are received by Operator or Operator's agent, such Defaulting Party's proportionate share of the aggregate actual costs and expenses incurred in the operation of the Contract Area prior to the date such revenues are received by Operator and to distribute to the Defaulting Party its proportionate share of the remaining balances of all such revenues, together with an itemized statement of all such costs and expenses deducted therefrom.

L.   BILLING ASSIGNEES:
     -----------------

     Notwithstanding any other provision of this agreement or the accounting procedure attached hereto as Exhibit "C" to the contrary, the parties to this agreement agree that Operator shall not be required to make more than one billing for the entire interest credited to each party on Exhibit "A." If any party to this agreement (hereinafter referred to as "Selling Party") disposes of all or any part of its interest in the Contract Area, the Selling Party will be solely responsible for billing its assignee or assignees and shall remain primarily liable to the other parties for the interest or interests assigned and shall make prompt payment to Operator for the entire amount of statements and billings rendered to it.

M.   THIRD PARTY BENEFICIARIES:
     -------------------------

     It is not the intention of the parties hereto that this agreement is made or intended for the benefit of any third person not a party hereto.

N.   OPERATING AGREEMENT SUBJECT TO EXPLOITATION AGREEMENT:
     -----------------------------------------------------

     This agreement is expressly made subject to the terms and provisions of the Exploitation Agreement. In the event of a conflict between the provisions of this agreement and those of the Exploitation Agreement, the terms and provisions of the Exploitation Agreement shall govern and control.

     IN WITNESS WHEREOF, Operator and Non-Operators have executed this agreement on the dates set forth below, effective as of _________________, 1997.

                               OPERATOR:


Date:
     ----------------------    AMERAC ENERGY CORPORATION



                               By:
                                  ----------------------------------------------
                                  Jeffrey B. Robinson
                                  President and Chief Executive Officer
                                  1201 Louisiana, Suite 3350
                                  Houston, Texas  77002-5609
                                  Telephone No.:  713/308-5250
                                  Facsimile No.:  713/308-5285

                               NON-OPERATORS:


Date:
     -----------------------   ------------------------------------------------
                               FREDERICK B. WHITTEMORE
                               Morgan Stanley & Co.
                               1251 Avenue of the Americas, 23F
                               New York, New York  10020
                               Telephone No.:   212/703-7735
                               Facsimile No.:   212/703-4790


Date:
     -----------------------   ------------------------------------------------
                               JONATHAN R. LONGLEY
                               Jennison Associates
                               1 Financial Center, 44th Floor
                               Boston, Massachusetts  02111
                               Telephone No.:   617/523-1700
                               Facsimile No.:   617/951-2743


Date:
     -----------------------   ------------------------------------------------
                               WALTER C. WILSON
                               2002 Kirby Drive, Suite 1107
                               Houston, Texas  77019
                               Telephone No.:   713/520-5350
                               Facsimile No.:   713/520-5950


Date:
     -----------------------   ------------------------------------------------
                               BREENE M. KERR
                               115 Bay Street
                               Easton, Maryland  21601
                               Telephone No.:   410/820-9676
                               Facsimile No.:   410/822-3137


Date:
     -----------------------   ------------------------------------------------
                               MORTON SWINSKY
                               33 East 70th Street
                               New York, New York  10021
                               Telephone No.:   212/528-3472
                               Facsimile No.:   212/786-3347

Date:
     -----------------------   ------------------------------------------------
                               THOMAS F. DOYLE
                               Jennison Associates
                               1 Financial Center, 44th Floor
                               Boston, Massachusetts  02111
                               Telephone No.:   617/523-1700
                               Facsimile No.:   617/951-2743


Date:
     -----------------------   ------------------------------------------------
                               J. HUGH ROFF
                               Petrounited Terminals, Inc.
                               333 Clay Street, Suite 4300
                               Houston, Texas  77002
                               Telephone No.:   713/655-5320
                               Facsimile No.:   713/655-7146


Date:
     -----------------------   -------------------------------------------------
                               VINCENT J. DOWLING
                               Dowling Partners
                               36 Trumbull
                               Hartford, Connecticut  06103
                               Telephone No.:   860/570-8600
                               Facsimile No.:   860/560-8615


Date:                          NORVILLE OIL CO., L.L.C.
     -----------------------

ATTEST:

By:                            By:
   -------------------------   -------------------------------------------------
Printed Name:                     Robert G. Harris
             ---------------      Manager
Title:                            101 Park Avenue, Suite 600
      ----------------------      Oklahoma City, Oklahoma  73102
                                  Telephone No.:  405/236-4361
                                  Facsimile No.:  405/236-4395


Date:
     -----------------------   -------------------------------------------------
                               RICHARD C. NELSON
                               Petrounited Terminals, Inc.
                               333 Clay Street, Suite 4300
                               Houston, Texas  77002
                               Telephone No.:   713/655-5320
                               Facsimile No.:   713/655-7146

Date:
     -----------------------   -------------------------------------------------
                               GENE P. MORRELL
                               Petrounited Terminals, Inc.
                               333 Clay Street, Suite 4300
                               Houston, Texas  77002
                               Telephone No.:   713/655-5320
                               Facsimile No.:   713/655-7146


Date:
     -----------------------   -------------------------------------------------
                               CHARLES E. RAMSEY, JR.
                               3374 Plantation Point
                               Athens, Texas  75751
                               Telephone No.:   903/675-5886
                               Facsimile No.:   903/675-5886


Date:
     -----------------------   -------------------------------------------------
                               JOHN ROBERT PORTER
                               Earth Satellite Corporation
                               6011 Executive Road, Suite 400
                               Rockville, Maryland  20852-3801
                               Telephone No.:   301/231-0660
                               Facsimile No.:   301/231-5020


THE STATE OF TEXAS        (S)
                          (S)
COUNTY OF HARRIS          (S)

         BEFORE ME, the undersigned authority, on this day personally appeared Jeffrey B. Robinson, President and Chief Executive Officer of AMERAC ENERGY CORPORATION, a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act of such corporation, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of ____________, 1997.


                               -------------------------------------------------
                               NOTARY PUBLIC in and for
                               STATE OF TEXAS
My Commission Expires:


----------------------------   -------------------------------------------------
                               (Printed Name of Notary Public)

THE STATE OF __________   (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by FREDERICK B. WHITTEMORE.

                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE OF
                                       -----------------------------------------

                               -------------------------------------------------
                               (Printed Name of Notary Public)


THE STATE OF __________   (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by JONATHAN R. LONGLEY.

                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE OF T E X A S


                               -------------------------------------------------
                               (Printed Name of Notary Public)


THE STATE OF TEXAS        (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by WALTER C. WILSON.

                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE OF T E X A S


                               -------------------------------------------------
                               (Printed Name of Notary Public)

THE STATE OF __________   (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by BREENE M. KERR.


                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE OF
                                       -----------------------------------------

                               -------------------------------------------------
                               (Printed Name of Notary Public)


THE STATE OF __________   (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by MORTON SWINSKY.


                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE OF
                                       -----------------------------------------

                               -------------------------------------------------
                               (Printed Name of Notary Public)


THE STATE OF __________   (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by THOMAS F. DOYLE.


                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE OF
                                       -----------------------------------------

---------------------------    -------------------------------------------------
                               (Printed Name of Notary Public)

THE STATE OF TEXAS        (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by J. HUGH ROFF.


                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE  OF  T E X A S


---------------------------    -------------------------------------------------
                               (Printed Name of Notary Public)


THE STATE OF ______________    (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ____________________, 199__, by VINCENT J. DOWLING.


                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE OF
                                       -----------------------------------------

---------------------------    -------------------------------------------------
                               (Printed Name of Notary Public)


THE STATE OF ______________    (S)
                               (S)
COUNTY OF _________________    (S)

         This instrument was acknowledged before me on ____________________, 199__, by RICHARD G. HARRIS, Manager of NORVILLE OIL CO., L.L.C.


                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE OF
                                       -----------------------------------------


---------------------------    -------------------------------------------------
                               (Printed Name of Notary Public)

THE STATE OF TEXAS        (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by RICHARD C. NELSON.


                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE  OF  T E X A S


---------------------------    -------------------------------------------------
                               (Printed Name of Notary Public)


THE STATE OF TEXAS        (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by GENE P. MORRELL.


                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE  OF  T E X A S


---------------------------    -------------------------------------------------
                               (Printed Name of Notary Public)


THE STATE OF TEXAS        (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by CHARLES E. RAMSEY, JR.


                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE  OF  T E X A S


---------------------------    -------------------------------------------------
                               (Printed Name of Notary Public)

THE STATE OF __________   (S)
                          (S)
COUNTY OF _____________   (S)

         This instrument was acknowledged before me on ____________________, 199__, by JOHN ROBERT PORTER.


                               -------------------------------------------------
                               NOTARY PUBLIC for the
My Commission Expires:         STATE OF
                                       -----------------------------------------


---------------------------    -------------------------------------------------
                               (Printed Name of Notary Public)

                                  EXHIBIT "A"


              Attached to and made a part of Operating Agreement
                between Amerac Energy Corporation, as Operator, and Walter C. Wilson, et al., as Non-Operators


This Operating Agreement covers the following described Contract Area, which consists of each of the "Prospects" (as defined in the Exploitation Agreement), described hereinafter:

I.   Prospect 1 -                                                            .
     ----------   -----------------------------------------------------------
     Prospect 1 is a "Phase __ Prospect," as defined in the Exploitation Agreement.


     A.   Lands and Leases Comprising Prospect 1
          --------------------------------------



     B.   Royalties, Overriding Royalties, and Other Production Burdens
          -------------------------------------------------------------

          The aggregate of all Lessor's royalties, overriding royalties, and other burdens upon or payable out of production from the Oil and Gas Leases comprising Prospect 1 will not exceed ________________________, so that such Oil and Gas Leases will yield net revenue interests of not less than
     _________________.

     C.   Ownership Interests and Allocation of Costs and Revenues
          --------------------------------------------------------

          Party                                         Working Interest
          -----                                         ----------------

          Amerac Energy Corporation                             .500000

          Frederick B. Whittemore                               .083333

          Jonathan R. Longley                                   .062500

          Walter C. Wilson                                      .052917

          Breene M. Kerr                                        .052083

          Morton Swinsky                                        .041666

          Thomas F. Doyle                                       .041667

          J. Hugh Roff                                          .041667

          Vincent J. Dowling                                    .031250

          Norville Oil Co., L.L.C.                              .031250

          Richard C. Nelson                                     .020833

          Gene P. Morrell                                       .016667

          Charles E. Ramsey, Jr.                                .013750

          John Robert Porter                                    .010417

                                   EXHIBIT B
                                   ---------

               Attached to and made a part of Operating Agreement
                between Amerac Energy Corporation, as Operator,
                 and Walter C. Wilson, et al., as Non-Operators



                             THERE IS NO EXHIBIT B

                                                      COPAS . 1984 - ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies

--------------------------------------------------------------------------COPAS-

                               EXHIBIT     " C "


Attached to and made a part of Operating Agreement between Amerac Energy Corporation, as Operator, and Walter C. Wilson, et al., as Non-Operators

                             ACCOUNTING PROCEDURE
                               JOINT OPERATIONS

                            I.  GENERAL PROVISIONS

1.  Definitions

    "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.
    "Joint Operations" shall mean all operations necessary or proper for the development, operation and maintenance of the Joint Property.
    "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.
    "Operator" shall mean the party designated to conduct the Joint Operations. "Non-Operators" shall mean the Parties to this agreement other than the Operator.
    "Parties" shall mean Operator and Non-Operators.
    "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.
    "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.
    "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.
    "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.
    "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.


2.  Statement and Billings

    Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail. If requested to do so, Operator shall furnish to Non-Operators copies of actual invoices for third party services, and Operator shall charge Non-Operator for its cost of furnishing same.

3.  Advances and Payments by Non-Operators

    A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operations within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

    B.  Each Non-Operator shall pay its proportion of all bills within fifteen
        (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Bank One, Texas, N.A. on the first day of the month in which delinquency occurs plus 1% or the maximum legal rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts. In no event shall the rate of interest charged exceed the maximum legal rate allowed under the usury laws of the State of Texas.

4.  Adjustments

    Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four
(24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.



     COPYRIGHT(C) 1985 by the Council of Petroleum Accountants Societies.

--------------------------------------------------------------------------------

5.   Audits

     A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

     B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.   Approval By Non-Operators

     Where an approval or other agreement of the parties or Non-Operators is expressly required under other sections of this Accounting Procedures and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority of the Non-Operators shall be controlling on all Non-Operators.


                              II. DIRECT CHARGES

Operators shall charge the Joint Account with the following items:

1.   Ecological and Environmental

     Costs incurred for the benefit of the Joint Property as a result of governmental of regulatory requirements to satisfy environmental considerations applicable to Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.   Rentals and Royalties

     Lease rentals and royalties paid by Operator for the Joint Operations.

3.   Labor

     A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

         (2)  Salaries of First Level Supervisors in the field.

         (3) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded form the overhead rates.

         (4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this
         Section II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraph 3A and 3B of this
         Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II.

4.   Employee Benefits

     Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to the Operator's labor cost chargeable to the Joint Account under Paragraph 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accounts Societies.

5.   Material

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.   Transportation

     Transportation of employees and Material necessary for the Joint Operations but Subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking costs is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.   Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.   Equipment and Facilities Furnished by Operator

     A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed ten percent (10%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.


     B. In lieu of charges in paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.   Damages and Losses to Joint Property

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.  Legal Expense

     Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided as provided in Section I. Paragraph 3; provided, however, that if any Non-Operator fails timely to pay its proportionate part of any charge to the Joint Account, Operator shall be entitled to charge such Non-Operator for any legal expenses and attorneys' fees incurred in connection with the collection of such charge.

11.  Taxes

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

12.  Insurance

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.  Abandonment and Reclamation

     Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.  Communications

     Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this
     Section II.

15.  Other Expenditures

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                III.  OVERHEAD

1.  Overhead - Drilling and Producing Operations

    i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

           (X) Fixed Rate Basis, Paragraph 1A, or
           ( ) Percentage Basis, Paragraph 1B

           Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

    ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint
           Property:

           ( ) shall be covered by the overhead rates, or
           (X) shall not be covered by the overhead rates.

    iii. The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint
           Property:

           ( ) shall be covered by the overhead rates, or
           (X) shall not be covered by the overhead rates.

    A.     Overhead - Fixed Rate Basis

           (1) Operator shall charge the Joint Account at the following rates per well per month:

                Drilling Well Rate $ 4,500.00
                                    -----------------
                 (Prorated for less than a full month)

                Producing Well Rate $ 450.00
                                     ----------------

           (2)  Application of Overhead - Fixed Rate Basis shall be as follows:

                (a)  Drilling Well Rate

                     (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

                     (2) Charges for wells undergoing any type of workover or
                         recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

                (b)  Producing Well Rates

                     (1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

                     (2) Each active completion in a multi-completed well in
                         which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

                     (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

                     (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

                     (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.


           (3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

--------------------------------------------------------------------------------
2.  Overhead - Major Construction

    To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of $25,000.00:
                 ----------

    A.   5   % of first $100,000 or total cost if less, plus
      -------
    B.   3   % of costs in excess of $100,000 but less than $1,000,000 plus
      -------
    C.   1   % of costs in excess of $1,000,000.
      -------

    Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.  Catastrophe Overhead

    To compensate Operator for overhead costs incurred in the event of expenditures resulting from the occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures. Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

    A.   5   % of the total costs through $100,000; plus
      -------
    B.   3   % of total costs in excess of $100,000 but less than $1,000,000;
      -------
      plus
    C.   1   % of total costs in excess of $1,000,000.
      -------

    Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.  Amendment of Rates

    The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

    IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.  Purchases

    Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.  Transfers and Dispositions

    Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.  New Material (Condition A)

    (1) Tubular Goods Other than Line Pipe

        (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

        (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

        (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

        (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

    (2) Line Pipe

        (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

        (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

        (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

        (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

    (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs. If applicable, to the railway receiving point nearest the Joint Property.

    (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2A(1) and (2).

B.  Good Used Material (Condition B)

    Material in sound and serviceable condition and suitable for reuse without reconditioning:

    (1) Material moved to the Joint Property

        At seventy-five percent (75%) of current new price, as determined by Paragraph A.

    (2) Material used on and moved from the Joint Property

        (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

        (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

    (3) Material not used on and moved from the Joint Property

        At seventy-five percent (75%) of current new price as determined by Paragraph A.

    The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.  Other Used Material

    (1) Condition C

        Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

          (2)  Condition D

               Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

               (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

               (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

          (3)  Condition E

               Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

     D.   Obsolete Material

          Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

     E.   Pricing Conditions

          (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25 cent) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

          (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.  Premium Prices

    Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.  Warranty of Material Furnished By Operator

    Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.  Periodic Inventories, Notice and Representation

    At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.  Reconciliation and Adjustment of Inventories

    Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.  Special Inventories

    Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. in such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.  Expense of Conducting Inventories

    A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

    B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

                                   EXHIBIT D
                                   ---------

               Attached to and made a part of Operating Agreement
                between Amerac Energy Corporation, as Operator,
                 and Walter C. Wilson, et al., as Non-Operators


     Operator shall carry for the benefit and the expense of the Joint Account insurance with responsible carriers as follows:

A.   WORKER'S COMPENSATION AND EMPLOYER'S LIABILITY
     ----------------------------------------------

     1.  State Statutory Requirements for Workman's Liability.

     2. Employer's Liability: $100,000 each person/$100,000 each accident/$500,000 policy limit

B.   COMPREHENSIVE GENERAL LIABILITY
     -------------------------------

     Combined single limit of $1,000,000 for bodily injury and property damage per occurrence, no aggregate.

C.   AUTOMOBILE LIABILITY (INCLUDING HIRED AND NON-OWNED VEHICLES)
     -------------------------------------------------------------

     1. Bodily injury with limits of $500,000 each person/$500,000 aggregate/$1,000,000 each accident

     2.   Property Damage with limits of: $1,000,000 each accident.

D.   CONTROL OF WELL AND UNDERGROUND DAMAGE
     --------------------------------------

     With limitations and deductibles as currently maintained in force and effect by Operator

E.   EXCESS LIABILITY
     ----------------

     Umbrella coverage as from time to time applicable to Operator's activities but not to exceed $25,000,000 per occurrence.

F.   OTHER INSURANCE
     ---------------

     Operator shall not be obligated to provide for any other insurance for the Joint Account of the parties hereto. Any party may, at its own expense, acquire such insurance as it deems proper to protect itself against any claim, losses, damages, or destruction arising out of operation of the Contract Area.

G.   NON-OPERATORS
     -------------

     Operator shall require the insurance carrier to furnish waiver of subrogation rights against Non-Operators and to name Non-Operators as additional assured under the policies.

     All premiums paid on such insurance shall be charged to the Joint Account. Except by mutual consent of the parties, no other insurance shall be maintained for the Joint Account. Each drilling or other contractor performing work for the Joint Account shall be required to maintain in force, with respect to the work performed by such contractor, the same insurance as those specified in Subsections A, B and C above, when applicable. Operator shall make a diligent effort to require each drilling contractor to carry casualty insurance on the replacement value of the surface equipment used at the drillsite and to require each drilling contractor to furnish Certificates of Insurance to Operator and Non-Operators as additional assureds under the policies and waiving subrogation rights against the Operator and Non-Operators. Whenever Operator performs a drilling or reworking operation for the Joint Account with its own equipment, Operator, at its own expense shall provide the same insurance coverage in respect thereof as would be required if the work were performed by an independent contractor. Operator shall furnish each Non-Operator with appropriate certificates showing the insurance coverage and companies with whom covered prior to commencing operations hereunder and thereafter as such insurance is acquired.

                                   EXHIBIT E
                                   ---------

               Attached to and made a part of Operating Agreement
                between Amerac Energy Corporation, as Operator,
                 and Walter C. Wilson, et al., as Non-Operators



                             THERE IS NO EXHIBIT E

                                   EXHIBIT F
                                   ---------

               Attached to and made a part of Operating Agreement
                between Amerac Energy Corporation, as Operator,
                 and Walter C. Wilson, et al., as Non-Operators



                             THERE IS NO EXHIBIT F

                                   EXHIBIT G
                                   ---------

               Attached to and made a part of Operating Agreement
                between Amerac Energy Corporation, as Operator,
                 and Walter C. Wilson, et al., as Non-Operators



                             THERE IS NO EXHIBIT G

                                   EXHIBIT H
                                   ---------

               Attached to and made a part of Operating Agreement
                 between Amerac Energy Corporation, as Operator and Walter C. Wilson, et al., as Non-Operators


                       MEMORANDUM OF OPERATING AGREEMENT
                            AND FINANCING STATEMENT


THE STATE OF TEXAS                      (S)
                                        (S)  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _______________               (S)

     1. This Memorandum of Operating Agreement and Financing Statement (this "Memorandum") is executed to be effective as of __________________, 199__, pursuant to the provisions of that certain Operating Agreement dated effective as of January 1, 1997 (the "Operating Agreement"), by and between AMERAC ENERGY CORPORATION ("Operator"), having as its address 1201 Louisiana, Suite 3350, Houston, Texas 77002-5609, and FREDERICK B. WHITTEMORE, having as his address 1251 Avenue of the Americas, 23rd Floor, New York, New York 10020, JONATHAN R. LONGLEY, having as his address 1 Financial Center, 44th Floor, Boston, Massachusetts 02111, WALTER C. WILSON, having as his address 2002 Kirby Drive, Suite 1107, Houston, Texas 77019, BREENE M. KERR, having as his address 115 Bay Street, Easton, Maryland 21601, MORTON SWINSKY, having as his address 33 East 70th Street, New York, New York 10021, THOMAS F. DOYLE, having as his address 1 Financial Center, 44th Floor, Boston, Massachusetts 02111, J. HUGH ROFF, having as his address 333 Clay Street, Suite 4300, Houston, Texas 77002, VINCENT J. DOWLING, having as his address 36 Trumbull, Hartford, Connecticut 06103, NORVILLE OIL CO., L.L.C., having as its address 101 Park Avenue, Suite 600, Oklahoma City, Oklahoma 73102, RICHARD C. NELSON, having as his address 333 Clay Street, Suite 4300, Houston, Texas 77002, GENE P. MORRELL, having as his address 333 Clay Street, Suite 4300, Houston, Texas 77002, CHARLES E. RAMSEY, JR., having as his address 3374 Plantation Point, Athens, Texas 75751, and JOHN ROBERT PORTER, having as his address 6011 Executive Road, Suite 400, Rockville, Maryland 20852-3801 (collectively, "Non-Operators").

     2. True, correct, and genuine executed counterparts of the Operating Agreement are on file in the offices of Operator at the address reflected above. Reference is hereby made to the Operating Agreement for all purposes, and its terms and provisions are incorporated herein by this reference to the same extent as if the Operating Agreement had been reproduced verbatim as part of this Memorandum. The Operating Agreement covers the oil, gas, and mineral leases (the "Oil and Gas Leases" or "Leases") and the lands described more particularly on Exhibit "A" attached hereto and made a part hereof for all purposes (the Oil and Gas Leases and such lands being referred to hereinafter as the "Contract Area"). Other capitalized terms used in this Memorandum shall have the meanings given to such terms in the Operating Agreement unless expressly indicated otherwise.

     3.   The Operating Agreement contains the following provisions:

          A. Article VII.B of the Operating Agreement, captioned "Liens and Security Interests," provides as follows:

              Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest, and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing. Some of the foregoing items of personal property and equipment are or will become fixtures on the Contract Area, and the interest of each party in and to the Oil and Gas when extracted from the Contract Area and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contract Area.

              To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement (including a carbon, photographic, or other reproduction hereof) or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

              Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

              To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of a judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

              If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B, and each paying party may independently pursue any remedy available hereunder or otherwise.

              If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice. See Article XVI.I below.

              Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

          B. Article XVI.I of the Operating Agreement, captioned "POWER OF SALE," provides as follows:

              Subject to the provisions of Article VII.B hereof, if a party should elect to foreclose the lien granted to such party (the "Foreclosing Party") pursuant to Article VII.B ("Operator's Lien") against the interests in the leasehold estate of any Oil and Gas Lease comprising the Contract Area ("Real Property Interest") of a party that has failed to perform all of its obligations hereunder (the "Defaulting Party"), this agreement does hereby include provisions for non-judicial sale under the laws of the State of Texas, and Michael P. Pearson is hereby appointed as Trustee for such purpose. Upon such default, the Trustee shall, at least twenty-one (21) days preceding the date of non-judicial sale, serve written notice of the proposed sale by certified mail on the Defaulting Party according to the records of Operator. Service of such notice shall be deemed completed upon the deposit in a post office or other official depository under the care and custody of the United States Postal Service of such notice enclosed in a postpaid wrapper properly addressed to the Defaulting Party, together with each other party obligated to pay the obligations secured by Operator's Lien, at the most recent address or addresses shown on the records of Operator. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the facts of service. After such notice, the Trustee shall proceed to sell all of the Real Property Interest of the Defaulting Party in the Contract Area at public auction to the highest bidder for cash after having given notice of the time and place of sale and in the manner and after the advertisement of such sale as is now required by the statutes of the State of Texas in making sales of real estate under deeds of trust. Sale of a part of the Defaulting Party's Real Property Interest in the Contract Area shall not exhaust the power of sale, and subsequent sales may be made from time to time until all of such Real Property Interest is sold or the obligations of the Defaulting Party secured by Operator's Lien are paid in full. The Trustee shall have the authority to appoint an attorney in fact to act as

          Trustee in conducting the foreclosure sale and executing a deed to the purchasers. It is further agreed that the Trustee or his successor may sell the full Real Property Interest of the Defaulting Party in the Contract Area or may limit such sale to such portions of the Real Property Interest of the Defaulting Party in the Contract Area as the Trustee shall deem expedient. After the completion of any sale pursuant hereto, the Trustee shall make, execute, and deliver to the purchaser or purchasers of the Real Property Interest of the Defaulting Party in the Contract Area good and sufficient deeds, assignments, or other lawful conveyances to vest in such purchaser or purchasers title to such Real Property Interest in fee simple together with all personal property used or obtained in connection therewith and together with all of the proceeds of production attributable thereto, including proceeds of production held by any party for payment to the Defaulting Party. From the proceeds of such sale, the Trustee shall make disbursements in the following order:

              (i) pay all charges, costs, and expenses of executing these provisions;

              (ii) pay any sums due by the Trustee for taxes in the preservation of the security;

              (iii) pay to the Foreclosing Party up to the amount necessary to satisfy the Defaulting Party's debts hereunder; and

              (iv)   the balance, if any, shall be paid to the Defaulting Party.

              It is agreed that such sale shall be a perpetual bar against the Defaulting Party and its heirs, successors, assigns,legal representatives, and all other persons claiming under him, them, or any of them. It is further agreed that the Trustee, or any holder or holders of the obligation of the Defaulting Party, or the Foreclosing Party shall have the right to become the purchaser or purchasers at such sale if such party is the highest bidder or bidders, in which event the bid or bids may be credited upon the indebtedness of the Defaulting Party. It is stipulated and agreed that, in case of any sale hereunder by Trustee or his successor, all prerequisites of such sale shall be presumed to have been performed; and any conveyance given hereunder and all statements of fact or recitals therein made as to (i) the nonpayment of money secured, (ii) any default under the terms hereof, (iii) the request of the Trustee to enforce this trust,
          (iv) the proper and due appointment of any successor or substitute Trustee, (v) the advertisement of sale, (vi) the time, place, and terms of sale, or (vi) any other preliminary act or thing shall be taken in all courts of law and equity as prima facie evidence that the facts so stated are true. Operator may appoint a substitute or successor Trustee in the event the Trustee above named resigns or is unable for any reason to serve.

     4. The reciprocal liens and security interests of Operator and Non-Operators created in Article VII.B of the Operating Agreement cover all of the interests of each of Operator and

Non-Operators in and to each such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to the Operating Agreement, the Oil and Gas when extracted therefrom, the equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), all accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory, and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

     5. To the extent that this Memorandum constitutes a financing statement, the security interest created in Article VII.B of the Operating Agreement covers minerals or the like (including oil and gas) and accounts subject to subsection
(e) of Section 9.103, Texas Business and Commerce Code. In addition, this Memorandum also constitutes a financing statement filed as a fixture filing. If this Memorandum is tendered for filing as a financing statement to the County Clerk of the county or counties in which the Contract Area is located, it shall be filed for record in both the Uniform Commercial Code and the real estate records maintained for each such county.

     6. This Memorandum may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.

     7. The respective addresses of Operator, as both secured party and debtor, and Non-Operators, as both debtors and secured parties, at which information respecting the security interests created in the Operating Agreement can be obtained are set forth in Paragraph 1 of this Memorandum.

          THUS EXECUTED on the respective dates appearing in the acknowledgments of the parties executing this counterpart to be EFFECTIVE for all purposes as hereinabove set forth.

                                       OPERATOR:

                                       AMERAC ENERGY CORPORATION


                                       By:
                                          --------------------------------------
                                          Jeffrey B. Robinson
                                          President and Chief Executive Officer


                                       NON-OPERATORS:


                                       -----------------------------------------
                                       FREDERICK B. WHITTEMORE

                                       -----------------------------------------
                                       JONATHAN R. LONGLEY



                                       -----------------------------------------
                                       WALTER C. WILSON



                                       -----------------------------------------
                                       BREENE M. KERR



                                       -----------------------------------------
                                       MORTON SWINSKY



                                       -----------------------------------------
                                       THOMAS F. DOYLE



                                       -----------------------------------------
                                       J. HUGH ROFF



                                       -----------------------------------------
                                       VINCENT J. DOWLING



ATTEST:                                NORVILLE OIL CO., L.L.C.


By:                                    By:
   --------------------------------       --------------------------------------
Printed Name:                             Robert G. Harris
             ----------------------
Title:                                    Manager
      -----------------------------

                               -------------------------------------------------
                               RICHARD C. NELSON




                               -------------------------------------------------
                               GENE P. MORRELL




                               -------------------------------------------------
                               CHARLES E. RAMSEY, JR.




                               -------------------------------------------------
                               JOHN ROBERT PORTER



THE STATE OF TEXAS        (S)
                          (S)
COUNTY OF HARRIS          (S)

          This instrument was acknowledged before me on ______________, 199__, by Jeffrey B. Robinson, President and Chief Executive Officer of AMERAC
ENERGY CORPORATION, a Delaware corporation, on behalf of said corporation.



                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF T E X A S


----------------------            ----------------------------------------------
                                  (Printed Name of Notary Public)

THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by FREDERICK B. WHITTEMORE.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF
                                           -------------------------------------


                                  ----------------------------------------------
                                  (Printed Name of Notary Public)


THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by JONATHAN R. LONGLEY.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF
                                           -------------------------------------


                                  ----------------------------------------------
                                  (Printed Name of Notary Public)



THE STATE OF TEXAS             (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by WALTER C. WILSON.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF T E X A S
                                                     ---------------------------


                                  ----------------------------------------------
                                  (Printed Name of Notary Public)

THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by BREENE M. KERR.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF
                                           -------------------------------------


                                  ----------------------------------------------
                                  (Printed Name of Notary Public)



THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by MORTON SWINSKY.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF
                                           -------------------------------------


                                  ----------------------------------------------
                                  (Printed Name of Notary Public)



THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by THOMAS F. DOYLE.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF
                                           -------------------------------------


----------------------            ----------------------------------------------
                                  (Printed Name of Notary Public)

THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by J. HUGH ROFF.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF T E X A S
                                                     ---------------------------


----------------------            ----------------------------------------------
                                  (Printed Name of Notary Public)



THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by VINCENT J. DOWLING.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF
                                           -------------------------------------


----------------------            ----------------------------------------------
                                  (Printed Name of Notary Public)



THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by ROBERT G. HARRIS, Manager of NORVILLE OIL CO., L.L.C.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF
                                           -------------------------------------


----------------------            ----------------------------------------------
                                  (Printed Name of Notary Public)

THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by RICHARD C. NELSON.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF T E X A S
                                                     ---------------------------


----------------------            ----------------------------------------------
                                  (Printed Name of Notary Public)



THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by GENE P. MORRELL.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF T E X A S
                                                     ---------------------------


----------------------            ----------------------------------------------
                                  (Printed Name of Notary Public)



THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by CHARLES E. RAMSEY, JR.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF T E X A S
                                                     ---------------------------


----------------------            ----------------------------------------------
                                  (Printed Name of Notary Public)

THE STATE OF _______________   (S)
                               (S)
COUNTY OF __________________   (S)

          This instrument was acknowledged before me on _______________, 199__, by JOHN ROBERT PORTER.


                                  ----------------------------------------------
                                  NOTARY PUBLIC for the
My Commission Expires:            STATE OF
                                           -------------------------------------


----------------------            ----------------------------------------------
                                  (Printed Name of Notary Public)

                                   EXHIBIT VI

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.


                               WARRANT AGREEMENT
                               -----------------


     THIS WARRANT AGREEMENT is made as of ________________, 199__, between Amerac Energy Corporation, a Delaware corporation, herein called the Company, and Petroleum Financial Inc., a Texas corporation, herein called the Warrant Agent.

     WHEREAS, the Company has determined to issue and deliver Stock Purchase Warrants, hereinafter called Warrants, entitling the holders thereof to purchase ___________ shares (the "Warrant Shares") of Common Stock, par value $.05 per share, of the Company (the "Common Stock"); and

     WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the bearers of the Warrants; and

     WHEREAS, all acts and things necessary to make the Warrants when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as in this agreement provided, the valid, binding, and legal obligations of the Company, and to authorize the execution and delivery of this agreement, have been done and performed;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                   Article I

                   Execution and Countersignature of Warrants

     Section 1.1  Execution and countersignature of Warrants.
                  ------------------------------------------

     (a) Each Warrant, whenever issued, shall be dated November 18, 1996, shall be in substantially the form of Exhibit 1 hereto, shall be signed by, or bear the facsimile signature of, the President or a Vice President of the Company and shall bear a facsimile of the Company's seal. In case any officer whose facsimile signature has been placed upon any Warrant shall have ceased to be such before such Warrant is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. No Warrant may be exercised until it has been countersigned by the Warrant Agent as provided in paragraph (b) below.

WARRANT AGREEMENT

     (b) The Warrant Agent shall countersign a Warrant only

         (i) if the Warrant is to be issued in exchange or substitution for one or more previously countersigned Warrants, as hereinafter provided, or

         (ii) if the Company instructs the Warrant Agent to do so.

     (c) Unless and until countersigned by the Warrant Agent pursuant to this agreement, a Warrant shall be invalid and of no effect.


                                   Article II

                Warrant Price, Duration and Exercise of Warrants

     Section 2.1  Warrant Price.  Each Warrant shall, when countersigned by the
                  -------------
Warrant Agent, entitle the bearer thereof, subject to the provisions thereof and of this agreement, to purchase from the Company the number of Warrant Shares stated therein, at the price of $0.384 per share, subject to adjustment as provided in Article III hereof. The term Warrant Price as used in this agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

     Section 2.2  Duration of Warrants.  Warrants may be exercised only on or
                  --------------------
before November 18, 1999, hereinafter called the expiration date. Each Warrant not exercised on or before the expiration date shall become void, and all rights thereunder and all rights in respect thereof under this agreement shall cease at the close of business on the expiration date.

     Section 2.3  Exercise of Warrants.
                  --------------------

     (a) A Warrant, when countersigned by the Warrant Agent, may be exercised by surrendering it, at the corporate trust office of the Warrant Agent in Fort Worth, Texas, with the subscription form set forth in the Warrant duly executed, and by paying in full, in lawful money of the United States, the Warrant price for each full share of Common Stock as to which the Warrant is exercised and any applicable taxes.

     (b) As soon as practicable after the exercise of any Warrant, the Company shall issue to or upon the order of the bearer of such Warrant a certificate or certificates for the number of full Warrant Shares to which he is entitled, registered in such name or names as may be directed by him, and, if such Warrant shall not have been exercised in full (except with respect to a remaining fraction of a share), a new countersigned Warrant for the number of Warrant Shares (including fractional shares) as to which such Warrant shall not have been exercised. In the event that the same holder of one or more Warrants exercises the purchase rights thereunder in the same transaction in a manner which leaves the right to purchase a fraction of a share unexercised, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the current market price of a share of Common Stock on the business day which next precedes the day of exercise reduced by the same fraction of the

WARRANT AGREEMENT                       2

Warrant Price of a share of Common Stock on such day. For such purpose, the current market price shall be the last sale price of the Common Stock on such next preceding business day, or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as officially quoted, as reported in the principal reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Common Stock the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (c) All Warrant Shares issued upon the exercise of a Warrant shall be validly issued, and the Company shall pay all taxes in respect of the issue thereof. The Company shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of a certificate for shares of Common Stock in any name other than that of the bearer of the Warrant surrendered in connection with the purchase thereof; and in such case the Company shall not be required to issue or deliver any stock certificate until such tax shall have been paid.

     (d) Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.


                                  Article III

                                  Adjustments

     Section 3.1  Stock dividends--split-ups.  If after the date hereof, and
                  --------------------------
subject to the provisions of Section 3.7 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock, then, on the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or split-up, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

     Section 3.2  Aggregation of shares.  If after the date hereof, and subject
                  ---------------------
to the provisions of Section 3.7, the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares of Common Stock, then, upon the effective date of

WARRANT AGREEMENT                    3
such combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Warrant Price shall be correspondingly increased.

     Section 3.3  Special stock dividends.  If after the date hereof shares of
                  -----------------------
any class of the Company (other than Common Stock) are issued by way of a stock dividend on outstanding Common Stock, then, commencing with the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, in addition to any share of Common Stock receivable upon exercise of the Warrants, the Warrant holders shall, upon such exercise of the Warrants, be entitled to receive, as nearly as practicable, the same number of shares of dividend stock, plus any shares issued upon any subsequent change, replacement, subdivision, or combination thereof to which the holders would have been entitled had their Warrants been exercised immediately prior to such stock dividend. No adjustment in the Warrant Price shall be made merely by virtue of the happening of any event specified in this Section 3.3.

     Section 3.4  Reorganization, merger and asset sales.  If after the date
                  --------------------------------------
hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the warrant holders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights interests of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

     Section 3.5  Notice of changes in Warrants.  Upon any adjustment of the
                  -----------------------------
Warrant Price or the number of shares issuable on exercise of a Warrant, then and in each such case the Company shall promptly give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

WARRANT AGREEMENT                      4

The Company shall also mail such notice to the address on the records of the Warrant Agent. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

     Section 3.6  Other notices.  In case at any time:
                  -------------

     (a) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

     (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

     (c) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; and

     (d) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice and publish the same in the manner set forth in Section 3.5, of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given and published at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in the foregoing clauses (a) to (d), both inclusive.

     Section 3.7  Limitation on fractions.  Anything in Section 3.1 or 3.2 to
                  -----------------------
the contrary notwithstanding, upon exercise of the Warrants cumulative adjustments in the number of shares issuable on exercise of Warrants shall be made only to the nearest multiple of one-tenth of a share, i.e., fractions of less than five-hundredths of a share shall be disregarded and fractions of five-hundredths of a share, or more, shall be treated as being one-tenth of a share.

     Section 3.8  Form of Warrant.  The form of Warrant need not be changed
                  ---------------
because of any change pursuant to this Article, and Warrants issued after such change may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter

WARRANT AGREEMENT                      5
issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.


                                   Article IV

           Other Provisions Relating to Rights of Bearers of Warrants

     Section 4.1  No rights as shareholder conferred by Warrants.  A Warrant
                  ----------------------------------------------
does not entitle the bearer thereof to any of the rights of a shareholder of the Company.

     Section 4.2  Lost, stolen, mutilated, or destroyed Warrants.  If any
                  ----------------------------------------------
Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may, on such terms as to indemnify or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

     Section 4.3  Reservation of Common Stock.  The Company shall at all times
                  ---------------------------
reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.


                                   Article V

                       Transfer and Exchange of Warrants

     Section 5.1  Negotiability and ownership of Warrants.  Warrants issued
                  ---------------------------------------
hereunder shall be transferable of record only by the Warrant Agent.

     Section 5.2  Exchange of Warrants.  After countersignature by the Warrant
                  --------------------
Agent in accordance with the provisions of this agreement, one or more Warrants may be surrendered to the Warrant Agent for exchange and, upon cancellation thereof, the Warrant Agent shall countersign and deliver in exchange therefor one or more new Warrants, as requested by the bearer of the canceled Warrant or Warrants, for the same aggregate number of shares as were evidenced by the Warrant or Warrants so canceled.


                                   Article VI

                 Concerning the Warrant Agent and Other Matters

     Section 6.1  Payment of taxes.  The Company will from time to time promptly
                  ----------------
pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the

WARRANT AGREEMENT                      6

Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

     Section 6.2  Resignation, consolidation. or merger of Warrant Agent.
                  ------------------------------------------------------

     (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving one month's notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the bearer of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the bearer of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States of America or of the States of Texas or New York (or if any other state of the United States so long as such corporation is authorized to do business as a banking institution in either the States of New York or Texas) in good standing and having its principal office in such state, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations. Not later than the effective date of any such appointment the Company shall give notice thereof to the predecessor Warrant Agent and each transfer agent for the Common Stock, and shall forthwith publish a copy of such notice once in an Authorized Newspaper. Failure to give or publish such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent. The Warrant Agent may he changed by a majority vote of the holders of a majority of the outstanding Warrants, to a Warrant Agent acceptable to the Company.

     (b) Any corporation into which the Warrant Agent may be, merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the

WARRANT AGREEMENT                      7

Warrant Agent shall be a party shall be the successor Warrant Agent under this agreement without any further act.

     Section 6.3  Fees and expenses of Warrant Agent.  The Company agrees:
                  ----------------------------------

     (a) that it will pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all out of pocket expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder; and

     (b) that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this agreement.

     (c) to indemnify and hold harmless the Warrant Agent against any loss, liability or expense (including reasonable attorney's fees) incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent arising out of or in connection with the acceptance or administration of its duties under the Warrant Agreement, including the costs and expenses of defending against any such claim.

     Section 6.4  Additional provisions.
                  ---------------------

     (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion. The Warrant Agent may execute any of the powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees and shall be entitled to advice of counsel concerning all matters of agency and its duty hereunder.

     (b) Whenever in the performance of its duties under this agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or a Vice President or the Treasurer or the Controller or the Secretary of the Company and delivered to the Warrant Agent; and such statement shall be full warrant to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this agreement in reliance upon such statement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

     (c) The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct.

WARRANT AGREEMENT                      8

     (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this agreement or in the Warrants (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this agreement or in any Warrant; nor shall it be responsible for the making of any adjustments required under the provisions of Article III or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this agreement or any Warrant or as to whether any shares of Common Stock will when issued be validly issued and fully paid and nonassessable.

     Section 6.5  Acceptance of agency.
                  --------------------

     (a) The Warrant Agent hereby accepts the agency established by this agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of the Company's stock through the exercise of Warrants.

     (b) The Warrant Agent shall not be required to give any bond or surety in respect of the execution of such agency, powers, duties or otherwise.

     Section 6.6  Modification of agreement.  The Warrant Agent may, without the
                  -------------------------
consent or concurrence of the bearers of the Warrants, by supplemental agreement or otherwise concur with the Company in making any changes or corrections in this agreement that it shall have been advised by counsel (who may be counsel for the Company) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained.

     Section 6.7  Right to inspect.  At any reasonable time, the Warrant Agent,
                  ----------------
the Company and their respective duly authorized representatives shall have the right to fully inspect any and all books, papers and records of the Company pertaining to the Warrants and to make memoranda therefrom.

     Section 6.8  Obligation to take action.  The permissive authority of the
                  -------------------------
Warrant Agent to act pursuant to this agreement shall not be construed as a duty to exercise such authority.

WARRANT AGREEMENT                      9

     Section 6.9  Reliance on documents.
                  ---------------------

     (a) The Warrant Agent shall incur no liability in acting or proceeding in good faith upon any resolution, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document prepared and furnished pursuant to any of the Warrants that it in good faith believes to be genuine.

     (b) The Warrant Agent may accept and rely upon such materials as conclusive evidence of the truth and accuracy of such statements and shall not be required to investigate any matters contained in any such documents.

     (c) The Warrant Agent is not bound to recognize any Person as the holder of any Warrant or to take any action at his request unless such Warrant is deposited with the Warrant Agent or evidence satisfactory to the Warrant Agent of the ownership of such Warrant is furnished to the Warrant Agent.

     (d) No provision of this agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 6.10  Successors.  All the covenants and provisions of this
                   ----------
agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 6.11  Notices and demands to Company and Warrant Agent.  Any notice
                   ------------------------------------------------
or demand authorized by this agreement to be given or made by the Warrant Agent or by the bearer of any Warrant to or on the Company shall be sufficiently given or made if sent by mail first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                   Amerac Energy Corporation
                   1201 Louisiana, Suite 3350
                   Houston, TX 77002

Any notice or demand authorized by this agreement to be given or made by the bearer of any Warrant or by the Company to the Warrant Agent shall be sufficiently given or made if sent by mail first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                   Petroleum Financial Inc.
                   306 W. 7th Street, Suite 1025
                   Fort Worth, TX 76102

WARRANT AGREEMENT                      10

     Section 6.12  Applicable law.  The validity, interpretation, and
                   --------------
performance of this agreement and of the Warrants shall be governed by the law of the State of Texas.

     Section 6.13  Persons having rights under this agreement.  Nothing in this
                   ------------------------------------------
agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the bearers of the Warrants any right, remedy, or claim under or by reason of this agreement or of any covenant, condition, stipulation, promise, or agreement hereof, and all covenants, conditions, stipulations, promises, and agreements in this agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the bearers of the Warrants.

     Section 6.14  Examination of agreement.  A copy of this agreement shall be
                   ------------------------
available at all reasonable times at the corporate trust office of the Warrant Agent in the City of Fort Worth, State of Texas, for inspection by the bearer of any Warrant. The Warrant Agent may require any such bearer to submit his Warrant for inspection by it.

     Section 6.15  Effect of headings.  The Article and Section headings herein
                   ------------------
are for convenience only and are not part of this agreement and shall not affect the interpretation thereof.

     In witness whereof this agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

ATTEST:                                 AMERAC ENERGY CORPORATION


                                        By:
----------------------------------         -------------------------------------



ATTEST:                                 PETROLEUM FINANCIAL INC.



                                        By:
----------------------------------         -------------------------------------

WARRANT AGREEMENT                      11

                                   EXHIBIT 1

                               (Form of Warrant]

                                                    Warrant to Purchase_________
                                                    Shares of Common Stock

                           Amerac Energy Corporation

                        Warrant to Purchase Common Stock

                          Void After November 18, 1999

     This certifies that,___________________________________________________
hereinafter called the holder hereof, is entitled to purchase, at any time on or before November 18, 1999, ______ shares of Common Stock, par value $.05 per share, of Amerac Energy Corporation, a Delaware corporation, hereinafter called the Company, as such stock is constituted at the date of this warrant, at the Warrant Price of $.384 per share, but such number of shares and the Warrant Price per share may be adjusted from time to time upon the occurrence of certain events as provided in the Warrant Agreement hereinafter referred to, by surrendering this Warrant, with the subscription form on the reverse side hereof duly executed, at the office of the Warrant Agent, whose address will be supplied by Petroleum Financial Inc., and by paying in lawful money of the United States, the then current Warrant Price as to which this Warrant is exercised, but only subject to the conditions set forth herein and in the Warrant Resolution.

     Upon exercise of this Warrant, for only a portion of the full shares represented hereby, there shall be countersigned and issued to or upon the order of the holder hereof a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised.

     This Warrant may be exchanged either separately or in combination with one or more other countersigned Warrants for one or more new countersigned Warrants for the same aggregate number of shares of Common Stock represented by the Warrant or Warrants exchanged.

     No fractional shares will be issued upon the exercise of rights to purchase hereunder but a cash adjustment in respect thereof will be made by the Company as provided in the hereinafter referred to Warrant Agreement.

     This Warrant is issued under and in accordance with the Warrant Agreement dated as of __________________, 199__, between the Company and the Warrant Agent and is subject to the terms and provisions contained in such Warrant Agreement, to all of which terms and provisions the holder of this Warrant consents by acceptance hereof.

WARRANT AGREEMENT                      12

     This Warrant is issued subject to the condition, and every holder hereof by accepting the same agrees with every subsequent holder hereof and with the Company, that delivery hereof by any person in possession of the same, however such possession may have been acquired, if properly assigned in blank, or if properly assigned to a specified person, by delivery hereof to such person, shall vest title hereof and all rights hereunder in the transferee to the same extent and for all purposes as would delivery under like circumstances of any negotiable instrument; and that the Company may treat the record holder hereof for the time being, or when presented properly assigned to a specified person, the person to whom assigned, or, when presented properly assigned in blank, the bearer hereof, as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     This Warrant does not entitle any holder hereof to any of the rights of a stockholder of the Company.

     Dated as of                           , 1996.
                ---------------------------

                                        AMERAC ENERGY CORPORATION


                                        By:
                                           ------------------------------------


COUNTERSIGNED:

PETROLEUM FINANCIAL INC.
WARRANT AGENT



BY:
   ----------------------------------


Exercisable Only if Countersigned by the Warrant Agent.

WARRANT AGREEMENT                      13

                                  EXHIBIT VII

                         Attached to and made a part of
                  Exploitation Agreement between Amerac Energy
                    Corporation and Walter C. Wilson, et al.


                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement, dated as of __________________, 199__, (this "Agreement"), is by and among Amerac Energy Corporation, a Delaware corporation (the "Issuer"), and Messrs. _____________________________________
(collectively the "Holders" and individually a "Holder").

     WHEREAS, the Holders are this date accepting from the Issuer a warrant or warrants (the "Warrants") to purchase Common Stock, par value $.05 per share, of Amerac Energy Corporation ("Stock"), pursuant to a private offering in connection with the Holders' participation in that certain Exploitation Agreement dated effective as of January 1, 1997, between Issuer, the Holders, et al.;

     WHEREAS, the Stock would require a legend restricting the transferability, Issuer has agreed to duly execute and deliver this Agreement; and

     WHEREAS, as a condition to its acceptance of Warrants, each Holder is requiring Issuer to enter in this Agreement relating to the registration of shares of Stock which may be issued upon exercise of a Warrant, and Issuer has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Securities Subject

     (a)  Definitions.

     As used herein, the following terms have the indicated meanings, unless the context otherwise requires:

     "Act" means the Securities Act of 1933, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Registrable Securities" means the Stock issued upon exercise of any Warrant and any securities issued as a distribution with respect thereto or in exchange therefor, provided that such Stock or securities have not theretofore been registered under the Act.

     "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

     (b) Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (ii) it is distributed to the public pursuant to Rule 144 (or any similar or successor rule or provision then in force) under the Act, or (iii) it may be otherwise transferred without restriction under Rule 144(k) (or any similar successor rule or provision then in force.

2.   Shelf Registration

     (a) At any time after __________________, and before the date three (3) years after ____________________, one or more of Holders of Registrable Securities holding an aggregate of a majority of the Registrable Securities may request in writing that the Issuer file a "shelf" registration statement on an appropriate form pursuant to Rule 415 (or any successor provision that may be adopted by the Commission) under the Act covering the registration of all, or any portion in excess of 50%, of the Registrable Securities for the resale thereof pursuant to a plan of distribution described in such request (the "Shelf Registration"). Within five business days of receipt of such request, the Issuer shall give notice of such request to all of the remaining Holders of Registrable Securities of its receipt of such request from such Holder or Holders. Upon the written request of any such Holder delivered to the Issuer within 10 days after receipt from the Issuer of such notification (the "Determination Date"), the Issuer will use its best efforts to cause such of the Registrable Securities as may be requested by any such Holder (including the Holder or Holders of Registrable Securities giving the initial request to register hereunder) to be registered under the Act in accordance with the terms of this Section 2.

     (b) Issuer agrees to use its best efforts to file with the Commission within thirty (30) days of the Determination Date the Shelf Registration, have the Shelf Registration declared effective as soon as practicable after the filing thereof and to keep the Shelf Registration continuously effective until three years after the date of this Agreement or until there are no more Registrable Securities, whichever shall occur first. Issuer further agrees to supplement or amend the Shelf Registration, (i) if required by the Act or (ii) to update information with respect to the Holders or the plan of distribution if requested by the Holders of a majority of the Registrable Securities, and Issuer agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being filed with the Commission. Issuer will make available to its securityholders (i) as soon as reasonably practicable, from time to time, for three years, statements of operations covering each successive three-month period, commencing on the first day of the fiscal quarter next succeeding the effective date of such Shelf Registration and (ii) as soon as reasonably practicable after twelve (12) months have elapsed from such date, a statement of operations covering a period of twelve (12) months, which earnings statements shall satisfy the provisions of Section 11(a) of the Act.

     (c) The Holders of a majority of the Registrable Securities, in their sole discretion, shall determine whether to proceed with, withdraw from or terminate the Shelf

Registration. If the Shelf Registration is withdrawn or terminated pursuant to the foregoing clause and the Holders pay all Registration Expenses (as defined below) incurred by Issuer in connection with the terminated or withdrawn registration statement, such registration statement shall not constitute the Shelf Registration pursuant to this Section 2.

3.   Piggy-Back Registration

     (a) If, at any time beginning on the date hereof and ending three (3) years after such date, the Issuer proposes to file a registration statement under the Act with respect to any offering of any securities of Issuer (other than a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or an offering of securities solely to Issuer's existing securityholders), then Issuer shall in each such case give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than ten
(10) days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities for sale pursuant to the plan of distribution for such offering as each such Holder may request.

     (b) Issuer shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of Issuer or of any other selling securityholders included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering determines that because of the size of the offering which the Holders of such Registrable Securities, the Issuer, and such other persons intend to make, the success of the offering of the Issuer's securities could reasonably be expected to be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then the managing underwriters shall provide written notice of such determination to the Holders of the Registrable Securities, and the amount of securities to be offered for the accounts of Holders shall be reduced pro rata among the Holders to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that if securities are being offered for the account of other persons or entities other than Issuer, then the proportion by which the amount of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered by such other persons or entities other than Issuer is reduced. Issuer will bear all Registration Expenses in connection with a piggy-back registration.

     (c) As a condition to a Holder's participation in any underwriting with respect to Issuer pursuant to this Section 3, the Holder shall be required to enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required by the underwriters in order to include the Registrable Securities for sale pursuant to such underwritten offering.

4.   Holdback Agreements

     (a) Restrictions on Public Sale Holder of Registrable Securities. To the extent not inconsistent with applicable law, each Holder whose securities are included in a registration statement pursuant to Section 3 agrees not to effect any public sale or distribution of the issue being registered or a similar security of Issuer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Act, during the fourteen (14) days prior to, and during the ninety-day period beginning on, the effective date of such registration statement (except, in each case, as part of such registration), if and to the extent requested by the managing underwriter or underwriters.

     (b) Postponement of Sale under Shelf Registration Statement. Each Holder agrees not to effect any public sale or distribution pursuant to any Shelf Registration pursuant to this Agreement at any time that Issuer shall have advised the Holders in writing that the sale by such Holders pursuant to such Shelf Registration could reasonably be expected to (i) adversely affect, or require the premature disclosure of any proposed acquisition, disposition or other transaction involving Issuer or (ii) materially and adversely affect any proposed underwritten public offering of Stock if the managing underwriter thereof shall have advised the Holders that any such sales could reasonably be expected to jeopardize the success of the offering; provided, however, in each such case Issuer may not restrict any such sales unless at least five (5) days prior written notice is provided to each Holder and provided further Issuer may not restrict sales by Holders (x) for a total of more than ninety (90) days during any one-year period or (y) for more than sixty (60) consecutive days after the date of the prospectus for any such underwritten public offering.

5.   Registration Procedures

     Whenever Registrable Securities are required to be registered pursuant to
Section 3 hereof, Issuer will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request and with the Shelf Registration, Issuer will, as expeditiously as possible:

     (a) (i) prior to filing a registration statement or prospectus or any amendments or supplements thereto, furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) as soon as reasonably possible, furnish to each Selling Holder, prior to filing a registration statement, copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder, and
(iii) after the filing of the registration statement, promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

     (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for (i) a period of not less than three (3) years in the case of a registration statement on Forms S-1 or S-2, or (ii) an indefinite period in the case of a registration statement on Form S-3 (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the 25-day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act applicable to it with regard to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

     (c) if requested by the managing underwriter or underwriters or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such holder, as the case may be, reasonably requested to be included therein, including, without limitation, information with respect to the number of Registrable Securities being sold by such holder to an underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

     (d) enter into such customary agreements (including an underwritten agreement in customary form with provisions as may be reasonably required by the managing underwriter retained by the holder of Registrable Securities) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the managing underwriter or underwriters retained by holders participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities in each case to the same extent as if all the securities then being offered were for the account of the Company;

     (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b), (ii) subject itself to taxation or qualification in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

     (f) notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

     (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

     (h) make available for inspection on a confidential basis by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Issuer and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Issuer's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

     (i) in the event such sale is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from Issuer's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Selling Holders of a majority in aggregate principal amount or number of shares, as the case may be, of the Registrable Securities being sold or the managing underwriter reasonably request and an opinion of outside counsel to Issuer covering such matters as are customarily covered by such opinions;

     (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act; and

     (k) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Stock of Issuer is then listed.

     Issuer may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to Issuer such information regarding the distribution of such Registrable Securities as Issuer may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration.

     Each Selling Holder agrees that, upon receipt of any notice from Issuer of the happening of any event of the kind described in Section 5(c) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(c) hereof, and, if so directed by Issuer, such Selling Holder will deliver to Issuer (at Issuer's expense) all copies, other than permanent file copies, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Issuer shall give any such notice, Issuer shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2(b) hereof) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(c) hereof to and including the date when each Selling Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(c) hereof.

6.   Registration Expenses

     All expenses incident to Issuer's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchanges and fees and disbursements of counsel for Issuer and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if Issuer elects to obtain such insurance) and the reasonable fees and expenses of any special experts retained by Issuer in connection with such registration, fees and expenses of other persons retained by Issuer (all such expenses being herein called "Registration Expenses"), will be borne by Issuer. Registration Expenses shall not include the fees and expenses of any counsel for the Holders, any underwriting discounts, commissions, or similar charges attributable to the sale of Registrable Securities or any other expenses of the Holders, all of which shall be paid by the Holders.

7.   Indemnification; Contribution

     (a) Indemnification by Issuer. Issuer agrees to indemnify and hold harmless each Selling Holder, its officers, directors, partners and agents and each person, if any, who controls such Selling Holder within the meaning of
Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable costs of investigation) whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Issuer by such Selling Holder or on such

Selling Holder's behalf expressly for use therein. Issuer also agrees to indemnify any underwriters of the Registrable Securities, their officers, partners and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7 or such other indemnification customarily obtained by underwriters at the time of offering.

     (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Selling Holder (or its officers, directors, partners or agents) or any person controlling any such Selling Holder in respect of which indemnity may be sought from Issuer, Issuer shall, at its expense, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Selling Holder. Such Selling Holder or any controlling person of such Selling Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Holder or such controlling person unless (i) Issuer has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Selling Holder or such controlling person and Issuer, and such Selling Holder or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to such Selling Holder or such controlling person which are different from or additional to those available to Issuer (in which case, if such Selling Holder or such controlling person notifies Issuer in writing that it elects to employ separate counsel at the expense of Issuer, Issuer shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Holder or such controlling person; it being understood, however, that Issuer shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all the Selling Holders and such controlling persons, which firm shall be designated in writing by a majority of the Selling Holders). Issuer shall not be liable for any settlement of any such action or proceeding effected without Issuer's written consent, but if settled with its written consent, or if there be a final judgment no longer subject to appeal for the plaintiff in any such action or proceeding, Issuer agrees to indemnify and hold harmless such Selling Holder and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     (c) Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless Issuer, its directors and officers and each person, if any, who controls Issuer within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, to the same extent as the foregoing indemnity from Issuer to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against Issuer or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to Issuer, and Issuer or its directors or officers or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Issuer provided in this Section 7.

     (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to Issuer, the Selling Holders or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) as between Issuer and the Selling Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by Issuer and the Selling Holders on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Issuer and the Selling Holders on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) as between Issuer, on the one hand, and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of Issuer and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by Issuer and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Issuer and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Issuer and the Selling Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Issuer and the Selling Holders or by the underwriters. The relative fault of Issuer on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligation to contribute is several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering, and not joint.

     (e) Limitation of Liability. In no event shall any Selling Holder be liable under this Section 7 or otherwise in respect of any offering for amounts in excess of the net proceeds received by such Selling Holder from the sale of Registrable Securities in such offering.

8.   Participation in Underwritten Registrations

     No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

9.   Rule 144

     Issuer covenants that it will file any reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended, and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to (i) maintain its eligibility to use Form S-3 under the Act to register the Registrable Securities and (ii) enable Holders to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

10.  Transfer of Registration Rights

     The registration rights provided to the Holders of the Registrable Securities under Sections 2 and 3 hereof may be transferred in whole or in part to any other person in connection with a transfer of a Warrant that complies with the Act and any applicable state securities or blue sky laws. Any such transferee who is also a transferee of the registration rights provided under Sections 2 and 3 hereof shall be a Holder of Registrable Securities within the meaning of this Agreement and shall have the rights as such hereunder.

11.  Miscellaneous

     (a) Binding Effect. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, transferees, successors and assigns.

     (b) Amendment. This Agreement may be amended or terminated only by a written instrument signed by Issuer and the holders of a majority of the Registrable Securities.

     (c) Applicable Law. The internal laws of the State of Texas shall govern the interpretation, validity and performance of the terms of this Agreement.

     (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when received if sent by registered or certified mail, return receipt requested, or by facsimile transmission to the parties at the following addresses (or at such other address as a party may specify by like notice):

               (i)  If to Holders:
                    -------------

                    ----------------------------

                    ----------------------------

                    ----------------------------

                    Telephone No.:

                    Facsimile No.:

               (ii) If to Amerac Energy Corporation:
                    -------------------------------

                    Amerac Energy Corporation
                    1201 Louisiana, Suite 3350
                    Houston, Texas 77002-5630
                    Attention:  Mr. Jeffrey B. Robinson
                    Telephone No.:  (713) 308-5250
                    Facsimile No.:  (713) 308-5285

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

     (f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                ISSUER:
                                -------

                                AMERAC ENERGY CORPORATION


                                By:
                                   ---------------------------------------------
                                   Jeffrey B. Robinson
                                   President and Chief Executive Officer


                                HOLDERS:
                                --------

                                ------------------------------------------------

                                ------------------------------------------------

                                ------------------------------------------------

                                 EXHIBIT VIII
                                 ------------

                        Attached to and made a part of
                 Exploitation Agreement between Amerac Energy
                   Corporation and Walter C. Wilson, et al.


                        ACCREDITED INVESTOR CERTIFICATE
                        -------------------------------


     The undersigned hereby certifies that he is an Accredited Investor as that term is defined in Rule 501(a) adopted pursuant to the Securities Act of 1933, as amended (the "Act"). The specific category(s) of Accredited Investor applicable to the undersigned is checked below.

_____________  a.  A natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

_____________  b.  A natural person who had an individual income in excess of $200,000 in 1994 and 1995 or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in 1996.

_____________  c.  A bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in
               Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____________  d.  A private business development company as defined in
               Section 202(a)(22) of the Investment Advisers Act of 1940.

_____________  e.  An organization described in Section 501(c)(3) of the
               Internal Revenue Code of 1986, as amended, with total assets in excess of $5,000,000.

_____________  f. An entity in which all of the equity owners are accredited investors under paragraphs (a), (b), (c), (d) or (e) above.

     IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Certificate this ______ day of _____________, 199__.


                                             ___________________________________
                                             Signature



                                             ___________________________________
                                             Printed Name



                                             ___________________________________
                                             Number and Street



                                             ___________________________________
                                             City, State and Zip
Mailing Address
(if different)


                                             ___________________________________
Number and Street                            Subscriber's Social Security Number
                                             or Tax Identification Number


_______________________________
City, State and Zip

                                             ___________________________________
                                             Signature of Co-owner if
                                             applicable

If joint ownership, check one (all parties must sign above)

( )  Joint Tenants with                ( )  Tenants in Common
     Right of Survivorship

( )  Community Property

If fiduciary, partnership, or corporation, or other entity, check one:

( )  Trust          ( )  Estate        ( )  Power of Attorney

( )  Corporation    ( )  Partnership

                                  EXHIBIT IX

                  Attached to and made a part of Exploitation
                  Agreement between Amerac Energy Corporation
                          and Walter C. Wilson, et al.


                          ASSIGNMENT AND BILL OF SALE
                          ---------------------------


          THIS ASSIGNMENT AND BILL OF SALE ("Assignment") is executed on this ____ day of __________________, 199_, and is from ______________________________
______________________________________________________ ("Assignor"), to AMERAC
ENERGY CORPORATION, a Delaware corporation having as its address 1201 Louisiana, Suite 3350, Houston, Texas 77002-5609 ("Assignee").

                                       I.
                         GRANTING AND HABENDUM CLAUSES

          For ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor has granted, transferred, bargained, sold, conveyed, and assigned, and does hereby grant, transfer, bargain, sell, convey, and assign to Assignee, effective for all purposes as of ______________, 199__, at 7:00 a.m., Central [Standard] [Daylight] Time (the "Effective Time"), the following properties and assets (collectively, the "Program Interests"):

          (a) the undivided oil and gas leasehold interests, and the associated net revenue interests, in each case set forth in Exhibit A attached hereto in and to the oil and gas leases also described more particularly on the attached Exhibit A (collectively, the "Leases"), together with any and all other rights, titles, and interests of Assignor in and to (i) the Leases and the leasehold estates created thereby as to all depths, subject to the terms, conditions, covenants, and obligations set forth in the Leases, and
     (ii) the lands covered by the Leases or included in units with which the Leases may have been pooled or unitized (the "Lands"), including in each case, without limitation, fee interests, royalty interests, overriding royalty interests, production payments, net profits interests, carried interests, reversionary interests, possibilities of reverter, conversion rights and options, and all other interests of any kind or character;

          (b) all of the rights, titles, and interests of Assignor in and to all oil and gas wells located on the Leases and the Lands or on other leases or lands with which the Leases and/or the Lands may have been pooled or unitized (collectively, the "Wells"), and all oil, gas, and other hydrocarbons produced therefrom or allocated thereto (the Leases, the Lands, and the Wells being collectively referred to hereinafter as the "Properties");

          (c) all of the rights, titles, and interests of Assignor in and to all other rights, privileges, benefits, and powers conferred upon the owner of an interest in the Properties, and all rights and interests in, under, or derived from all unitization and pooling agreements in effect with respect to the Properties and the units created thereby which accrue or are attributable to the interests of Assignor in the Properties;

          (d) all of the rights, titles, and interests of Assignor in and to all of the permits; licenses; servitudes; easements; rights-of-way; orders; farm-in and farm-out agreements; bottom hole agreements; crude oil, condensate, and natural gas purchase and sale, gathering, transportation, and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling agreements; unitization agreements; processing agreements; saltwater disposal agreements; options; building leases; facilities or equipment leases; and other contracts, agreements, and rights owned by Assignor, in whole or in part, to the extent that they are (i) appurtenant to or affect the Properties or (ii) used or held for use in connection with the ownership or operation of the Properties or the production or treatment of oil, gas, and other hydrocarbons on or produced from the Properties, or the sale or disposal of water, oil, gas, and other hydrocarbons, or associated substances ("Property Agreements");

          (e) all of the rights, titles, and interests of Assignor in and to all equipment, machinery, fixtures, and other real, personal, and mixed property located on the Properties, to the extent used in connection with or attributable to the Properties, including, without limitation, saltwater disposal wells, injection wells, well equipment, casing, rods, tanks, boilers, tubing, pumps, motors, machinery, compression equipment, flow lines, pipelines, and other improvements used in the operation thereof ("Personal Property"); and

          (f) all of the rights, titles, and interests of Assignor in and to all of the files, records, information, and data, whether written or electronically stored, relating to the interests of Assignor in the Properties, including, without limitation: (i) land and title records (including abstracts of title, title opinions, and title curative documents); (ii) contract files; (iii) correspondence; (iv) operations, environmental, production, and accounting records; (v) facility and well records; and (vi) geological, geophysical, and other scientific and technical information logs, workmaps, and other data relating to the Properties, including, without limitation, all such data and information acquired by Assignor as the result of "Evaluation Work" (as that term is defined in the "Exploitation Agreement" described below in Section 3.1) performed by Assignee on the Properties ("Records").

          TO HAVE AND TO HOLD, subject to the terms, exceptions and other provisions herein stated, the Program Interests unto Assignee and its successors and assigns forever.

                                      II.
                            WARRANTIES; DISCLAIMERS

     2.1  Limited Warranty; Subrogation.  Assignor agrees to warrant and forever
          -----------------------------
defend title to the Program Interests unto Assignee and its successors and assigns, but subject to the documents identified below in Article III of this Assignment and operator's liens under joint operating or similar agreements and liens securing obligations that are not yet due, against the claims and demands of all persons claiming, or to claim the same, or any part thereof, by, through, or under Assignor, but not otherwise, so that the Program Interests so warranted shall entitle Assignee and its successors and assigns to receive not less than the share of production from each Well equal to the "Net Revenue Interest" set forth for such Well on Exhibit A hereto, and shall obligate Assignee and its successors and assigns to bear not more than the share of the costs and expenses of operating each Well equal to the "Working Interest" set forth for such Well on such Exhibit A. Except as provided in the immediately preceding sentence of this Section 2.1, this Assignment is made without warranty of title, expressed, implied, or statutory, and without recourse, even as to the return of the purchase price or other consideration, but with full substitution and subrogation of Assignee, and all persons claiming by, through, and under Assignee, to the extent assignable, in and to all covenants and warranties of Assignor's predecessors in title and with full subrogation of all rights accruing under the statutes of limitation or prescription applicable to the Program Interests and all rights of action of warranty against all former owners of the Program Interests.

     2.2  Further Disclaimers.  Assignor and Assignee agree that to the extent
          -------------------
required by applicable law to be operative, the disclaimers of certain warranties contained in this Section 2.2 are "conspicuous" disclaimers for the purposes of any applicable law, rule, or order. EXCEPT AS OTHERWISE PROVIDED FOR HEREIN, ASSIGNEE SPECIFICALLY AGREES THAT ASSIGNOR IS CONVEYING THE PERSONAL PROPERTY WITHOUT REPRESENTATION OR WARRANTY, EITHER EXPRESSED, IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH ASSIGNOR HEREBY DISCLAIMS), RELATING TO (i) MERCHANTABILITY, DESIGN, OR QUALITY, (ii) FITNESS FOR ANY PARTICULAR PURPOSE, (iii) COMPLIANCE WITH SPECIFICATIONS OR CONDITIONS REGARDING OPERATION, (iv) ABSENCE OF LATENT DEFECTS, OR (v) ANY OTHER MATTER WHATSOEVER.

                                     III.
                             GOVERNING AGREEMENTS

     This Assignment is expressly made subject to the terms, provisions, exceptions, and reservations contained in (a) the Leases, (b) that certain Exploitation Agreement dated effective as of January 1, 1997, between Amerac Energy Corporataion and Walter C. Wilson, et al. (the "Exploitation Agreement"),
(c) that certain Operating Agreement dated effective as of January 1, 1997, between Assignee as Operator, and Assignor, et al., as Non-Operators (the "Operating Agreement"), and (d) the Property Agreement(s) identified on the attached Exhibit A. The delivery of this Assignment shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, conditions, indemnities, terms, or provisions of the Exploitation Agreement and the Operating Agreement, and all of the representations, warranties, covenants, conditions, indemnities, terms, and provisions contained in the Exploitation Agreement and Operating Agreement shall survive the delivery of this Assignment to the extent, and in the manner, set forth in the Exploitation Agreement. In the event of a conflict between the terms and provisions of this Assignment and the terms and provisions of the Exploitation Agreement or the Operating Agreement, the terms and provisions of the Exploitation Agreement or the Operating Agreement, as applicable, shall govern and control; provided, however, that the inclusion in this Assignment of terms and provisions not addressed in the Exploitation Agreement or the Operating Agreement shall not be deemed a conflict, and all such additional provisions contained in this Assignment shall be given full force and effect, subject to the provisions of this Article III.

                                      IV.
                     ALLOCATIONS OF PRODUCTION, REVENUES,
                     AND COSTS; ASSUMPTION OF OBLIGATIONS

     Subject to the provisions of this Assignment, Assignor shall remain entitled to all of the rights of ownership (including, without limitation, the right to all production, proceeds of production, and other proceeds), and shall remain subject to the duties and obligations of such ownership, in each case attributable to the Program Interests for the period of time prior to the Effective Time. Subject to the provisions hereof, Assignee shall be entitled to all of the rights of ownership (including, without limitation, the right to all production, proceeds of production, and other proceeds), and shall be subject to all of the duties and obligations of ownership associated with the Program Interests that accrue or arise from and after the Effective Time. Consequently, all expenses and costs attributable to the operation of the Program Interests, as well as all amounts payable as royalty on production from or allocable to the Program Interests and all other amounts payable in connection with lease maintenance or otherwise under the terms of the Leases and attributable to the Program Interests, in each case that are: (i) incurred with respect to operations conducted or production prior to the Effective Time shall be paid by or allocated to Assignor; and (ii) incurred with respect to operations conducted or production after the Effective Time shall be paid by or allocated to Assignee. All hydrocarbons produced from or allocable to the Program Interests and located in tanks or other storage facilities located upstream from the delivery points to the relevant purchasers of production as of the Effective Time shall belong to Assignor, and all hydrocarbons produced from or allocable to the Program Interests placed in tanks or other storage facilities after the Effective Time shall belong to Assignee.

                                       V.
                               ACCOUNTING; TAXES

     5.1  Mechanics of Accounting.  As soon as is reasonably practicable after
          -----------------------
the date hereof, but in no event more than sixty (60) days thereafter, Assignor and Assignee shall enter into an accounting for the purpose of bringing into balance, in accordance with Article IV above, the amount of the proceeds from the sale of production from or attributable to the Program Interests received, and the amount of the costs and expenses attributable to the Program

Interests incurred and paid, in each case during the period from the Effective Time through the date hereof. No later than thirty (30) days after the completion of such accounting, Assignor and Assignee shall each pay to the other such amounts as are necessary to accomplish the purposes of such accounting.

     5.2  Further Assurances.  Following the date of this Assignment, Assignor
          ------------------
and Assignee agree to execute such division orders, transfer orders, letters in lieu of transfer orders, and other documentation as may be required by the purchasers of hydrocarbons produced from the Program Interests to cause future distributions of the proceeds from the sale of such production to be made to Assignee in accordance with the provisions of this Assignment, and otherwise shall execute, acknowledge, and deliver such further instruments, and take such other actions, as may be reasonably requested by one of such parties in order more effectively to assure to such parties all of the respective properties, rights, titles, interests, and estates intended to be assigned and delivered pursuant to this Assignment. If, after the date hereof, either Assignor or Assignee receives monies belonging to the other party, such amounts shall immediately be paid over to the proper party. If an invoice or other evidence of an obligation is received by either Assignor or Assignee, and such invoice represents either an obligation of the other party or an obligation of both Assignor and Assignee, then Assignor and Assignee shall consult and cooperate with each other to the end that such invoice is paid in a timely manner by the proper party or parties. No later than ten (10) days following the date of this Assignment, Assignee shall deliver to Assignor the Records, including all photocopies or reproductions thereof.

     5.3  Taxes.  Assignor shall assume responsibility for, and shall bear and
          -----
pay, all federal income taxes, state income taxes, and other similar taxes (including any applicable interest or penalties) incurred or imposed with respect to the transactions described in this Assignment. Assignee shall assume responsibility for, and shall bear and pay, all state sales and use taxes (including any applicable interest or penalties) incurred or imposed with respect to the transactions described in this Assignment. Assignor shall assume responsibility for, and shall bear and pay, all ad valorem, property, severance, production, excise, and similar taxes and assessments based upon or measured by the ownership of the Program Interests, the production of hydrocarbons, or the receipt of proceeds therefrom, but exclusive of income taxes (including any applicable penalties and interest), assessed against the Program Interests by any taxing authority for any period prior to the Effective Time, and Assignee shall be responsible for, and shall bear and pay, all such taxes and assessments assessed against the Program Interests by any taxing authority for any period that begins on or after the Effective Time.

                                      VI.
                                 MISCELLANEOUS

     6.1  Successors and Assigns.  The provisions of this Assignment shall be
          ----------------------
covenants running with the land, and this Assignment shall bind and inure to the benefit of Assignor and Assignees and their respective successors and assigns.

     6.2  Notices.  All notices and communications required or permitted to be
          -------
given hereunder shall be in writing and shall be delivered in accordance with the provisions of Section

10.3 of the Exploitation Agreement, the terms and provisions of which are expressly incorporated into this Assignment by this reference for all purposes.

     6.3  GOVERNING LAW.  THIS ASSIGNMENT AND THE LEGAL RELATIONS BETWEEN
          -------------
ASSIGNOR AND ASSIGNEE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

     6.4  Exhibits.  All exhibits attached hereto are hereby made a part hereof
          --------
and incorporated herein by this reference. References in such exhibits to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in such exhibits are to the appropriate records of the county in which the relevant Property is located.

     6.5  Captions.  The captions and article and section numbers in this
          --------
Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

     6.6  Counterparts.  This Assignment may be executed in one or more
          ------------
originals, but all of which together shall constitute one and the same instrument.

     EXECUTED as of the date first above written, but effective as of the Effective Time.

                               ASSIGNOR:
                               --------

                               -------------------------------------------------


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------

                               ASSIGNEE:
                               --------


                               AMERAC ENERGY CORPORATION


                               By:
                                  ----------------------------------------------
                                  Jeffrey B. Robinson
                                  President and
                                  Chief Executive Officer

THE STATE OF __________   (S)
                          (S)
COUNTY OF _____________   (S)

          BEFORE ME, the undersigned authority, on this day personally appeared ________________________________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of ____________, 199__.

                               -------------------------------------------------
                               NOTARY PUBLIC in and for
                               STATE OF
My Commission Expires:                 -----------------------------------------


---------------------------    -------------------------------------------------
                               (Printed Name of Notary Public)



THE STATE OF TEXAS        (S)
                          (S)
COUNTY OF HARRIS          (S)

         BEFORE ME, the undersigned authority, on this day personally appeared Jeffrey B. Robinson, President and Chief Executive Officer of AMERAC ENERGY CORPORATION, a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act of such corporation, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of ____________, 199__.


                               -----------------------------------------------
                               NOTARY PUBLIC in and for
                               STATE OF TEXAS
My Commission Expires:


---------------------------    -------------------------------------------------
                               (Printed Name of Notary Public)